As filed with the U.S. Securities and Exchange Commission on November 26, 2018

SEC File No. 333-___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Thunder Energies Corporation
(Exact name of registrant as specified in its charter)

Florida	3559	45-1967797
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1444 Rainville Road, Tarpon Springs, FL 34689; Tel.: (727) 940-3944

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Clifford J. Hunt, Esquire

8200 Seminole Boulevard, Seminole, Florida 33772; Tel.: (727) 471-0444

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Clifford J. Hunt, Esquire

Law Office of Clifford J. Hunt, P.A.

8200 Seminole Boulevard

Seminole, FL 33772

(727) 471-0444

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration fee (4)

Common Stock par value $0.001 per share	15,898,285	$0.0117	$186,009	$22.54

_______________

(1)

Represents shares of common stock offered for resale by GHS Investments, LLC, a Nevada limited liability company (“GHSI”), which shares are issuable by the registrant pursuant to the Equity Financing Agreement, dated November 8, 2018 (the “Financing Agreement”), between the registrant and GHSI. The Financing Agreement provides for a commitment amount of up to $3,000,000 over a twenty-four month period after the registrant’s registration statement is declared effective. The maximum dollar amount of each Put will not exceed two and a half (2.5x) times the average daily trading dollar volume for the Company’s Common Stock during the ten (10) trading days preceding the Put Date. No Put will be made in an amount greater than two hundred thousand dollars ($200,000). Puts are further limited to the Investor owning no more than 9.99% of the outstanding stock of the Company at any given time. The price of the Put shall be eighty percent (80%) of the “Market Price”, which is the lowest traded price for the Company’s Common Stock for ten (10) consecutive trading days preceding the Put Date. There will be a minimum of ten (10) trading days between a Put Notice Date and the Closing of a preceding Put.

(2)

This offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act with respect to the shares of common stock registered hereunder, based upon the price of 0.0117 per share, which was the average of the high and low prices for the Company’s common stock on November 23, 2018, as reported on the OTC Market Group, Inc.’s OTCQB tier.

(3)	Estimated pursuant to Rule 457(a) of the Securities Act of 1933, as amended (the “Securities Act”) solely for purposes of calculating the registration fee.

(4)	Computed in accordance with Section 6(b) of the Securities Act as in effect on November 1, 2018.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE AND THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SUBJECT TO COMPLETION, DATED November ___, 2018

PRELIMINARY PROSPECTUS

15,898,285 SHARES OF COMMON STOCK

THUNDER ENERGIES CORPORATION

This Prospectus (this “Prospectus”) relates to the offer and sale of up to 15,898,285 shares of common stock, par value $0.001 of Thunder Energies Corporation, a Florida corporation, by GHS Investments, LLC, a Nevada limited liability company. We are registering the resale of up to 15,898,285 shares of common stock issuable under the Financing Agreement, dated November 8, 2018, between us and GHSI, as more fully described in this Prospectus. The resale of such shares by GHSI pursuant to this Prospectus is referred to as the “Offering.”

We are not selling any securities under this Prospectus and will not receive any of the proceeds from the sale of shares of common stock by the GHSI. We will, however, receive proceeds from our sale of our shares of common stock under the Financing Agreement to GHSI. The Financing Agreement provides for a commitment amount of up to $3,000,000 over a twenty-four month period after the registrant’s registration statement is declared effective. The maximum dollar amount of each Put will not exceed two and a half (2.5x) times the average daily trading dollar volume for the Company’s Common Stock during the ten (10) trading days preceding the Put Date. No Put will be made in an amount greater than two hundred thousand dollars ($200,000). Puts are further limited to the Investor owning no more than 9.99% of the outstanding stock of the Company at any given time. The price of the Put shall be eighty percent (80%) of the “Market Price”, which is the lowest traded price for the Company’s Common Stock for ten (10) consecutive trading days preceding the Put Date. There will be a minimum of ten (10) trading days between a Put Notice Date and the Closing of a preceding Put.

GHSI is deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. GHSI may sell the shares of common stock described in this Prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how GHSI may sell the shares of common stock being registered pursuant to this Prospectus.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution.”

Our common stock is currently quoted on the OTC Market Group, Inc.’s OTCQB tier under the symbol “TNRG.” On November 26, 2018, the last reported sale price of our common stock was $0.0120.

Our principal executive offices are located at 1444 Rainville Road, Tarpon Springs, Florida 34689.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November ___, 2018

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

We will receive no proceeds from the sale of the shares of common stock sold by GHSI. However, we will receive proceeds from our sale of our shares of common stock under the Financing Agreement to GHSI.

OTHER INFORMATION

We maintain our web site at www.thunderenergiess.com. Information on such web site is not considered a part of this prospectus. Unless specifically set forth to the contrary, when used in this prospectus the terms “Thunder Energies Corporation”, the “Company,” “we”, “us”, “our” and similar terms refer to Thunder Energies Corporation, a Florida corporation.

SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

Shares of common stock Offered pursuant to the Financing Agreement:	15,898,285 shares of the Company’s Common Stock.

Common stock to be outstanding before and after the offering:

93,585,153 shares before offering; and 109,483,438 shares, assuming all 15,898,285 shares are sold to GHSI under the Financing Agreement. If we sell less shares of common stock to GHSI under the Financing Agreement, we will have less common stock outstanding after the Offering.

Use of proceeds:

We will not receive any proceeds from the sale of the shares of common stock offered by GHSI. However, we will receive proceeds from our sale of our shares of common stock under the Financing Agreement to GHSI.

Offering Period:	From the date of this prospectus until Two Years, unless extended by the Company for an additional 90 days in its sole discretion.

OTCQB Trading Symbol:	TNRG

Risk Factors:

An investment in our securities involves a high degree of risk and could result in a loss of your entire investment. Further, the issuance to, or sale by, GHSI of a significant amount of shares being registered in this Registration Statement at any given time could cause the market price of our common stock to decline and to be highly volatile and we do not have the right to control the timing and amount of any sales by GHSI of such shares. Prior to making an investment decision, you should carefully consider all of the information in this Prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 6.

Past Transactions With GHS Investments, LLC.

We have not previously done any transactions with GHS Investments, LLC.

Capital Requirements

Analysis of our current business acquisition and operations cost indicate a reasonable requirement of US $1,000,000 or less. Based on market response to our products and services, it is management’s opinion that we may require additional funding.

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PROSPECTUS SUMMARY

About Us

Thunder Energies Corporation f/k/a Thunder Fusion Corporation and CCJ Acquisition Corp. (“we”, “us”, “our”, (“TEC” or the “Company”) was incorporated in the State of Florida on April 21, 2011. Since inception, which was April 21, 2011, the Company has been engaged in organizational efforts and obtaining initial financing. The Company was formed as a vehicle to pursue a business combination and had made no efforts to identify a possible business combination. The business purpose of the Company had been to seek the acquisition of or merger with, and existing company. The Company selected December 31 as its fiscal year end.

On July 25, 2013, Dr. Ruggero M. Santilli acquired from Company’s existing shareholders, a control block of stock in the Company consisting of two million nine hundred forty thousand (2,940,000) shares of restricted common stock of the Company, in a private equity transaction. As a result of this acquisition, Dr. Ruggero M. Santilli owned 98% of the issued and outstanding shares of common stock of the Company.

On August 10, 2013, the Company entered into an Asset Assignment Agreement (the “IBR Assignment Agreement”) with Institute For Basic Research, Inc., a Florida corporation (“IBR”) that also is beneficially controlled by our Chief Executive Officer, Dr. Ruggero M. Santilli. Pursuant to the IBR Assignment Agreement, IBR irrevocably assigned to the Company all rights, title, ownership and interests in all of IBR’s internet website domain name assets, owned and hereinafter acquired by IBR including, but not limited to, all physical and intangible assets and intellectual property related to the assets.

On August 11, 2013, Thunder Energies Corporation (the “Company”) entered into an Asset Assignment Agreement (the “Assignment Agreement”) with HyFuels, Inc., a Florida corporation (“HyFuels”) beneficially controlled by our Chief Executive Officer, Dr. Ruggero M. Santilli. Pursuant to the Assignment Agreement, HyFuels irrevocably assigned to the Company all physical assets, intangible assets, accounts receivable, intellectual property, accounting software, billing software, client lists, client prospects, trade secrets, proprietary property, the intellectual and physical property known as intermediate nuclear fusion without radiation, the physical property consisting of seven (7) Hadronic reactors, all copyrights, patents, patent applications, patent assignments, trademarks and anything having commercial or exchange value and the like.

Consideration for the assignment agreements consisted of one million (1,000,000) shares of our common stock that were issued to Dr. Ruggero M. Santilli, as designee for IBR and HyFuels. Company management determined the amount of consideration based upon ASC 845-10-S99 pertaining to transfer of non-monetary assets. According to ASC 845-10-S99, transfers of non-monetary assets to a company by its promoters or shareholders in exchange for stock prior to or at the time of the entity’s initial public offering should be recorded at the transferors’ historical cost basis determined under Generally Accepted Accounting Principles. As such, the cost basis carried on the books and records of HyFuels and IBR was minimal or essentially zero. Therefore, the accounting principles in ASC 845-10-S99 were followed and the Company recorded the intellectual and physical properties at its historical cost basis, which was at the historical cost basis of a nominal amount. In connection with the aforementioned assignment agreements, 1,000,000 shares of our common stock were transferred in exchange for the assets. The transfer was valued at one thousand dollars ($1,000.00), the value of the shares issued at par ($0.001) in exchange for the assets. This amount was determined by the Company to be de-minimus to the value received in the exchange and approximates the basis of those assets.

The Company has recorded the property and intangibles (7 reactors, intellectual property rights to develop the technology, and website) as an intangible asset. The valuation of the properties will be the par value of the stock received in exchange for the rights and assets. The Company’s filings will include a disclosure in the MD&A section and notes to the financial statement under the heading “Non-Monetary Transaction”. Management believes that the $1,000.00 valuation is reflective of the salvage value of the physical property, at a minimum. Our Company purchased internet website domain name assets owned by IBR and the intellectual and physical property known as intermediate nuclear fusion without radiation, the physical property consisting of seven (7) Hadronic reactors, all copyrights, patents, patent applications, patent assignments, trademarks and anything having commercial or exchange value owned by HyFuels as related to the reactors. None of the assets purchased had ever generated revenue for IBR or HyFuels. Although the Asset Assignment Agreements were more comprehensive in their description of “assets”, the aforementioned items were the only assets assigned to the Company.

Our Company purchased internet website domain name assets owned by IBR and the intellectual and physical property known as intermediate nuclear fusion without radiation, the physical property consisting of seven (7) Hadronic reactors, all copyrights, patents, patent applications, patent assignments, trademarks and anything having commercial or exchange value owned by HyFuels as related to the reactors. None of the assets purchased had ever generated revenue for IBR or HyFuels. Although the Asset Assignment Agreements were more comprehensive in their description of “assets”, the aforementioned items were the only assets assigned to the Company.

A further description of the assignors, IBR and HyFuels, follows. IBR is a Florida Corporation whose only business operations are the publication of an internet blog relating to scientific and academic matters. IBR does not generate revenue and has no expenses. Furthermore, IBR has never maintained a checking account. This status has been consistent over the last several years. Our Chief Executive Officer and Director, Dr. Ruggero M. Santilli is president and a director for IBR. IBR does not have any ownership interest in any of our securities.

HyFuels is a Florida corporation that utilized research and development funds to create the seven Hadronic reactors, but otherwise has no business operations since its inception. Its sole purpose is to serve as a patent holding company. Our Chief Executive Officer and Director, Dr. Ruggero M. Santilli is president and a director for HyFuels. HyFuels also does not have any ownership interest in any of our securities.

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Neither IBR nor HyFuels has made any effort to commercialize the assets for purposes of generating revenue. Both IBR and HyFuels continue to exist as Florida corporations separate and distinct from the Company. Though they are deemed “related” entities through a common officer and director with our Company, they remain otherwise “unaffiliated” with our Company.

IBR maintains its principal place of business at 90 East Winds Court, Palm Harbor, Florida 34689. HyFuels maintains its principal place of business at 35246 US Highway 19 North, #215, Palm Harbor, Florida 34684. There is no continuity of facilities with the Company.

Neither IBR nor HyFuels had an employee base, a distribution system, a sales force, a customer base, production techniques or trade names associated with the assets. Their ownership rights may arguably be referred to as operating rights but there were essentially no operations associated with the assets.

The only activities of the assignors involved the creation of the Internet website domain names and the creation of the seven Hadronic reactors and associated patents pending. These assets did not generate revenue prior to the assignment, so there is essentially no financial data to report regarding “revenue producing activity previously associated with the acquired assets”. Furthermore, there is no “sufficient continuity of operations with our Company so that disclosure of prior financial information regarding IBR or HyFuels is material to an understanding of future operations regarding our Company.

Description of Business, Principal Products, Services

Thunder Energies Corp. is a developer of new technologies that are being brought to market by three divisions: 1)Division of Nuclear Instruments (TEC-DNI) 2) Division of Optical Instruments (TEC-DOI);and 3) Division of Fuel Combustion (TEC--DFC). Each Division is protected by patent applications on which no royalties are due. Out of the three divisions, the Division of Nuclear Instruments and the Division of Optical Instruments have initiated sale of their products.

The Division of Nuclear Instruments is producing, selling and servicing new equipment producing on demand a flux of low energy neutrons synthesized from a hydrogen gas called Directional Neutron Source (DNS). This equipment is particularly suited to scan suitcases in airports for the detection of concealed nuclear materials such as Uranium 235. The equipment is also particularly suited to identify the existence and the concentration of precious metals in mining operations, for the test of large naval welds and other applications. One Directional neutron Source has been sold to a European customer and the company is now organizing its production and sale. The Company has filed research grant applications to the Defense Threat reduction Agency and DARPA for the completion of the available Directional neutron Source into a Nuclear Weapon detection Station. Funds expected from this filing are primarily intended to continue the development of this new neutron technology for the advancement of our national security; The Division of Optical Equipment is producing, selling and servicing a basically new telescope with concave lenses, known as the Santilli telescope, for the detection of images produced by antimatter light known as isodual light. In particular, TEC-DOE is producing, selling and servicing pairs of 70 mm, 100 mm, 150 mm and 200 mm Galileo and Santilli telescopes where the Galileo telescope is needed to focus images in the Santilli telescope. Besides new astrophysical detections, TEC pairs of Galileo and Santilli telescopes are useful for a comprehensive surveillance of civilian, industrial and military installations since they can identify images produced by all possible forms of light, the conventional light and the new isodual light. Three TEC Surveillance Stations are now operational, one in the USA and two in Europe.

Additionally, the business of Thunder Energies Corporation (“TEC”) is focused on the development of a new clean combustion of fossil fuels (oil, diesel, coal, etc.) with controlled minimal contaminants in the exhaust. Our business objective is achieved via new forms of processing fossil fuels, new additives to the combustion and the assistance of a high voltage electric discharges (patents pending) that burn combustible contaminants in fossil fuel exhaust while providing added on clean energy. The expected principal product, depending on funding, is a new type of furnace for the clean combustion of fossil fuel that will be available in various type and sizes and various type of energy application, from home heating to large plants for the clean production of electricity. The expected services are to be rendered by providing technical assistance to the market consisting of existing fossil fuel electric power plants for their decrease of pollutants in the exhaust and their verification of EPA regulations on the release of contaminants in the atmosphere. A prototype new furnace is expected to be available within one year following the availability of the necessary funds. As we are a development stage company, we have not yet generated any revenue from the assets that were recently assigned to and acquired by the Company, including the Hadronic reactors. The Hadronic reactors have been utilized to test and confirm the technology for ultimate inclusion in the new furnaces.

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Distribution Methods Of The Products and Services

For this first division TEC-DOE we have initiated advertisement via direct e-mail and public news releases. Initially, we anticipate marketing via large advertisements on the internet, such as via PRWeb and PRNewswire Releases. For the other two divisions we expect to market through contacts that we are able to generate, and via direct contacts of potential buyers of TEC new fossil fuel furnaces or TEC services for the improvement of existing fossil fuel burning plants.

Status of Any Publicly Announced New Product Or Service

Regarding the sale of telescopes, we have made several news releases and radio interviews. In addition we have presented all TEC technologies to investors’ conferences. For the other two divisions TEC-DNE and TEC-DFC the company contemplates no advertisement until the availability of production equipment. We have, however, published scientific papers on the new sciences underlying the Combustion and Nuclear Divisions. One Directional Neutron Source of the DNE has been manufactured, sold and serviced to a buyer from Europe. Pairs of the Galileo and Santilli telescopes have been manufactured, sold and serviced to customers in the U.S.A. and Europe.

Competitive Business Conditions And The Smaller Reporting Company’s Competitive Position In The Industry And Methods Of Competition

There are no known competitors for the new telescopes with concave lenses produced and sold by TEC-DOE. TEC new telescopes for the detection of isodual light are the only one in existence and no competition is known. There exist many types of furnaces for the combustion of fossil fuels but they are all based on conventional combustion of fossil fuels and then the removal of contaminants in the exhaust. By contrast, the main function of TEC furnaces is that of improving the combustion with consequential reduction of contaminants in the exhaust while increasing the energy output for the same fossil fuel. There is no known competition for the detection of fissionable material via a thermal neutron source under development by TEC-DNE. TEC Directional Neutron Source has no competition because it is the only available equipment producing on demand “low energy” neutrons in the needed direction and energy. Other commercially available sources produce neutrons at high energy, thus not being usable in civilian facilities as well as in all directions.

Sources And Availability Of Raw Materials And The Names Of Principal Suppliers

The Company has selected qualified manufacturers for the telescopes of TEC-DOE. All components for the new telescope are readily available on the open market. Suppliers are available for the other two technologies and will be selected following completion of their development. The raw material needed by the TEC furnaces is given by conventional fossil fuels all available in the U.S.A. by a large number of suppliers. All needed material have been purchased from the U. S. companies McMaster and/or Granger.

Dependence On One Or A Few Customers

There are many potential customers for the pair of telescopes produced by the TEC-DOE division. Our marketing analysis has identified the potential customers in all individuals and associations interested in sky watching. For the other two technologies, we have not yet performed market analysis. TEC has no need for such a dependence.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements Or Labor Contracts, Including Duration

Each of the above indicated three divisions has been the subject of a patent application as follows:

Title: “Method and Apparatus for Intermediate Controlled Fusion Processes”

U.S. serial no. 13/197836

Atty Docket no. TEC-0101

Inventor: Dr. Ruggero Maria Santilli

Title: “Novel Optical Instruments with Concave Lenses”

U.S. serial no. 62/144,268 (conf. no. 8850)

Atty Docket no. TEC-0102

Inventor: Dr. Ruggero Maria Santilli

Title: “Directional Production of Composite Particles”

U.S. serial no. 62/518,047

Atty Docket no. TEC-0103

Inventor: Dr. Ruggero Maria Santilli

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Trademarks are expected to be applied for depending on funding. No franchisee or license is expected during the first three years of operation. Labor contracts for employees are planned for implementation following legal assistance and decisions by our Board of Directors.

Need For Any Government Approval Of Principal Products Or Services

No governmental approval or permits are necessary for the telescopes. No governmental approval or permits is expected for the development of the new furnaces for the clean combustion of fossil fuels. Following their availability, the TEC furnaces will be subject to and must comply with applicable EPA requirements for permitted levels of contaminants in the exhaust. Regarding the neutron source, we need to further analyze the requirements

Effect Of Existing Or Probable Governmental Regulations On The Business

There are no governmental regulations affecting the sale of the telescope technology. Due to its novel conception, a principal objective of TEC furnaces is that of surpassing current EPA requirements for the contaminants in the combustion exhaust released in the atmosphere. We expect that the neutron source technology will be government regulated and we are in the process of analyzing and assessing the impact of such regulations on the business. TEC has filed research grant applications to DARPA, the Defense Threat Reduction Agency and the U. S. AIR FORCE for the completion of the available Directional Mention Source into a Nuclear Weapon Detection Station (NWDT,) under full Governmental control. No outcome of these grant applications is known at this time.

Estimate Of The Amount Of Money Spent During Each Of The Last Two Fiscal Years On Research And Development

Related entities have spent $200K and $100K in 2014 and 2015, respectively, for the development of the Directional Neutron Source and of the Santilli telescope. All funding for the development of our products to date has been derived from related entities, IBR and HyFuels, which are beneficially controlled by our Chief Executive Officer, Dr. Ruggero M. Santilli.

Costs and Effects Of Compliance With Environmental Laws

There are no environmental laws affecting the sale of pairs of telescopes as we simply assemble telescopes, cameras and proprietary concave lenses. We are unable to estimate the costs and effects of compliance with environmental laws prior to completion of a TEC prototype furnace.

Number Of Total Employees And Number Of Full-Time Employees

At this time, the Company has two full time employees and five persons working part time in various functions.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this Form S-1, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We are choosing to utilize the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act. This election allows our Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

We are a reporting company and file all reports required under sections 13 and 15d of the Exchange Act.

Most Recent Audited Financial Information

During the year ended December 31, 2017, we generated revenues of $194,481, incurred net loss of $628,641, and we have a cumulative deficit of $2,991,576 at December 31, 2017.

Use of Proceeds

We intend to use the proceeds from the Financing Agreement for general corporate purposes and working capital requirements.

We intend to raise additional capital through equity and debt financing as needed, though there cannot be any assurance that such funds will be available to us on acceptable terms, on an acceptable schedule, or at all.

Transfer Agent

The transfer agent for our common stock is Globex Transfer, LLC (“Globex”), located at 780 Deltona Blvd., Ste. 202, Deltona, Florida 32725. The transfer agent’s telephone number is (813) 344-4464.

Financing Transaction Related to the Offering

The Financing Agreement

On November 8, 2018 (the “Closing Date”), the Company entered into an Equity Financing Agreement (the “Financing Agreement”) with GHS Investments, LLC whereby, upon the terms and subject to the conditions thereof, GHSI may purchase up to $3,000,000 worth of the Company’s common stock. Commencing on the date on which a registration statement registering the Financing Shares (the “Registration Statement”) becomes effective, the Company may, in its sole discretion, provide GHSI with one or more requests that GHSI purchase our common stock.

The Financing Agreement provides for a commitment amount of up to $3,000,000 over a twenty-four month period after the registrant’s registration statement is declared effective. The maximum dollar amount of each Put will not exceed two and a half (2.5x) times the average daily trading dollar volume for the Company’s Common Stock during the ten (10) trading days preceding the Put Date. No Put will be made in an amount greater than two hundred thousand dollars ($200,000). Puts are further limited to the Investor owning no more than 9.99% of the outstanding stock of the Company at any given time. The price of the Put shall be eighty percent (80%) of the “Market Price”, which is the lowest traded price for the Company’s Common Stock for ten (10) consecutive trading days preceding the Put Date. There will be a minimum of ten (10) trading days between a Put Notice Date and the Closing of a preceding Put.

The Financing Agreement provides that the Closing of a Put shall occur upon the first Trading Day following the receipt and approval for trading (before 9:30am Eastern Standard Time) by Investor’s broker(s) of the Put Shares, whereby the Company shall have caused the Transfer Agent to electronically transmit, prior to the applicable Closing Date, the applicable Put Shares by crediting the account of the Investor’s broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system, and the Investor shall deliver the Investment Amount specified in the Put Notice by wire transfer of immediately available funds to an account designated by the Company (“Closing Date” or “Closing”). In addition, on or prior to such Closing Date, each of the Company and Investor shall deliver to each other all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

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RISK FACTORS

An investment in our Common Stock involves a significant degree of risk. You should not invest in our Common Stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our Common Stock.

Risks Related To the Company

(1) Our Auditor Has Expressed Substantial Doubt About Our Ability To Continue As A Going Concern.

These financial statements included with this registration statement have been prepared on a going concern basis. We have a working capital deficiency of ($748,650) as of September 30, 2017 and have an accumulated deficit of ($2,362,935) since inception as of December 31, 2016. We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and repay liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern. Management plans to continue to provide for its capital needs by the issuance of common stock and related party advances. Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

(2) Our access to credit markets may be limited, which may adversely impact our liquidity.

We may require additional capital from outside sources from time to time. Our ability to arrange financing, and the cost of such capital, is dependent on numerous factors, including:

•	credit availability from banks and other financial institutions;
•	investor confidence in us;
•	our levels of indebtedness;
•	competitive, legislative and regulatory matters;
•	cash flows; and,
•	provisions of tax and securities laws that may impact raising capital.

In addition, volatility in the capital markets may adversely affect our ability to access any available borrowing capacity under our revolving credit facility.

(3) Our profitability depends on the demand for the services we sell in the markets we serve.

Any sustained reduction in demand for our media services in markets we serve could result in a significant reduction in the volume of services that we sell, thereby adversely affecting our results of operations, cash flows and financial condition. Factors that could lead to a reduction in demand include:

•	an increase in the price of services including cost of labor;
•	higher taxes, including federal excise taxes or sales taxes or other governmental or regulatory actions that increase, directly or indirectly;
•	adverse economic conditions which result in lower spending by consumers and businesses on services we sell;
•	higher taxes or other governmental or regulatory actions that increase the cost of the services we provide;
•	a shift by consumers to more technologically advanced media providers; and,
•

decisions by our customers or suppliers to use alternate service providers for a portion or all of their needs, operate in different markets not served by us, reduce operations or cease operations entirely.

(4) Because of the limited nature of our operating history, our success depends on our ability to obtain new sources of business, which is dependent on factors beyond our control.

We have no control over the level of business available in our areas of operation. In addition, we have no control over business owners or their decisions, which are affected by, among other things, the availability and cost of capital, prevailing and projected prices, and demand for services, levels of reserves, and/or other governmental regulations.

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(5) Our establishment of new areas may not result in the anticipated revenue increases and is subject to unanticipated regulatory, political, legal and economic risks which could adversely affect our business.

One of the ways we intend to grow our business is through the establishment of new sales areas. The additions or modifications to our existing business and of new areas could involve a variety of regulatory, political and legal uncertainties beyond our control and may require the expenditure of significant amounts of capital. If we undertake such projects, they may not be completed on schedule or at the budgeted cost, or at all. Moreover, our revenue may not increase immediately upon the expenditure of funds on a particular project. For instance, if we expand into a new geographical area, the expansion may occur over an extended period of time and we will not receive any material increases in revenue until the project is completed. Moreover, we may construct or rent facilities to capture anticipated future growth in production in a region in which such growth does not materialize. To the extent we rely on estimates of future production in our decision to expand, such estimates may prove to be inaccurate because of numerous uncertainties inherent in estimating quantities of future production. As a result, new areas may not be able to attract enough demand to achieve our expected investment return which could adversely affect our results of operations, cash flows and financial condition.

(6) We may be unable to generate sufficient or positive cash flows from the sale of services to adequately support our financial or operational results.

Our marketing results depend upon our ability to generate sufficient or positive cash flows from our media productions, sales, advertising revenue and cost to provide our services. Our cash flows are affected by many factors beyond our control, including:

•	increases in operational or capital costs;
•	availability of funds from our operations and credit facilities to support marketing activities;
•	availability of counterparties willing to offer credit to us; and,

(7) We operate in a new business environment with new technology, and there can be no assurances that any market will develop for our new technology.

We are operating in a new business environment with prototype, proprietary machines for which there may not be a market for business. Uncertainty and possible adverse publicity may make us more susceptible to the loss of any customers that we are able to obtain for our products and services. All of these competitive pressures could have a material adverse effect on our business, results of operations and financial condition.

(8) Because our financial statements reflect results from inception, financial information in our current and future financial statements may not be comparable to prior periods.

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.

(9) We have low revenues and a limited operating history.

We are a company with limited revenues and a limited operating history and our auditor has expressed substantial doubt about our ability to continue as a going concern. Our record of limited revenues and a limited operating history pose specific risks that may adversely affect our business or an investment in our common stock. There can be no assurances that we will generate sufficient revenue from future operations to implement our business plan or otherwise allow management to continue to devote any time to our business operations. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our services, the level of our competition and our ability to attract and maintain key management and employees.

Our prospects are subject to the risks and expenses encountered by start-up companies, such as ours, in establishing an alternative energy business. Our limited operating history makes it difficult or impossible to predict future results of our operations. We may not establish a client base that will make us profitable, which might result in the loss of some or all of your investment in our common stock.

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You should consider our prospects in light of the risks and difficulties frequently encountered by early stage companies in the rapidly evolving consulting market. These risks include, but are not limited to, an unpredictable business environment, the difficulty of managing growth and the use of our business model among these risks. To address these risks, we must, among other things:

•	expand our customer base;
•	enhance our name recognition;
•	expand our product and service offerings;
•	successfully implement our business and marketing strategy;
•	provide superior customer service;
•	respond effectively to competitive and technological developments; and,
•	attract and retain qualified personnel.

(10) Adverse developments in our existing areas of operation could adversely impact our results of operations, cash flows and financial condition.

Our operations are focused on utilizing our sales efforts which are principally located in the Southeast region of the U.S. As a result, our results of operations, cash flows and financial condition depend upon the demand for our services in these regions. Due to our current lack of broad diversification in industry type and geographic location, or our existing areas of operation, could have a significantly greater impact on our results of operations, cash flows and financial condition than if our operations were more diversified.

(11) As a public company, we are subject to additional financial and other reporting and corporate governance requirements that may be difficult for us to satisfy will raise our costs and may divert resources and management attention from operating our business.

We currently file with the SEC annual and quarterly information and other reports that are specified in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and SEC regulations. Thus, we will need to ensure that we continue to have the ability to prepare, on a timely basis, financial statements that comply with SEC reporting requirements. We will also become subject to other reporting and corporate governance requirements, including the listing standards of any securities exchange upon which we may list our Common Stock, and the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the regulations promulgated thereunder, which impose significant compliance obligations upon us. As a public company, we will be required, among other things, to:

•	prepare and distribute reports and other stockholder communications in compliance with our obligations under the federal securities laws and the applicable national securities exchange listing rules;
•	define and expand the roles and the duties of our Board of Directors and its committees;
•	institute more comprehensive compliance, investor relations and internal audit functions;
•

evaluate and maintain our system of internal control over financial reporting, and report on management’s assessment thereof, in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and related rules and regulations of the SEC; and,

•	involve and retain outside legal counsel and accountants in connection with the activities listed above.

The adequacy of our internal control over financial reporting must be assessed by management for each year commencing with the year ending December 31, 2013. Our internal control over financial reporting may not currently meet the standards required by Section 404 of the Sarbanes-Oxley Act. We will incur additional costs in order to improve our internal control over financial reporting and comply with Section 404, including increased auditing and legal fees and costs associated with hiring additional accounting and administrative staff. Ultimately, our efforts may not be adequate to comply with the requirements of Section 404. If we are unable to implement and maintain adequate internal control over financial reporting or otherwise to comply with Section 404, we may be unable to report financial information on a timely basis, may suffer adverse regulatory consequences, may have violations of the applicable national securities exchange listing rules and may breach covenants under our credit facilities. There could also be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements.

The significant obligations related to being a public company will continue to require a significant commitment of additional resources and management oversight that will increase our costs and might place a strain on our systems and resources. As a result, our management’s attention might be diverted from other business concerns. In addition, we might not be successful in implementing and maintaining controls and procedures that comply with these requirements. If we fail to maintain an effective internal control environment or to comply with the numerous legal and regulatory requirements imposed on public companies, we could make material errors in, and be required to restate, our financial statements. Any such restatement could result in a loss of public confidence in the reliability of our financial statements and sanctions imposed on us by the SEC.

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(12) We are exposed to the creditworthiness and performance of our customers and transactional counterparties, and any material nonpayment or nonperformance by one or more of these parties could adversely affect our financial and operational results.

There can be no assurance we will have adequately assessed the creditworthiness of each of our future customers, suppliers or transactional counterparties or that there will not be a rapid or unanticipated deterioration in their creditworthiness, which may have an adverse impact on our financial condition and results of operations. Nor is there certainty that our counterparties will perform or adhere to existing or future contractual arrangements. We plan to be paid upfront for the services that we provide, however in order to garner business in the early stages, we may have to provide consulting services and then invoice the clients. In many cases there could be as much as 30-60 days before cash flow begins. In essence we are extending credit to our clients.

We manage our exposure to credit risk through credit analysis and credit monitoring procedures and policies, including credit support requirements for customers and counterparties to which we extend no or limited unsecured credit, such as letters of credit, prepayments, and guarantees. Additionally, we apply a risk/reward analysis on each client to insure that their projections and business assumptions are accurate, reasonable and provide a likelihood of success. However, these procedures and policies cannot fully eliminate counterparty credit risks, and to the extent our procedures and policies prove to be inadequate, our financial and operational results may be negatively impacted.

(13) We Are Dependent On The Services Of A Certain Key Employee. The Limited Experience In Operating A Public Company And The Loss Of His Services Could Harm Our Business.

Our success largely depends on the continuing services of our Chief Executive Officer and Chairman, Dr. Ruggero M. Santilli. Our continued success also depends on our ability to attract and retain qualified personnel. We believe that Dr. Santilli possesses valuable knowledge, experience and leadership abilities that would be difficult in the short term to replicate. The loss of him as a key employee could harm our operations, business plans and cash flows. Dr. Santilli has agreed to dedicate his services full time (approximately 40 hours per week) to the development of our business. This amount of time that Dr. Santilli is able to devote to the development of our business on a weekly basis may be insufficient to generate sufficient revenue to maintain our business as a going concern. Furthermore, management has limited experience in operating a public company.

Risks Related To This Offering

(14) There Is A Limited Public Market for Our Shares, and We Do Not Know If A More Robust Market Will Develop Due to the Limited Demand for Stocks In the Business Services We Offer.

Financings of these shares are at risk of no liquidity for their investment. Prior to this offering, there has been a limited trading market for our securities, and we do not know that a more robust trading market for the securities will develop. Due to the limited services we offer in the alternative energy industry, we anticipate that demand for our shares may not be very high. If a trading market does develop for the securities offered hereby, we do not know if it will be sustained. Our stock is quoted on the over-the-counter (“OTCQB “) Electronic Bulletin Board.

(15) Because it May Be Difficult to Effect a Change in Control of THUNDER ENERGIES CORPORATION Without Current Management Consent, Management May Be Entrenched Even Though Stockholders May Believe Other Management May Be Better.

Our officers and directors, Dr. Ruggero M. Santilli and Mrs. Carla Santilli, are the beneficial owners of 26,218,897 shares of our outstanding common stock and they are the beneficial owners 50,000,000 shares of our Series A Convertible Preferred Stock (with 15 votes per share and convertible into 10 shares of our common stock at his discretion), of which no shares are being registered in this offering. If Dr. Santilli chooses to keep all of his stock (that is, he sells none of his stock privately during this offering), Dr. Santilli could retain his status as a controlling security holder. Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of the Company and entrenching current management even though stockholders may believe other management may be better. Dr. Santilli has the ability to control the outcome on all matters requiring stockholder approval, including the election and removal of directors; any merger, consolidation or sale of all or substantially all of our assets; and the ability to control our management and affairs.

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(16) The Possible Sale of Shares of Common Stock by Our Selling Security Holders May Have a Significant Adverse Effect on the Market Price of Our Common Stock Should a Market Develop.

Our ability to raise additional capital through the sale of our stock in a private placement may be harmed by these competing re-sales of our common stock by the selling security holders. Potential investors may not be interested in purchasing shares of our common stock if the selling security holders are selling their shares of common stock. The selling of stock by the security holders could be interpreted by potential investors as a lack of confidence in us and our ability to develop a stable market for our stock. The price of our common stock could fall if the selling security holders sell substantial amounts of our common stock. These sales may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate because the selling security holders may offer to sell their shares of common stock to potential investors for less than we do.

(17) Our Lack of Business Diversification Could Result in the Devaluation of Our Stock if our Revenues From Our Primary Services Decrease.

We expect our business to mainly consist of the development of a new clean combustion of fossil fuels (oil, diesel, coal, etc.) with controlled minimal contaminants in the exhaust. Our business objective is achieved via new forms of processing fossil fuels, new additives to the combustion and the assistance of a high voltage electric discharges (patents pending) that burn combustible contaminants in fossil fuel exhaust while providing added on clean energy. Our other lines of business or other sources of revenue may not be sufficient for us to compete effectively in the marketplace. This lack of business diversification could cause you to lose all or some of your investment if we are unable to generate additional revenues since we do not expect to have any other lines of business or alternative revenue sources.

(18) There Has Been No Independent Valuation of the Stock, Which Means That the Stock May Be Worth Less Than the Financing Price.

We established the maximum offering price based on the average of the high and low price of our stock on November 16, 2018 based on data published by the OTC Markets Group. We did not obtain an independent appraisal opinion on the valuation of the shares. The shares may have a value significantly less than the offering price and the shares may never obtain a value equal to or greater than the offering price.

(19) Investors May Never Receive Cash Distributions Which Could Result in an Investor Receiving Little or No Return on His or Her Investment.

Distributions are payable at the sole discretion of our board of directors. We do not know the amount of cash that we will generate, if any, once we have more productive operations. Cash distributions are not assured, and we may never be in a position to make distributions.

(20) The Penny Stock Rules Could Restrict the Ability of Broker-Dealers to Sell Our Shares Having a Negative Effect on Our Offering.

The SEC has adopted penny stock regulations which apply to securities traded over-the-counter. These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years. Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser’s written consent to the transaction. If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock. Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market. Trading in our common stock will be subject to the “penny stock” rules. Due to the thinly traded market of these shares investors are at a much higher risk to lose all or part of their investment. Not only are these shares thinly traded but they are subject to higher fluctuations in price due to the instability of earnings of these smaller companies. As a result of the lack of a highly traded market in our shares investors are at risk of a lack of brokers who may be willing to trade in these shares.

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(21) We Might Not Be Successful In Achieving Our Objectives If There Are Significant Changes In The Economic And Regulatory Environment Surrounding Business.

We will be subject to risks related to national economic conditions, changes in the investment climate for business consulting governmental rules and fiscal policies, and other factors beyond the control of our management.

(22) Our Business May Be Significantly Harmed By A Slowdown In The Economy.

An overall decline in the economy or the occurrence of a natural disaster could decrease the need of our services. This could restrict our success in attracting clients and significantly harm our business, financial condition and liquidity.

(23) To The Extent That We Expand Our Operations To New Markets, Our Business Operations May Suffer From Our Lack Of Experience, Which May Adversely Affect Our Revenues.

Currently, Thunder Energies operates in Florida. Depending on the market and our performance, we plan to expand our operations throughout the United States. However, we have limited experience outside of the market in which we currently operate. Any difficulties encountered by us in this regard could adversely affect our operating results, slow down our expansion plans, which may diminish our revenues.

(24) The Issuance Of Additional Shares Of Stock To Obtain Additional Financing May Dilute The Holdings Of Our Existing Stockholders Or Reduce The Market Price Of Our Stock.

The 15,898,285 shares of common stock registered for potential sale by the selling security holder will be registered with the U.S. Securities Exchange Commission. The security holder may sell some or all of its shares immediately after they are registered. In the event that the security holders sell some or all of their shares, the price of our common stock could decrease significantly. Additional equity offerings by us may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Any decision to issue securities in any future offering will depend on market conditions and other factors beyond our control. We cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our common stock or diluting their stock holdings in us.

(25) Because We Were Formerly A “Shell Company” There Will Be Limitations On Future Public Re-sales Of Our Issued, Restricted Securities.

As a former “shell company”, the limitation on public re-sales of our issued, restricted securities by our shareholders includes a prohibition against the use of SEC Rule 144 until such time as the conditions set forth in Rule 144(i) are met. Rule 144(i) provides that if the issuer of the securities previously had been a shell company but has ceased to be a shell company and is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and has filed current “Form 10 information” with the Commission reflecting its status as an entity that is no longer a shell company, then those securities may be sold subject to the requirements of Rule 144 after one year has elapsed from the date that the issuer filed “Form 10 information” with the Commission.

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USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholder (GHSI). We will receive no proceeds from the sale of shares of common stock by the Selling Stockholder in this Offering. The proceeds from the sales will belong to the Selling Stockholder. However, we will receive proceeds from the sale of our common stock to GHSI pursuant to the Financing Agreement. We intend to use the proceeds that we may receive from the sale of our common stock to GHSI for general corporate purposes and working capital requirements. There can be no assurance that we will sell any of our common stock pursuant to the Financing Agreement. We intend to raise additional capital through equity and debt financing, as needed, though there cannot be any assurance that such funds will be available to us on acceptable terms, on an acceptable schedule, or at all.

DETERMINATION OF OFFERING PRICE

The offering price has been determined by the terms of the Financing Agreement dated November 8, 2018 between the Company and GHSI. The Financing Agreement provides for a commitment amount of up to $3,000,000 over a twenty-four month period after the registrant’s registration statement is declared effective. The maximum dollar amount of each Put will not exceed two and a half (2.5x) times the average daily trading dollar volume for the Company’s Common Stock during the ten (10) trading days preceding the Put Date. No Put will be made in an amount greater than two hundred thousand dollars ($200,000). Puts are further limited to the Investor owning no more than 9.99% of the outstanding stock of the Company at any given time. The price of the Put shall be eighty percent (80%) of the “Market Price”, which is the lowest traded price for the Company’s Common Stock for ten (10) consecutive trading days preceding the Put Date. There will be a minimum of ten (10) trading days between a Put Notice Date and the Closing of a preceding Put.

The Financing Agreement provides that the Closing of a Put shall occur upon the first Trading Day following the receipt and approval for trading (before 9:30am Eastern Standard Time) by Investor’s broker(s) of the Put Shares, whereby the Company shall have caused the Transfer Agent to electronically transmit, prior to the applicable Closing Date, the applicable Put Shares by crediting the account of the Investor’s broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system, and the Investor shall deliver the Investment Amount specified in the Put Notice by wire transfer of immediately available funds to an account designated by the Company (“Closing Date” or “Closing”). In addition, on or prior to such Closing Date, each of the Company and Investor shall deliver to each other all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

This offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act with respect to the shares of common stock registered hereunder, based upon the price of $0.0115 per share, which was the average of the high and low prices for the Company’s common stock on the date of the Agreement, November 16, 2018, as reported on the OTC Market Group, Inc.’s OTCQB tier.

MATERIAL TERMS OF STOCK PURCHASE AGREEMENT WITH GHS INVESTMENTS, LLC

The Financing Agreement

The offering price has been determined by the terms of the Financing Agreement dated November 8, 2018 between the Company and GHSI. The Financing Agreement provides for a commitment amount of up to $3,000,000 over a twenty-four month period after the registrant’s registration statement is declared effective. The maximum dollar amount of each Put will not exceed two and a half (2.5x) times the average daily trading dollar volume for the Company’s Common Stock during the ten (10) trading days preceding the Put Date. No Put will be made in an amount greater than two hundred thousand dollars ($200,000). Puts are further limited to the Investor owning no more than 9.99% of the outstanding stock of the Company at any given time. The price of the Put shall be eighty percent (80%) of the “Market Price”, which is the lowest traded price for the Company’s Common Stock for ten (10) consecutive trading days preceding the Put Date. There will be a minimum of ten (10) trading days between a Put Notice Date and the Closing of a preceding Put.

The Financing Agreement provides that the Closing of a Put shall occur upon the first Trading Day following the receipt and approval for trading (before 9:30am Eastern Standard Time) by Investor’s broker(s) of the Put Shares, whereby the Company shall have caused the Transfer Agent to electronically transmit, prior to the applicable Closing Date, the applicable Put Shares by crediting the account of the Investor’s broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system, and the Investor shall deliver the Investment Amount specified in the Put Notice by wire transfer of immediately available funds to an account designated by the Company (“Closing Date” or “Closing”). In addition, on or prior to such Closing Date, each of the Company and Investor shall deliver to each other all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

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SELLING SECURITY HOLDERS

This prospectus will be used for the offering of shares of our common stock owned by selling security holder, GHSI. The selling security holder may offer for sale up to 15,898,285 shares of our common stock hereafter issued to them pursuant to the Financing Agreement. We will not receive any proceeds from such sales. We will, however, receive proceeds from our sale of our shares of common stock to GHSI under the Financing Agreement.

The resale of the securities by the selling security holder is subject to the prospectus delivery and other requirements of the Securities Act. The selling security holder has been advised to notify any purchaser of its shares that none of the proceeds from the sale of its stock will go to the Company. All expenses of this offering are being paid for by us on behalf of the selling security holder.

The following table details the name of each selling security holder, the number of shares owned by GHSI and the number of shares that may be offered by GHSI. GHSI is deemed an underwriter and therefore this offering is also considered an indirect primary offering. GHSI may acquire and sell up to $3,000,000 worth of our shares of common stock under the Financing Agreement. GHSI may not assign its obligations under the Financing Agreement without our consent. Explanatory footnotes relating to the footnote references appearing in the headings of this table are set forth below.

Name of Security Holder	Shares owned as of date of Prospectus	Shares beneficially owned as of date of Prospectus	Percentage owned as of date of Prospectus	Percentage owned after offering complete (1)(2)	Maximum number of shares to be sold (3)	Shares beneficially owned after offering complete	Position, office or other material relationship to the Company within last 3 years

GHS Investments, LLC	-0-	-0-	-0-	-0-	15,898,285	-0-	Vendor/Financier

______________

(1)	This column represents the percentage held in the event all of the 15,898,285 shares in the Resale Offering are sold.

(2)	GHSI may acquire and sell up to 15,898,285 shares of common stock in connection with the Company’s execution of the Financing Agreement.

(3)

The 15, 898,285 shares referenced in this row of the table have not been issued but are being registered and are available for issuance under the Financing Agreement provided the terms of such agreement are satisfied.

Mark Grober is the principal of GHSI that controls the securities trading for such entity.

All of the shares offered by this prospectus may be offered for resale, from time to time, by the selling security holder, pursuant to this prospectus, in one or more private or negotiated transactions, in open market transactions in the over-the-counter market, or otherwise, or by a combination of these methods, or pursuant to SEC Rule 144. The selling security holder may affect these transactions by selling their future shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions. GHSI is deemed an underwriter and therefore, this offering is also considered an indirect primary offering as to such shares. GHSI may acquire and sell up to 15,898,285 shares pursuant to the terms of the Financing Agreement. GHSI may not assign its obligations under the Financing Agreement without our consent.

The selling security holder will pay all commissions, transfer taxes and other expenses associated with its sales. In the event the selling security holder sells all of its shares in the secondary offering it will own no shares in the Company upon completion of the secondary offering.

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PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 15,898,285 Shares of our common stock, par value $0.001 per share, by GHSI pursuant to the Financing Agreement. Pursuant to the terms of the Financing Agreement, at no time will GHSI’s ownership of Company common stock exceed 9.99% of the issued and outstanding number of shares of our common stock.

The selling security holder, from time to time, sell any or all of its shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. GHSI may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with GHSI to sell a specified number of such shares at a stipulated price per share;

•	through the writing of options on the shares;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

GHSI may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the sellers and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a seller will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. GHSI cannot assure that all or any of the shares available to it and offered in this prospectus will be issued to, or sold by, GHSI. In addition, GHSI and any brokers, dealers or agents, upon effecting the sale of any of the shares available to GHSI and offered in this prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by GHSI. GHSI may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the sellers.

Upon the purchase of our common stock by GHSI, it will have acquired the securities offered hereby in the ordinary course of business. GHSI has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by GHSI. We will file a supplement to this prospectus if GHSI enters into a material arrangement with a broker-dealer for sale of common stock being registered. If GHSI uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of our common stock and activities of GHSI. GHSI will act independently of us in making decisions with respect to the timing, manner and size of each sale.

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GHSI is an “underwriter” within the meaning of the Securities Act in connection with the sale of our common stock under the Financing Agreement. The Financing Agreement provides for a commitment amount of up to $3,000,000 over a twenty-four month period after the registrant’s registration statement is declared effective. The maximum dollar amount of each Put will not exceed two and a half (2.5x) times the average daily trading dollar volume for the Company’s Common Stock during the ten (10) trading days preceding the Put Date. No Put will be made in an amount greater than two hundred thousand dollars ($200,000). Puts are further limited to the Investor owning no more than 9.99% of the outstanding stock of the Company at any given time. The price of the Put shall be eighty percent (80%) of the “Market Price”, which is the lowest traded price for the Company’s Common Stock for ten (10) consecutive trading days preceding the Put Date. There will be a minimum of ten (10) trading days between a Put Notice Date and the Closing of a preceding Put.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify GHSI and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $15,000. We will not receive any proceeds from the resale of any of the shares of our common stock by sellers. We will, however, receive proceeds from the sale of our common stock under the Financing Agreement.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $15,000 including, but not limited to, legal, accounting, printing and mailing fees. The sellers, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of 900,000,000 shares of Common Stock, $0.001 par value per share; and (ii) 750,000,000 shares of blank-check preferred stock, $0.001 par value per share.

Common Stock

We are authorized to issue 900,000,000 shares of Common Stock. As of the date of this prospectus, 93,585,153 shares of the Common Stock are issued and outstanding.

Each share of Common Stock shall have one (1) vote per share for all purposes. Our common stock does not provide a preemptive or conversion right and there are no redemption or sinking fund provisions or rights. Holders of our Common Stock are not entitled to cumulative voting for election of the Company’s board of directors.

The holders of our Common Stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.

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Preferred Stock

We are authorized to issue up to 750,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or series within a class as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to other existing classes of capital stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change of control. We presently have one class of preferred stock issued and outstanding.

Series “A” Convertible Preferred Stock

Our Series “A” Convertible Preferred Stock (“Series A Preferred Stock”) consists of 50,000,000 shares, par value $0.001 per share. Each share of Series A Preferred Stock has (fifteen) 15 votes per share and may be converted into ten (10) $0.001 par value common shares at the election of the holder. The holders of Series A Preferred Stock shall have full voting rights and powers, equal to the voting rights and powers of holders of Common Stock and shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Corporation, as amended, and shall be entitled to vote, with respect to any question upon which holders of Common Stock are entitled to vote, including, without limitation, the right to vote for the election of directors, voting together with the holders of Common Stock as one class. No dividends shall be declared or paid or set apart for payment on the shares of Common Stock of the Corporation for any dividend period unless full cumulative dividends have been or contemporaneously are declared and paid on the Series A Preferred Stock through the most recent Dividend Payment Date. Currently, all 50,000,000 shares of our Series A Preferred Stock is issued and outstanding and owned by Hadronic Technologies Press, Inc., a private Florida corporation in which our Chief Executive Officer, Dr. Ruggero M. Santilli and his spouse, Carla Santilli are each fifty percent (50%) owners.

Warrants

There are no outstanding warrants to purchase our securities.

Options

In accordance with employment agreements, common stock options are issued annually to the officers of the Company. The number of shares is determined by the number of shares outstanding at the end of the year at a percentage per the employment agreements, as described below. The strike price is the fair value trading price as of the anniversary date of the employment agreements. The options are based on the number of shares outstanding of the Company at the year end, at an exercise price at market price at the employment agreements annual anniversary, July 25th. As of December 31, 2017 the officers are entitled to 14,265 options, at an average exercise price of $0.3498. There is no expiration date to these options and only vest upon a change in control. The options were valued at $4,540, however no expense has been recognized with the associated options, as no options have vested or are considered by management to probable vest. The options were valued using the Black Scholes Method, using the following assumptions:

Weighted Average:	2017	2016
Risk-free interest rate	1.24%	1.58%
Expected lives (years)	10.0	10.0
Expected price volatility	161.40%	293.78%
Dividend rate	0.0%	0.0%
Forfeiture Rate	0.0%	0.0%

There are no other warrants or options outstanding to acquire any additional shares of common stock of the Company as of December 31, 2017.

Convertible Securities

Series “A” Convertible Preferred Stock

Our Series “A” Convertible Preferred Stock (“Series A Preferred Stock”) consists of 50,000,000 shares, par value $0.001 per share. Each share of Series A Preferred Stock has (fifteen) 15 votes per share and may be converted into ten (10) $0.001 par value common shares at the election of the holder. The holders of Series A Preferred Stock shall have full voting rights and powers, equal to the voting rights and powers of holders of Common Stock and shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Corporation, as amended, and shall be entitled to vote, with respect to any question upon which holders of Common Stock are entitled to vote, including, without limitation, the right to vote for the election of directors, voting together with the holders of Common Stock as one class. No dividends shall be declared or paid or set apart for payment on the shares of Common Stock of the Corporation for any dividend period unless full cumulative dividends have been or contemporaneously are declared and paid on the Series A Preferred Stock through the most recent Dividend Payment Date.

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On October 10, 2013, the Company issued fifty million (50,000,000) shares of our Series “A” Convertible Preferred Stock (the “Preferred Stock”) to Hadronic Technologies Press, Inc. (“Hadronic”), a Florida corporation maintaining its principal place of business at 35246 US Highway 19 North, Suite #215, Palm Harbor, Florida 34684. Our Directors, Dr. Ruggero M. Santilli and Mrs. Carla Santilli each own fifty percent of the equity in Hadronic. The Series “A” Convertible Preferred Stock has 15 votes per share and is convertible into 10 shares of our common stock at the election of the shareholder. Shares were valued at the par value of the common stock equivalents, $500,000. At December 31, 2017 there were Fifty million (50,000,000) shares of Series A Convertible Preferred Stock issued and outstanding.

Transfer Agent and Registrar

The transfer agent for our common stock is Globex Transfer, LLC, located at 780 Deltona Blvd., Ste. 202, Deltona, Florida 32725. The transfer agent’s telephone number is (813) 344-4464.

Section 15(g) of the Securities Exchange Act of 1934 – “Penny Stock” Disclosure

Our shares of Common Stock are “penny stock” covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated under the Exchange Act. They impose additional sales practice requirements on broker/dealers who sell securities to persons other than established customers and accredited investors, which are generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rules may affect the ability of broker/dealers to sell our securities and also may affect your ability to resell your shares.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny stock. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to an understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealer’s duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and the Financial Industry Regulatory Authority’s toll-free telephone number and the central number of the North American Securities Administrators Association (NASAA), for information on the disciplinary history of broker/dealers and their associated persons. Rules 15g-1 through 15g-6 which apply to broker/dealers but not our company are summarized as follows:

•	Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules;

•	Rule 15g-2 declares unlawful broker/dealer transactions in penny stock unless the broker/dealer has first provided to the customer a standardized disclosure document;

•

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/ dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question

•

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction;

•

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person’s compensation; and

•	Rule 15g-6 requires broker/dealers selling penny stock to provide their customers with monthly account statements.

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The application of the penny stock rules may affect your ability to resell your shares of Common Stock because many brokers are unwilling to buy, sell or trade penny stock as a result of the additional sales practices imposed upon them which are described in this section.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Our financial statements as of December 31, 2017 and 2016, included in this prospectus have been audited by BF Borgers CPA PC of Lakewood, Colorado , an independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing. Our audited financial statements as of December 31, 2017 and 2016, and for the three months period ended September 30, 2018, included in this prospectus are unaudited and have been prepared by the management of the Company.

The validity of the securities offered by this prospectus will be passed upon for us by Law Office of Clifford J. Hunt, P.A. The law firm’s principal, Clifford J. Hunt, Esquire, is the beneficial owner of 550,000 shares of our common stock.

DESCRIPTION OF BUSINESS

Thunder Energies Corporation f/k/a Thunder Fusion Corporation and CCJ Acquisition Corp. (“we”, “us”, “our”, (“TEC” or the “Company”) was incorporated in the State of Florida on April 21, 2011. Since inception, which was April 21, 2011, the Company has been engaged in organizational efforts and obtaining initial financing. The Company was formed as a vehicle to pursue a business combination and had made no efforts to identify a possible business combination. The business purpose of the Company had been to seek the acquisition of or merger with, and existing company. The Company selected December 31 as its fiscal year end.

On July 25, 2013, Dr. Ruggero M. Santilli acquired from Company’s existing shareholders, a control block of stock in the Company consisting of two million nine hundred forty thousand (2,940,000) shares of restricted common stock of the Company, in a private equity transaction. As a result of this acquisition, Dr. Ruggero M. Santilli owned 98% of the issued and outstanding shares of common stock of the Company.

On August 10, 2013, the Company entered into an Asset Assignment Agreement (the “IBR Assignment Agreement”) with Institute For Basic Research, Inc., a Florida corporation (“IBR”) that also is beneficially controlled by our Chief Executive Officer, Dr. Ruggero M. Santilli. Pursuant to the IBR Assignment Agreement, IBR irrevocably assigned to the Company all rights, title, ownership and interests in all of IBR’s internet website domain name assets, owned and hereinafter acquired by IBR including, but not limited to, all physical and intangible assets and intellectual property related to the assets.

On August 11, 2013, Thunder Energies Corporation (the “Company”) entered into an Asset Assignment Agreement (the “Assignment Agreement”) with HyFuels, Inc., a Florida corporation (“HyFuels”) beneficially controlled by our Chief Executive Officer, Dr. Ruggero M. Santilli. Pursuant to the Assignment Agreement, HyFuels irrevocably assigned to the Company all physical assets, intangible assets, accounts receivable, intellectual property, accounting software, billing software, client lists, client prospects, trade secrets, proprietary property, the intellectual and physical property known as intermediate nuclear fusion without radiation, the physical property consisting of seven (7) Hadronic reactors, all copyrights, patents, patent applications, patent assignments, trademarks and anything having commercial or exchange value and the like.

Consideration for the assignment agreements consisted of one million (1,000,000) shares of our common stock that were issued to Dr. Ruggero M. Santilli, as designee for IBR and HyFuels. Company management determined the amount of consideration based upon ASC 845-10-S99 pertaining to transfer of non-monetary assets. According to ASC 845-10-S99, transfers of non-monetary assets to a company by its promoters or shareholders in exchange for stock prior to or at the time of the entity’s initial public offering should be recorded at the transferors’ historical cost basis determined under Generally Accepted Accounting Principles. As such, the cost basis carried on the books and records of HyFuels and IBR was minimal or essentially zero. Therefore, the accounting principles in ASC 845-10-S99 were followed and the Company recorded the intellectual and physical properties at its historical cost basis, which was at the historical cost basis of a nominal amount. In connection with the aforementioned assignment agreements, 1,000,000 shares of our common stock were transferred in exchange for the assets. The transfer was valued at one thousand dollars ($1,000.00), the value of the shares issued at par ($0.001) in exchange for the assets. This amount was determined by the Company to be de-minimus to the value received in the exchange and approximates the basis of those assets.

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The Company has recorded the property and intangibles (7 reactors, intellectual property rights to develop the technology, and website) as an intangible asset. The valuation of the properties will be the par value of the stock received in exchange for the rights and assets. The Company’s filings will include a disclosure in the MD&A section and notes to the financial statement under the heading “Non-Monetary Transaction”. Management believes that the $1,000.00 valuation is reflective of the salvage value of the physical property, at a minimum. Our Company purchased internet website domain name assets owned by IBR and the intellectual and physical property known as intermediate nuclear fusion without radiation, the physical property consisting of seven (7) Hadronic reactors, all copyrights, patents, patent applications, patent assignments, trademarks and anything having commercial or exchange value owned by HyFuels as related to the reactors. None of the assets purchased had ever generated revenue for IBR or HyFuels. Although the Asset Assignment Agreements were more comprehensive in their description of “assets”, the aforementioned items were the only assets assigned to the Company.

Our Company purchased internet website domain name assets owned by IBR and the intellectual and physical property known as intermediate nuclear fusion without radiation, the physical property consisting of seven (7) Hadronic reactors, all copyrights, patents, patent applications, patent assignments, trademarks and anything having commercial or exchange value owned by HyFuels as related to the reactors. None of the assets purchased had ever generated revenue for IBR or HyFuels. Although the Asset Assignment Agreements were more comprehensive in their description of “assets”, the aforementioned items were the only assets assigned to the Company.

A further description of the assignors, IBR and HyFuels, follows. IBR is a Florida Corporation whose only business operations are the publication of an internet blog relating to scientific and academic matters. IBR does not generate revenue and has no expenses. Furthermore, IBR has never maintained a checking account. This status has been consistent over the last several years. Our Chief Executive Officer and Director, Dr. Ruggero M. Santilli is president and a director for IBR. IBR does not have any ownership interest in any of our securities.

HyFuels is a Florida corporation that utilized research and development funds to create the seven Hadronic reactors, but otherwise has no business operations since its inception. Its sole purpose is to serve as a patent holding company. Our Chief Executive Officer and Director, Dr. Ruggero M. Santilli is president and a director for HyFuels. HyFuels also does not have any ownership interest in any of our securities.

Neither IBR nor HyFuels has made any effort to commercialize the assets for purposes of generating revenue. Both IBR and HyFuels continue to exist as Florida corporations separate and distinct from the Company. Though they are deemed “related” entities through a common officer and director with our Company, they remain otherwise “unaffiliated” with our Company.

IBR maintains its principal place of business at 90 East Winds Court, Palm Harbor, Florida 34689. HyFuels maintains its principal place of business at 35246 US Highway 19 North, #215, Palm Harbor, Florida 34684. There is no continuity of facilities with the Company.

Neither IBR nor HyFuels had an employee base, a distribution system, a sales force, a customer base, production techniques or trade names associated with the assets. Their ownership rights may arguably be referred to as operating rights but there were essentially no operations associated with the assets.

The only activities of the assignors involved the creation of the Internet website domain names and the creation of the seven Hadronic reactors and associated patents pending. These assets did not generate revenue prior to the assignment, so there is essentially no financial data to report regarding “revenue producing activity previously associated with the acquired assets”. Furthermore, there is no “sufficient continuity of operations with our Company so that disclosure of prior financial information regarding IBR or HyFuels is material to an understanding of future operations regarding our Company.

Description of Business, Principal Products, Services

Thunder Energies Corp. is a developer of new technologies that are being brought to market by three divisions: 1) Division of Nuclear Instruments (TEC-DNI) 2) Division of Optical Instruments (TEC-DOI); and 3) Division of Fuel Combustion (TEC--DFC). Each Division is protected by patent applications on which no royalties are due. Out of the three divisions, the Division of Nuclear Instruments and the Division of Optical Instruments have initiated sale of their products.

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The Division of Nuclear Instruments is producing, selling and servicing new equipment producing on demand a flux of low energy neutrons synthesized from a hydrogen gas called Directional Neutron Source (DNS). This equipment is particularly suited to scan suitcases in airports for the detection of concealed nuclear materials such as Uranium 235. The equipment is also particularly suited to identify the existence and the concentration of precious metals in mining operations, for the test of large naval welds and other applications. One Directional neutron Source has been sold to a European customer and the company is now organizing its production and sale. The Company has filed research grant applications to the Defense Threat reduction Agency and DARPA for the completion of the available Directional neutron Source into a Nuclear Weapon detection Station. Funds expected from this filing are primarily intended to continue the development of this new neutron technology for the advancement of our national security; The Division of Optical Equipment is producing, selling and servicing a basically new telescope with concave lenses, known as the Santilli telescope, for the detection of images produced by antimatter light known as isodual light. In particular, TEC-DOE is producing, selling and servicing pairs of 70 mm, 100 mm, 150 mm and 200 mm Galileo and Santilli telescopes where the Galileo telescope is needed to focus images in the Santilli telescope. Besides new astrophysical detections, TEC pairs of Galileo and Santilli telescopes are useful for a comprehensive surveillance of civilian, industrial and military installations since they can identify images produced by all possible forms of light, the conventional light and the new isodual light. Three TEC Surveillance Stations are now operational, one in the USA and two in Europe.

Additionally, the business of Thunder Energies Corporation (“TEC”) is focused on the development of a new clean combustion of fossil fuels (oil, diesel, coal, etc.) with controlled minimal contaminants in the exhaust. Our business objective is achieved via new forms of processing fossil fuels, new additives to the combustion and the assistance of a high voltage electric discharges (patents pending) that burn combustible contaminants in fossil fuel exhaust while providing added on clean energy. The expected principal product, depending on funding, is a new type of furnace for the clean combustion of fossil fuel that will be available in various type and sizes and various type of energy application, from home heating to large plants for the clean production of electricity. The expected services are to be rendered by providing technical assistance to the market consisting of existing fossil fuel electric power plants for their decrease of pollutants in the exhaust and their verification of EPA regulations on the release of contaminants in the atmosphere. A prototype new furnace is expected to be available within one year following the availability of the necessary funds. As we are a development stage company, we have not yet generated any revenue from the assets that were recently assigned to and acquired by the Company, including the Hadronic reactors. The Hadronic reactors have been utilized to test and confirm the technology for ultimate inclusion in the new furnaces.

Distribution Methods Of The Products and Services

For this first division TEC-DOE we have initiated advertisement via direct e-mail and public news releases. Initially, we anticipate marketing via large advertisements on the internet, such as via PRWeb and PRNewswire Releases. For the other two divisions we expect to market through contacts that we are able to generate, and via direct contacts of potential buyers of TEC new fossil fuel furnaces or TEC services for the improvement of existing fossil fuel burning plants.

Status of Any Publicly Announced New Product Or Service

Regarding the sale of telescopes, we have made several news releases and radio interviews. In addition, we have presented all TEC technologies to investors’ conferences. For the other two divisions TEC-DNE and TEC-DFC the company contemplates no advertisement until the availability of production equipment. We have, however, published scientific papers on the new sciences underlying the Combustion and Nuclear Divisions. One Directional Neutron Source of the DNE has been manufactured, sold and serviced to a buyer from Europe. Pairs of the Galileo and Santilli telescopes have been manufactured, sold and serviced to customers in the U.S.A. and Europe.

Competitive Business Conditions And The Smaller Reporting Company’s Competitive Position In The Industry And Methods Of Competition

There are no known competitors for the new telescopes with concave lenses produced and sold by TEC-DOE. TEC new telescopes for the detection of isodual light are the only one in existence and no competition is known. There exist many types of furnaces for the combustion of fossil fuels but they are all based on conventional combustion of fossil fuels and then the removal of contaminants in the exhaust. By contrast, the main function of TEC furnaces is that of improving the combustion with consequential reduction of contaminants in the exhaust while increasing the energy output for the same fossil fuel. There is no known competition for the detection of fissionable material via a thermal neutron source under development by TEC-DNE. TEC Directional Neutron Source has no competition because it is the only available equipment producing on demand “low energy” neutrons in the needed direction and energy. Other commercially available sources produce neutrons at high energy, thus not being usable in civilian facilities as well as in all directions.

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Sources And Availability Of Raw Materials And The Names Of Principal Suppliers

The Company has selected qualified manufacturers for the telescopes of TEC-DOE. All components for the new telescope are readily available on the open market. Suppliers are available for the other two technologies and will be selected following completion of their development. The raw material needed by the TEC furnaces is given by conventional fossil fuels all available in the U.S.A. by a large number of suppliers. All needed material have been purchased from the U. S. companies McMaster and/or Granger.

Dependence On One Or A Few Customers

There are many potential customers for the pair of telescopes produced by the TEC-DOE division. Our marketing analysis has identified the potential customers in all individuals and associations interested in sky watching. For the other two technologies, we have not yet performed market analysis. TEC has no need for such a dependence.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements Or Labor Contracts, Including Duration

Each of the above indicated three divisions has been the subject of a patent application as follows:

Title: “Method and Apparatus for Intermediate Controlled Fusion Processes”

U.S. serial no. 13/197836

Atty Docket no. TEC-0101

Inventor: Dr. Ruggero Maria Santilli

Title: “Novel Optical Instruments with Concave Lenses”

U.S. serial no. 62/144,268 (conf. no. 8850)

Atty Docket no. TEC-0102

Inventor: Dr. Ruggero Maria Santilli

Title: “Directional Production of Composite Particles”

U.S. serial no. 62/518,047

Atty Docket no. TEC-0103

Inventor: Dr. Ruggero Maria Santilli

Trademarks are expected to be applied for depending on funding. No franchisee or license is expected during the first three years of operation. Labor contracts for employees are planned for implementation following legal assistance and decisions by our Board of Directors.

Need For Any Government Approval Of Principal Products Or Services

No governmental approval or permits are necessary for the telescopes. No governmental approval or permits is expected for the development of the new furnaces for the clean combustion of fossil fuels. Following their availability, the TEC furnaces will be subject to and must comply with applicable EPA requirements for permitted levels of contaminants in the exhaust. Regarding the neutron source, we need to further analyze the requirements.

Effect Of Existing Or Probable Governmental Regulations On The Business

There are no governmental regulations affecting the sale of the telescope technology. Due to its novel conception, a principal objective of TEC furnaces is that of surpassing current EPA requirements for the contaminants in the combustion exhaust released in the atmosphere. We expect that the neutron source technology will be government regulated and we are in the process of analyzing and assessing the impact of such regulations on the business. TEC has filed research grant applications to DARPA, the Defense Threat Reduction Agency and the U. S. AIR FORCE for the completion of the available Directional Mention Source into a Nuclear Weapon Detection Station (NWDT,) under full Governmental control. No outcome of these grant applications is known at this time.

Estimate Of The Amount Of Money Spent During Each Of The Last Two Fiscal Years On Research And Development

Related entities have spent $200K and $100K in 2014 and 2015, respectively, for the development of the Directional Neutron Source and of the Santilli telescope. All funding for the development of our products to date has been derived from related entities, IBR and HyFuels, which are beneficially controlled by our Chief Executive Officer, Dr. Ruggero M. Santilli.

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Costs and Effects Of Compliance With Environmental Laws

There are no environmental laws affecting the sale of pairs of telescopes as we simply assemble telescopes, cameras and proprietary concave lenses. We are unable to estimate the costs and effects of compliance with environmental laws prior to completion of a TEC prototype furnace.

Number Of Total Employees And Number Of Full-Time Employees

At this time, the Company has two full time employees and five persons working part time in various functions.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this Form 10-K, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We are choosing to utilize the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act. This election allows our Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

We are a reporting company and file all reports required under sections 13 and 15d of the Exchange Act.

DESCRIPTION OF PROPERTY

We neither rent nor own any properties. We utilize the office space and equipment of our management at no cost in Tarpon Springs, Florida. Management estimates such amounts to be immaterial. We currently have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Legal Proceedings

We are currently not involved in litigation that we believe will have a materially adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our company’s or our company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision is expected to have a material adverse effect.

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MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information

We are presently traded on the OTCQB Market under the ticker symbol TNRG. Our stock has been thinly traded during the past two fiscal years. Moreover, we do not believe that any institutional or other large-scale trading of our stock has occurred or will in fact occur in the near future unless we are successful in funding and implementing our business plan, are successful in returning to the NASDAQ Exchange, or both. The following table sets forth information as reported by the OTC Markets Group for the high and low bid and ask prices for each of the eight quarters ending December 31, 2017. The following prices reflect inter-dealer prices without retail markup, markdown or commissions and may not reflect actual transactions.

	High	Low
Quarters ending in 2016
March 31	$0.50	$0.20
June 30	0.40	0.10
September 30	0.52	0.10
December 31	$0.52	$0.15
Quarters ending in 2017
March 31	$0.51	$0.10
June 30	0.25	0.05
September 30	0.185	0.07
December 31	$0.15	$0.065

(b) Holders

As of November 20, 2018, the Company had 68 certificate holders of record. This number includes one position at Cede & Co., of which Company principals are not aware how many shareholders hold the shares in street name. The number of both shareholders of record and beneficial shareholders may change on a daily basis and without the Company’s immediate knowledge.

(c) Dividends

Holders of common stock are entitled to receive dividends as may be declared by our board of directors and, in the event of liquidation, to share pro rata in any distribution of assets after payment of liabilities. The board of directors has sole discretion to determine: (i) whether to declare a dividend; (ii) the dividend rate, if any, on the shares of any class of series of our capital stock, and if so, from which date or dates; and (iii) the relative rights of priority of payment of dividends, if any, between the various classes and series of our capital stock. We have not paid any dividends and do not have any current plans to pay any dividends.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL STATEMENTS

AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the other sections of this Prospectus, including our consolidated financial statements and related notes. This discussion and analysis contains forward-looking statements, including information about possible or assumed results of our financial condition, operations, plans, objectives and performance that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated and set forth in such forward-looking statements.

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Forward-Looking Statements

This Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) contains forward-looking statements that involve known and unknown risks, significant uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, or implied, by those forward-looking statements. You can identify forward-looking statements by the use of the words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may”, “will”, “should”, “could”, “predicts”, “potential”, “proposed”, or “continue” or the negative of those terms. These statements are only predictions. In evaluating these statements, you should consider various factors which may cause our actual results to differ materially from any forward-looking statements. Although we believe that the exceptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements due to numerous factors, including, but not limited to, availability of financing for operations, successful performance of operations, impact of competition and other risks detailed below as well as those discussed elsewhere in this registration statement on Form S-1 and from time to time in the Company’s Securities and Exchange Commission filings and reports. In addition, general economic and market conditions and growth rates could affect such statements. Any forward-looking statement made by the Company speaks only as of the date on which it is made. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise.

Our Business Overview.

The business of Thunder Energies Corporation (“TEC”) is focused on the development of a new clean combustion of fossil fuels (oil, diesel, coal, etc.) with controlled minimal contaminants in the exhaust. Our business objective is achieved via new forms of processing fossil fuels, new additives to the combustion and the assistance of a high voltage electric discharges (patents pending) that burn combustible contaminants in fossil fuel exhaust while providing added on clean energy. The expected principal product, depending on funding, is a new type of furnace for the clean combustion of fossil fuel available in any desired size for any type of energy application, from home heating to large plants for the clean production of electricity. The expected services are to be rendered by providing technical assistance to the market consisting of existing fossil fuel electric power plants for their decrease of pollutants in the exhaust and their verification of EPA regulations on the release of contaminants in the atmosphere. A prototype new furnace is expected to be available within one year following the availability of the necessary funds. As we are a development stage company, we have not yet generated any revenue from the assets that were recently assigned to and acquired by the Company, including the Hadronic reactors. The Hadronic reactors have been utilized to test and confirm the technology for ultimate inclusion in the new furnaces. Thunder Energies Corp. is a developer of new technologies that are being brought to market by three divisions: 1) Division of Optical Instruments (TEC-DOI); 2) Division of Nuclear Instruments (TEC-DNI); and 3) Division of Fuel Combustion (TEC--DFC). All intellectual properties, including patents, patent applications, domain names, copyrights, know how, etc., are exclusively and irrevocably owned by Thunder Energies Corp. without any royalty payments. Out of the three divisions, TEC-DOE has initiated production and sale of pairs of Galileo and Santilli telescopes with 70 mm, 100 mm, and 150 mm. The remaining two divisions are expecting funding for their commercialization.

Thunder Energies Corporation f/k/a Thunder Fusion Corporation and CCJ Acquisition Corp. (“we”, “us”, “our”, or the “Company”) was incorporated in the State of Florida on April 21, 2011. The Company selected December 31 as its fiscal year end.

On July 25, 2013, Dr. Ruggero M. Santilli acquired from the Company’s existing shareholders, a control block of stock in the Company consisting of two million nine hundred forty thousand (2,940,000) shares of restricted common stock of the Company, in a private equity transaction. As a result of this acquisition, Dr. Ruggero M. Santilli owned 98% of the issued and outstanding shares of common stock of the Company.

On August 10, 2013, the Company entered into an Asset Assignment Agreement (the “IBR Assignment Agreement”) with Institute For Basic Research, Inc., a Florida corporation (“IBR”) that also is beneficially controlled by our Chief Executive Officer, Dr. Ruggero M. Santilli. Pursuant to the IBR Assignment Agreement, IBR irrevocably assigned to the Company all rights, title, ownership and interests in all of IBR’s internet website domain name assets, owned and hereinafter acquired by IBR including, but not limited to, all physical and intangible assets and intellectual property related to the assets.

On August 11, 2013, Thunder Energies Corporation (the “Company”) entered into an Asset Assignment Agreement (the “Assignment Agreement”) with HyFuels, Inc., a Florida corporation (“HyFuels”) beneficially controlled by our Chief Executive Officer, Dr. Ruggero M. Santilli. Pursuant to the Assignment Agreement, HyFuels irrevocably assigned to the Company all physical assets, intangible assets, accounts receivable, intellectual property, accounting software, billing software, client lists, client prospects, trade secrets, proprietary property, the intellectual and physical property known as intermediate nuclear fusion without radiation, the physical property consisting of seven (7) Hadronic reactors, all copyrights, patents, patent applications, patent assignments, trademarks and anything having commercial or exchange value and the like.

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Consideration for the assignment agreements consisted of one million (1,000,000) shares of our common stock that were issued to Dr. Ruggero M. Santilli, as designee for IBR and HyFuels. Company management determined the amount of consideration based upon ASC 845-10-S99 pertaining to transfer of non-monetary assets. According to ASC 845-10-S99, transfers of non-monetary assets to a company by its promoters or shareholders in exchange for stock prior to or at the time of the entity’s initial public offering should be recorded at the transferors’ historical cost basis determined under Generally Accepted Accounting Principles. As such, the cost basis carried on the books and records of HyFuels and IBR was minimal or essentially zero. Therefore, the accounting principles in ASC 845-10-S99 were followed and the Company recorded the intellectual and physical properties at its historical cost basis, which was at the historical cost basis of a nominal amount. In connection with the aforementioned assignment agreements, 1,000,000 shares of our common stock were transferred in exchange for the assets. The transfer was valued at one thousand dollars ($1,000.00), the value of the shares issued at par ($0.001) in exchange for the assets. This amount was determined by the Company to be de-minimus to the value received in the exchange and approximates the basis of those assets.

The Company has recorded the property and intangibles (7 reactors, intellectual property rights to develop the technology, and website) as an intangible asset. The valuation of the properties will be the par value of the stock received in exchange for the rights and assets. The Company’s filings will include a disclosure in the MD&A section and notes to the financial statement under the heading “Non-Monetary Transaction”. Management believes that the $1,000.00 valuation is reflective of the salvage value of the physical property, at a minimum. Our Company purchased internet website domain name assets owned by IBR and the intellectual and physical property known as intermediate nuclear fusion without radiation, the physical property consisting of seven (7) Hadronic reactors, all copyrights, patents, patent applications, patent assignments, trademarks and anything having commercial or exchange value owned by HyFuels as related to the reactors. None of the assets purchased had ever generated revenue for IBR or HyFuels. Although the Asset Assignment Agreements were more comprehensive in their description of “assets”, the aforementioned items were the only assets assigned to the Company.

Our Company purchased internet website domain name assets owned by IBR and the intellectual and physical property known as intermediate nuclear fusion without radiation, the physical property consisting of seven (7) Hadronic reactors, all copyrights, patents, patent applications, patent assignments, trademarks and anything having commercial or exchange value owned by HyFuels as related to the reactors. None of the assets purchased had ever generated revenue for IBR or HyFuels. Although the Asset Assignment Agreements were more comprehensive in their description of “assets”, the aforementioned items were the only assets assigned to the Company.

A further description of the assignors, IBR and HyFuels, follows. IBR is a Florida Corporation, whose only business operations are the publication of an internet blog relating to scientific and academic matters. IBR does not generate revenue and has no expenses. Furthermore, IBR has never maintained a checking account. This status has been consistent over the last several years. Our Chief Executive Officer and Director, Dr. Ruggero M. Santilli is president and a director for IBR. IBR does not have any ownership interest in any of our securities.

HyFuels is a Florida corporation that utilized research and development funds to create the seven Hadronic reactors, but otherwise has no business operations since its inception. Its sole purpose is to serve as a patent holding company. Our Chief Executive Officer and Director, Dr. Ruggero M. Santilli is president and a director for HyFuels. HyFuels also does not have any ownership interest in any of our securities.

Neither IBR nor HyFuels has made any effort to commercialize the assets for purposes of generating revenue. Both IBR and HyFuels continue to exist as Florida corporations separate and distinct from the Company. Though they are deemed “related” entities through a common officer and director with our Company, they remain otherwise “unaffiliated” with our Company.

IBR maintains its principal place of business at 90 East Winds Court, Palm Harbor, Florida 34689. HyFuels maintains its principal place of business at 35246 US Highway 19 North, #215, Palm Harbor, Florida 34684. There is no continuity of facilities with the Company.

Neither IBR nor HyFuels had an employee base, a distribution system, a sales force, a customer base, production techniques or trade names associated with the assets. Their ownership rights may arguably be referred to as operating rights but there were essentially no operations associated with the assets.

The only activities of the assignors involved the creation of the Internet website domain names and the creation of the seven Hadronic reactors and associated patents pending. These assets did not generate revenue prior to the assignment, so there is essentially no financial data to report regarding “revenue producing activity previously associated with the acquired assets”. Furthermore, there is no “sufficient continuity of operations with our Company so that disclosure of prior financial information regarding IBR or HyFuels is material to an understanding of future operations regarding our Company.

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Description of Business, Principal Products, Services

Thunder Energies Corp. is a developer of new technologies that are being brought to market by three divisions: 1) Division of Nuclear Instruments (TEC-DNI) 2) Division of Optical Instruments (TEC-DOI); and 3) Division of Fuel Combustion (TEC--DFC). Each Division is protected by patent applications on which no royalties are due. Out of the three divisions, the Division of Nuclear Instruments and the Division of Optical Instruments have initiated sale of their products.

The Division of Nuclear Instruments is producing, selling and servicing new equipment producing on demand a flux of low energy neutrons synthesized from a hydrogen gas called Directional Neutron Source (DNS). This equipment is particularly suited to scan suitcases in airports for the detection of concealed nuclear materials such as Uranium 235. The equipment is also particularly suited to identify the existence and the concentration of precious metals in mining operations, for the test of large naval welds and other applications. One Directional Neutron Source has been sold to a European customer and the company is now organizing its production and sale. The Company has filed research grant applications to the Defense Threat reduction Agency and DARPA for the completion of the available Directional Neutron Source into a Nuclear Weapon detection Station. Funds expected from this filing are primarily intended to continue the development of this new neutron technology for the advancement of our national security;

The Division of Optical Equipment is producing, selling and servicing a basically new telescope with concave lenses, known as the Santilli telescope, for the detection of images produced by antimatter light known as isodual light. In particular, TEC-DOE is producing, selling and servicing pairs of 70 mm, 100 mm, 150 mm and 200 mm Galileo and Santilli telescopes where the Galileo telescope is needed to focus images in the Santilli telescope. Besides new astrophysical detections, TEC pairs of Galileo and Santilli telescopes are useful for a comprehensive surveillance of civilian, industrial and military installations since they can identify images produced by all possible forms of light, the conventional light and the new isodual light. Three TEC Surveillance Stations are now operational, one in the USA and two in Europe.

Additionally, the business of Thunder Energies Corporation (“TEC”) is focused on the development of a new clean combustion of fossil fuels (oil, diesel, coal, etc.) with controlled minimal contaminants in the exhaust. Our business objective is achieved via new forms of processing fossil fuels, new additives to the combustion and the assistance of a high voltage electric discharges (patents pending) that burn combustible contaminants in fossil fuel exhaust while providing added on clean energy. The expected principal product, depending on funding, is a new type of furnace for the clean combustion of fossil fuel that will be available in various type and sizes and various type of energy application, from home heating to large plants for the clean production of electricity. The expected services are to be rendered by providing technical assistance to the market consisting of existing fossil fuel electric power plants for their decrease of pollutants in the exhaust and their verification of EPA regulations on the release of contaminants in the atmosphere. A prototype new furnace is expected to be available within one year following the availability of the necessary funds. The Hadronic reactors have been utilized to test and confirm the technology for ultimate inclusion in the new furnaces.

Distribution Methods Of The Products and Services

For this first division TEC-DOE we have initiated advertisement via direct e-mail and public news releases. Initially, we anticipate marketing via large advertisements on the internet, such as via PRWeb and PRNewswire Releases. For the other two divisions we expect to market through contacts that we are able to generate, and via direct contacts of potential buyers of TEC new fossil fuel furnaces or TEC services for the improvement of existing fossil fuel burning plants.

Status of Any Publicly Announced New Product Or Service

Regarding the sale of telescopes, we have made several news releases and radio interviews. In addition, we have presented all TEC technologies to investors’ conferences. For the other two divisions TEC-DNE and TEC-DFC the company contemplates no advertisement until the availability of production equipment. We have, however, published scientific papers on the new sciences underlying the Combustion and Nuclear Divisions. One Directional Neutron Source of the DNE has been manufactured, sold and serviced to a buyer from Europe. Pairs of the Galileo and Santilli telescopes have been manufactured, sold and serviced to customers in the U.S.A. and Europe.

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Competitive Business Conditions And The Smaller Reporting Company’s Competitive Position In The Industry And Methods Of Competition

There are no known competitors for the new telescopes with concave lenses produced and sold by TEC-DOE. TEC new telescopes for the detection of isodual light are the only one in existence and no competition is known. There exist many types of furnaces for the combustion of fossil fuels, but they are all based on conventional combustion of fossil fuels and then the removal of contaminants in the exhaust. By contrast, the main function of TEC furnaces is that of improving the combustion with consequential reduction of contaminants in the exhaust while increasing the energy output for the same fossil fuel. There is no known competition for the detection of fissionable material via a thermal neutron source under development by TEC-DNE. TEC Directional Neutron Source has no competition because it is the only available equipment producing on demand “low energy” neutrons in the needed direction and energy. Other commercially available sources produce neutrons at high energy, thus not being usable in civilian facilities as well as in all directions.

Sources And Availability Of Raw Materials And The Names Of Principal Suppliers

The Company has selected qualified manufacturers for the telescopes of TEC-DOE. All components for the new telescope are readily available on the open market. Suppliers are available for the other two technologies and will be selected following completion of their development. The raw material needed by the TEC furnaces is given by conventional fossil fuels all available in the U.S.A. by a large number of suppliers. All needed material have been purchased from the U. S. companies McMaster and/or Granger.

Dependence On One Or A Few Customers

There are many potential customers for the pair of telescopes produced by the TEC-DOE division. Our marketing analysis has identified the potential customers in all individuals and associations interested in sky watching. For the other two technologies, we have not yet performed market analysis. TEC has no need for such a dependence.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements Or Labor Contracts, Including Duration

Each of the above indicated three divisions has been the subject of a patent application as follows:

Title: “Method and Apparatus for Intermediate Controlled Fusion Processes”

U.S. serial no. 13/197836

Atty Docket no. TEC-0101

Inventor: Dr. Ruggero Maria Santilli

Title: “Novel Optical Instruments with Concave Lenses”

U.S. serial no. 62/144,268 (conf. no. 8850)

Atty Docket no. TEC-0102

Inventor: Dr. Ruggero Maria Santilli

Title: “Directional Production of Composite Particles”

U.S. serial no. 62/518,047

Atty Docket no. TEC-0103

Inventor: Dr. Ruggero Maria Santilli

Trademarks are expected to be applied for depending on funding. No franchisee or license is expected during the first three years of operation. Labor contracts for employees are planned for implementation following legal assistance and decisions by our Board of Directors.

Need For Any Government Approval Of Principal Products Or Services

No governmental approval or permits are necessary for the telescopes. No governmental approval or permits is expected for the development of the new furnaces for the clean combustion of fossil fuels. Following their availability, the TEC furnaces will be subject to and must comply with applicable EPA requirements for permitted levels of contaminants in the exhaust. Regarding the neutron source, we need to further analyze the requirements

Effect Of Existing Or Probable Governmental Regulations On The Business

There are no governmental regulations affecting the sale of the telescope technology. Due to its novel conception, a principal objective of TEC furnaces is that of surpassing current EPA requirements for the contaminants in the combustion exhaust released in the atmosphere. We expect that the neutron source technology will be government regulated and we are in the process of analyzing and assessing the impact of such regulations on the business. TEC has filed research grant applications to DARPA, the Defense Threat Reduction Agency and the U. S. AIR FORCE for the completion of the available Directional Mention Source into a Nuclear Weapon Detection Station (NWDT,) under full Governmental control. No outcome of these grant applications is known at this time.

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Estimate Of The Amount Of Money Spent During Each Of The Last Two Fiscal Years On Research And Development

Related entities have spent $200K and $100K in 2014 and 2015, respectively, for the development of the Directional Neutron Source and of the Santilli telescope. All funding for the development of our products to date has been derived from related entities, IBR and HyFuels, which are beneficially controlled by our Chief Executive Officer, Dr. Ruggero M. Santilli.

Costs and Effects Of Compliance With Environmental Laws

There are no environmental laws affecting the sale of pairs of telescopes as we simply assemble telescopes, cameras and proprietary concave lenses. We are unable to estimate the costs and effects of compliance with environmental laws prior to completion of a TEC prototype furnace.

Number Of Total Employees And Number Of Full-Time Employees

At this time, the Company has two full time employees and five persons working part time in various functions.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this amendment to our Current Report on Form 8-K, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We are choosing to utilize the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act. This election allows our Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

We are a reporting company and file all reports required under sections 13 and 15d of the Exchange Act.

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Results of Operations and Critical Accounting Policies and Estimates.

The results of operations are based on preparation of financial statements in conformity with accounting principles generally accepted in the United States. The preparation of financial statements requires management to select accounting policies for critical accounting areas as well as estimates and assumptions that affect the amounts reported in the financial statements. The Company’s accounting policies are more fully described in Note 3 to the Notes of Financial Statements.

Results of Operations for the three months ended September 30, 2018 and 2017.

Revenues.

Total Revenue. Total revenues for the three months ended September 30, 2018 and 2017 were $0 and $0 respectively.

Expenses.

Total Operating Expenses. Total operating expenses for the three months ended September 30, 2018 and September 30, 2017 were $166,314 and $152,885, respectively. Total operating expenses consisted of research and development of $1,943 and $45,229, respectively; professional fees of $111,716 and $55,775, respectively and selling, general and administrative expenses of $52,655 and $51,881, respectively. Research and development expense decreased by approximately 96% primarily due to the development of the Neutron Source Directional equipment mostly completed. Professional fees increased by approximately 101% due to the increase in shares issued for consulting services. Selling, general and administrative expenses increased by approximately 2% due to operations.

Other Income Expense: Total other income expense for the three months ended September 30, 2018 and 2017 was $25,630 and $125,844, respectively. Other income expense consisted of interest expense of ($3,534) and ($24,654), respectively; interest expense related to derivative liability of ($28,027) and $31,800, respectively and change in derivatives of $57,191 and $118,698, respectively. Interest expense decreased by approximately 85% due to reduction of notes payable. Interest expense related to derivative liability and change in derivative decreased by approximately 239% due to a reduction of convertible notes payable and derivative liability.

Results of Operations for the nine months ended September 30, 2018 and 2017.

Revenues.

Total Revenue. Total revenues for the nine months ended September 30, 2018 and 2017 were $0 and $0 respectively.

Expenses.

Total Operating Expenses. Total operating expenses for the nine months ended September 30, 2018 and September 30, 2017 were $611,851 and $490,022, respectively. Total operating expenses consisted of research and development of $39,536 and $70,810, respectively; professional fees of $400,318 and $238,172, respectively and selling, general and administrative expenses of $171,997 and $181,040, respectively. Research and development expense decreased by approximately 44% due development of the Neutron Source Directional equipment mostly completed. Professional fees increased by approximately 68% due to the increase in shares issued for consulting services. Selling, general and administrative expenses decreased by approximately 5% due to operations.

Other Income Expense: Total other income expense for the nine months ended September 30, 2018 and 2017 was ($51,108) and ($31,848), respectively. Other income expense consisted of interest expense of ($14,125) and ($31,848), respectively; interest expense related to derivative liability of ($78,767) and $0, respectively and change in derivatives of $41,784 and $0, respectively. Interest expense increased by approximately 56% due to borrowings for operations. Interest expense related to derivative liability and change in derivative decreased by 100% due to reduction of convertible notes payable and derivative liability.

Financial Condition.

Total Assets. Total assets at September 30, 2018 and December 31, 2017 were $814 and $26,552, respectively. Total assets consist of cash of $764 and $1,883, respectively; accounts receivable of $0 and $24,469, respectively and intangible assets, net of accumulated amortization and impairment, of $50 and $200, respectively. Total assets decreased by approximately 97%. The main reason for the decrease was the collection all outstanding accounts receivable at September 30, 2018.

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Total Liabilities. Total liabilities at September 30, 2018 and December 31, 2017 were $936,228 and $686,782, respectively. Total liabilities consist of accounts payable of $25,780 and $0, respectively; accrued interest of $44,747 and $33,262, respectively; derivative liability of $131,968 and $116,654, respectively; convertible note payable, net of discount of $71,633 and $16,866, respectively; note payable to related parties of $536,100 and $520,000, respectively and accrued compensation, related party of $126,000 and $0, respectively. Total liabilities increased by approximately 36%. Accounts payable increased by 100% due to the expenses associated with the annual audit. Accrued interest increased by approximately 35% due to increase borrowings for operations. Convertible note payable increased by approximately 324% due to the execution of notes payable and proceeds were used for operations. Derivative liability increased by approximately 13% due to executing a convertible note payable. Accrued compensation related party increased by approximately 100% because the accrued compensation was not converted into common shares as previously done.

Liquidity and Capital Resources.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business.

The Company sustained a loss of $662,959 for the nine months ended September 30, 2018 and $521,870 for the nine months ended September 30, 2017. The Company has accumulated losses totaling $3,654,535 at September 30, 2018. Because of the absence of positive cash flows from operations, the Company will require additional funding for continuing the development and marketing of products. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We are presently able to meet our obligations as they come due through the support of our shareholders. At September 30, 2018 we had a working capital deficit of $935,414. Our working capital deficit is due to the results of operations.

Net cash used in operating activities for the nine months ended September 30, 2018 and 2017 were ($113,219) and ($33,921), respectively. Net cash used in operating activities includes our net loss, amortization, impairment, Derivative convertible note, stock issued for services, accounts receivable, accrued salaries and accrued interest.

Net cash provided by financing activities for the nine months ended September 30, 2018 and 2017 were $112,100 and $69,500, respectively. Net cash provided by financing activities includes proceeds from notes payable- related party of $16,100 and ($10,500), respectively; proceeds from convertible notes payable of $96,000 and $0, respectively and proceed from sale of stock of $0 and $80,000, respectively.

We anticipate that our future liquidity requirements will arise from the need to fund our growth from operations, pay current obligations and future capital expenditures. The primary sources of funding for such requirements are expected to be cash generated from operations and raising additional funds from the private sources and/or debt financing. However, we can provide no assurances that we will be able to generate sufficient cash flow from operations and/or obtain additional financing on terms satisfactory to us, if at all, to remain a going concern. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis and ultimately to attain profitability. Our Plan of Operation for the next twelve months is to raise capital to implement our strategy. We do not have the necessary cash and revenue to satisfy our cash requirements for the next twelve months. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then we may not be able to expand our operations. If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for some of our expenses. However, we have not made any arrangements or agreements with our officers and directors regarding such advancement of funds. We do not know whether we will issue stock for the loans or whether we will merely prepare and sign promissory notes. If we are forced to seek funds from our officers or directors, we will negotiate the specific terms and conditions of such loan when made, if ever. Although we are not presently engaged in any capital raising activities, we anticipate that we may engage in one or more private offering of our company’s securities after the completion of this offering. We would most likely rely upon the transaction exemptions from registration provided by Regulation D, Rule 506 or conduct another private offering under Section 4(a)(2) of the Securities Act of 1933. See “Note 2 – Going Concern” in our financial statements for additional information as to the possibility that we may not be able to continue as a “going concern.”

We are not aware of any trends or known demands, commitments, events or uncertainties that will result in or that are reasonably likely to result in material increases or decreases in liquidity.

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Capital Resources.

We had no material commitments for capital expenditures as of September 30, 2018.

Off-Balance Sheet Arrangements

We have made no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Results of Operations for the years ended December 31, 2017 and December 31, 2016.

Revenues.

Total Revenue. Total revenues for the year ended December 31, 2017 and 2016 were $194,481 and $13,511 respectively. Revenues increased by approximately 1,340% due to the sale of Neutron Source Directional equipment.

Expenses.

Total Operating Expenses. Total operating expenses for the years ended December 31, 2017 and December 31, 2016 were $771,059 and $463,526, respectively. Total operating expenses consisted of research and development of $125,664 and $31,965, respectively; professional fees of $403,164 and $186,027, respectively; selling, general and administrative expenses of $242,231 and $231,214, respectively; and impairment expense of $0 and $14,320, respectively. Research and development expense increased by approximately 293% due development of the Neutron Source Directional equipment. Professional fees increased by approximately 117% due to the increase in shares issued for consulting services. Impairment expense decreased by 100% due to the full impairment of patents & trademarks.

Other Expense: Total other expense for the years ended December 31, 2017 and 2016 was $52,249 and $10,646, respectively. Other expense consisted of interest expense of $35,383 and $10,646, respectively; interest expense related to derivative liability of $16,866 and $0, respectively and change in derivative of $186 and $0, respectively. Interest expense increased by approximately 232% due to increased borrowings for operations. Interest expense related to derivative liability and change in derivative increase by 100% due to proceeds from a convertible note payable for operations.

Financial Condition.

Total Assets. Total assets at December 31, 2017 and December 31, 2016 were $26,552 and $1,361, respectively. Total assets consist of cash of $1,833 and $961, respectively; accounts receivable of $24,469 and $0, respectively and intangible assets, net of accumulated amortization and impairment, of $200 and $400, respectively. Total assets increased by approximately 2,642%. The main reason for the increase was due to an increase in accounts receivable of approximately 100% at December 31, 2017.

Total Liabilities. Total liabilities at December 31, 2017 and December 31, 2016 were $686,782 and $1,419,251, respectively. Total liabilities consist of accrued interest of $33,262 and $20,905, respectively; derivative liability of $116,654 and $0, respectively; convertible note payable, net of discount of $16,866 and $0, respectively; accrued salaries of $0 and $865,846, respectively; and note payable to related parties of $520,000 and $532,500, respectively. Total liabilities decreased by approximately 52%. Accrued compensation, related parties decreased by approximately 100% due to Dr. Ruggero Santilli and Ms. Carla Santilli converting their outstanding accrued compensation to the Company’s common stock. Accrued interest increased by approximately 59% due to increase borrowings for operations. Convertible note payable increased by approximately 100% due to the execution of the note payable and proceeds were used for operations. Derivative liability increased by approximately 100% due to executing a convertible note payable.

Liquidity and Capital Resources.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business.

The Company sustained a loss of $628,641 for the year ended December 31, 2017 and $460,661 for the year ended December 31, 2016. The Company has accumulated losses totaling $2,991,576 at December 31, 2017. Because of the absence of positive cash flows from operations, the Company will require additional funding for continuing the development and marketing of products. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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We are presently able to meet our obligations as they come due through the support of our shareholders. At December 31, 2017 we had a working capital deficit of $660,230. Our working capital deficit is due to the results of operations.

Net cash used in operating activities for the years ended December 31, 2017 and 2016 were $132,578 and $105,196, respectively. Net cash used in operating activities includes our net loss, amortization, impairment, Derivative convertible note, stock issued for services, accounts receivable, accrued salaries and accrued interest.

Net cash used in investing activities for the years ended December 31, 2017 and 2016 were $0 and $3,665, respectively. Net cash used in investing activities includes legal expenses paid for patents.

Net cash provided by financing activities for the years ended December 31, 2017 and December 31, 2016 were $133,500 and $97,000, respectively. Net cash provided by financing activities includes proceeds from notes payable- related party of ($12,500) and $97,000, respectively; proceeds from convertible notes payable of $66,000 and $0, respectively and proceeds from the issuance of common stock of $80,000 and $0, respectively.

We anticipate that our future liquidity requirements will arise from the need to fund our growth from operations, pay current obligations and future capital expenditures. The primary sources of funding for such requirements are expected to be cash generated from operations and raising additional funds from the private sources and/or debt financing. However, we can provide no assurances that we will be able to generate sufficient cash flow from operations and/or obtain additional financing on terms satisfactory to us, if at all, to remain a going concern. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis and ultimately to attain profitability. Our Plan of Operation for the next twelve months is to raise capital to implement our strategy. We do not have the necessary cash and revenue to satisfy our cash requirements for the next twelve months. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then we may not be able to expand our operations. If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for some of our expenses. However, we have not made any arrangements or agreements with our officers and directors regarding such advancement of funds. We do not know whether we will issue stock for the loans or whether we will merely prepare and sign promissory notes. If we are forced to seek funds from our officers or directors, we will negotiate the specific terms and conditions of such loan when made, if ever. Although we are not presently engaged in any capital raising activities, we anticipate that we may engage in one or more private offering of our company’s securities after the completion of this offering. We would most likely rely upon the transaction exemptions from registration provided by Regulation D, Rule 506 or conduct another private offering under Section 4(2) of the Securities Act of 1933. See “Note 2 – Going Concern” in our financial statements for additional information as to the possibility that we may not be able to continue as a “going concern.”

We are not aware of any trends or known demands, commitments, events or uncertainties that will result in or that are reasonably likely to result in material increases or decreases in liquidity.

Capital Resources.

We had no material commitments for capital expenditures as of December 31, 2017.

Off-Balance Sheet Arrangements

We have made no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

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DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers.

The names and ages of our directors and executive officers as of December 31, 2017 are set forth below. Our Bylaws provide for not less than one and not more than seven directors. All directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

Name	Age	Position
Dr. Ruggero M. Santilli (1)	82	Chief Executive Officer, Principal Executive Officer, Principal Accounting Officer, Director (1)
Mrs. Carla Santilli (2)	77	Treasurer, Secretary, Director (2)
Margaret Haberlin-Currey	58	Chief Financial Officer

____________

(1)	Dr. Ruggero M. Santilli will serve as a director until the next annual shareholder meeting.

(2)	Mrs. Carla Santilli will serve as a director until the next annual shareholder meeting.

Dr. Ruggero M. Santilli, Chief Executive Officer and Director

Dr. Ruggero Maria Santilli is 82 years of age. In the last 5 years Dr. Santilli has served as the Chairman of the Board and Chief Executive Officer for Magnegas Corporation, a publicly traded entity from which he voluntarily resigned on May 30, 2013. Dr. Santilli became Chairman of the Board and Chief Executive Officer of our Company in 2013. Dr. Santilli was born and educated in Italy where he achieved his Ph.D., in mathematics and physics, as well as a chair in nuclear physics at the Avogadro Institute in Turin, Italy. In 1967 Santilli was invited by the University of Miami in Florida to conduct research for NASA and he moved with his family to the U.S.A. where he subsequently became a U.S. citizen. In 1968 he joined the faculty of Boston University, under partial support from the U.S. Air Force, where he taught physics and applied mathematics from prep courses to seminar post-PhD. courses. In 1975-1977 he went to MIT and from 1978 to 1983 he was a member of Harvard University faculty where he received five grants from the U. S. Department of Energy to study a generalization of quantum mechanics and chemistry needed for new clean energies and fuels. Since 1984 he has been the President of the Institute for Basic Research, originally located in a Victorian building inside Harvard University grounds and moved to Florida in 1990. Since his time at Harvard University he studied new clean energies and related chemistry. None of the aforementioned entities are a parent, subsidiary or affiliate of the Company. Dr. Santilli has not engaged in any related party transactions with the Company, except for loans made to the Company. During the years ended December 31, 2016 and 2015, Dr. Santilli and Mrs. Santilli loaned the company $97,000 and $216,500 for operations. There were no repayments of principal or interest during the years ended December 31, 2016 and 2015.

At December 31, 2016 and 2015 the demand notes accumulative balances were $532,500 and $435,500, respectively. Accrued interest at December 31, 2016 and 2015 was $20,905 and $10,259, respectively.

Dr. Santilli is the author of over 250 technical articles and 18 post Ph.D. level monographs in mathematics, physics, cosmology, superconductivity, chemistry and biology published the world over. He is the founding editor of three journals in mathematics and physics and editor of several others.

Dr. Santilli is also internationally known for the discovery of the basic science and for the industrial development of the “Santilli MagneGas Technology”.

Dr. Santilli is the recipient of various honors, including: his nomination by the Estonia Academy of Sciences among the most illustrious applied mathematicians of all times; two gold medals for scientific merits; the listing as “Santilli Hall” of a class room at an Australian research center; and nominations for the Nobel Prize in physics as well as in chemistry from scientists the world over. A scientific meeting was organized in June 2005 at the University of Karlstad, Sweden, to honor Prof. Santilli on his 70th birthday with participation of scientists from 50 countries.

Mrs. Santilli joined our Board of Directors in 2013. Mrs. Santilli’s qualifications to serve on our board of directors include her thirty years of experience as President and Chief Executive Officer of Hadronic Press, Inc. and her experience in the environmental sciences field.

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Mrs. Carla Santilli, Treasurer, Secretary and Director

Carla Santilli is 77 years of age, has been a Director of Magnegas Corporation since May 2007 and is the spouse of Dr. Santilli. Carla Santilli holds a Masters’ Degree in Human Services Administration from the School of Social Work of Boston University. She held positions of Clinical Social Worker and Community Programs Coordinator for the State of Massachusetts. Since the late 1980’s, Mrs. Santilli has been employed as the President and Chief Executive Officer of Hadronic Press, Inc, a physics and mathematics academic publishing company. In this capacity, Mrs. Santilli has directed the growth of this company from start-up to become one of the world’s leading physics and mathematics publishing companies. Books and journals published by Hadronic Press can be found in all of the leading University libraries across the world. Mrs. Santilli has been involved in the private sector as grant administrator and public relations specialist in the fields of academic publishing and environmental sciences. None of the aforementioned entities are a parent, subsidiary or affiliate of the Company. Mrs. Santilli has not engaged in any related party transactions with the Company, except for loans made to the Company. During the years ended December 31, 2016 and 2015, Mrs. Santilli and Dr. Santilli loaned the company $97,000 and $216,500 for operations. There were no repayments of principal or interest during the years ended December 31, 2016 and 2015.

At December 31, 2016 and 2015 the demand notes accumulative balances were $532,500 and $435,500, respectively. Accrued interest at December 31, 2016 and 2015 was $20,905 and $10,259, respectively.

Mrs. Santilli is currently a Director of Magnegas Corporation.

Mrs. Santilli’s qualifications to serve on our board of directors include her thirty years of experience as President and Chief Executive Officer of Hadronic Press, Inc. and her experience in the environmental sciences field.

Margaret Haberlin-Currey, Chief Financial Officer

Margaret Haberlin-Currey is 59 years of age. In the last 5 years Ms. Haberlin-Currey has been an owner of Tax Stop Inc., a business engaged in tax preparation services, and BizBooks 4 U, an entity engaged in business publication sales. Ms. Haberlin-Currey also was previously employed by Burdines/Macy’s as a VP/General Manager and with Financial Federal Credit Union in Miami, Florida, where she served as Chief Executive Officer. Ms. Haberlin-Currey holds a Bachelor of Science degree from the University of Vermont. Ms. Haberlin-Currey has not engaged in any related party transactions with the Company.

Ms. Haberlin-Currey’s qualifications to serve as an executive officer and Chief Financial Officer for our Company include her status and experience in business, including her experience as CEO for a federal credit union.

Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders of decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past ten years.

The Board of Directors acts as the Audit Committee, and the Board has no separates committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such expert. The Company intends to continue to search for a qualified individual for hire.

A. Significant Employees. None.

B. Family Relationships. None.

C. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders of decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past ten years.

D. The Board of Directors acts as the Audit Committee, and the Board has no separates committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such expert. The Company intends to continue to search for a qualified individual for hire.

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Section 16(a) Beneficial Ownership Reporting Compliance

Our shares of common stock are registered under the Exchange Act, and therefore our officers, directors and holders of more than 10% of our outstanding shares are subject to the provisions of Section 16(a) which requires them to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely upon our review of reports submitted to us during the fiscal year ended December 31, 2017, the following table sets forth the name of any such person that failed to file the required forms on a timely basis, including the number of late reports, the number of transactions not reported on a timely basis and any known failure to file a required form.

Name	Number of late reports	Number of transactions not reported timely
Carla Santilli	1	1
Dr. Ruggero M.Santilli	7	12

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. In addition to the Code of Business Conduct and Ethics, our principal executive officer, principal financial officer and principal accounting officer are also subject to written policies and standards that are reasonably designed to deter wrongdoing and to promote: honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to the SEC and in other public communications made by us; compliance with applicable government laws, rules and regulations; the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and accountability for adherence to the code. We have posted the text of our Code of Business Conduct and Ethics on our Internet website, www.slpc1.com. We intend to disclose future amendments to, or waivers from, certain provisions of our Code of Business Conduct and Ethics, if any, on our above Internet website within four business days following the date of such amendment or waiver.

Legal Proceedings.

To the best of our knowledge, except as set forth herein, none of the directors or director designees to our knowledge has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.

Meetings and Committees of the Board of Directors.

We do not have a nominating committee of the Board of Directors, or any committee performing similar functions. Nominees for election as a director are selected by the Board of Directors.

We do not yet have an audit committee or an audit committee financial expert. We expect to form such a committee composed of non-employee directors when such individuals are added to the board of directors. We may in the future attempt to add a qualified board member to serve as an audit committee financial expert in the future, subject to our ability to locate and compensate such a person. Despite the lack of an audit committee, those members of the board of directors that would otherwise be on our audit committee will continue to analyze and investigate our actual and potential businesses prospects as members of our board of directors. Furthermore, our entire board of directors is aware of the importance of the financial and accounting due diligence that must be undertaken in furtherance of our business and they intend to conduct a comprehensive accounting financial analysis of the Company’s business.

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EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer, and the executive officers who served at the end of the fiscal year December 31, 2017, for services rendered in all capacities to us. The listed individuals shall hereinafter be referred to as the “Named Executive Officers.”

Summary Compensation Table - Officers

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
		Salary	Bonus	Stock Awards	Option Awards	Non-equity Incentive plan Compensation	Nonqualified deferred compensation earnings	All other Compensation	Total
Name and principal position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Dr. Ruggero M. Santilli, President, CEO (1)	2017	180,000	-0-	-0-	-0-	-0-	-0-	-0-	180,000
	2016	180,000	-0-	-0-	-0-	-0-	-0-	-0-	180,000

Mrs. Carla Santilli, Secretary, Treasurer (2)	2017	72,000	-0-	-0-	-0-	-0-	-0-	-0-	72,000
	2016	72,000	-0-	-0-	-0-	-0-	-0-	-0-	72,000

Dr. W. George Gaines (3)	2016	-0-	-0-	37,500	-0-	-0-	-0-	-0-	37,500

Margaret Haberlin-Currey	2017	-0-	-0-	136,000	-0-	-0-	-0-	-0-	136,000
	2016			6,480					6,480

Dr. Leong Ying (4)	2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2016	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

_____________

(1)

The Company has entered into employment contract with Dr. Santilli. The employment contract for Dr. Santilli provides for an annual base salary of $180,000 payable in weekly installments and annual stock option compensation equal to .01% of the issued and outstanding number of shares on July 25 each year at the average trading price of the company common stock on such date. On June 7, 2017, our board of directors approved the offer from our directors, Dr. Ruggero M. Santilli and Mrs. Carla Santilli to convert the balances of their respective accrued salaries due to them by the Company into restricted shares of Company common stock. The salaries of Dr. Santilli ($708,461.54) and Carla Santilli ($283,384.62), as accrued through June 7, 2017, were converted into a total of 16,450,769 shares of restricted Company common stock (the “Shares”). Dr. Santilli was issued 11,727,692 Shares and Carla Santilli was issued 4,723,077 Shares. The Shares were all issued at the price of $0.060 per Share. On December 21, 2017, our board of directors approved the offer from our directors, Dr. Ruggero M. Santilli and Mrs. Carla Santilli to convert the balances of their respective accrued salaries due to them by the Company into restricted shares of Company common stock. The salaries of Dr. Santilli ($90,000) and Carla Santilli ($36,000), as accrued through December 31, 2017, were converted into a total of 1,260,000 shares of restricted Company common stock (the “Shares”). Dr. Santilli was issued 900,000 Shares and Carla Santilli was issued 36,000 Shares. The Shares were all issued at the price of $0.10 per Share.

(2)

The Company has entered into a consulting agreement with Mrs. Santilli, at an annual rate of $60,000. On June 7, 2017, our board of directors approved the offer from Mrs. Carla Santilli to convert the balance of her accrued salary due to her by the Company into restricted shares of Company common stock. The salary of Mrs. Carla Santilli ($283,384.62), as accrued through June 7, 2017, was converted into 4,723,077 Shares. The Shares were all issued at the price of $0.060 per Share. On December 21, 2017, our board of directors approved the offer from our directors, Dr. Ruggero M. Santilli and Mrs. Carla Santilli to convert the balances of their respective accrued salaries due to them by the Company into restricted shares of Company common stock. The salaries of Dr. Santilli ($90,000) and Carla Santilli ($36,000), as accrued through December 31, 2017, were converted into a total of 1,260,000 shares of restricted Company common stock (the “Shares”). Dr. Santilli was issued 900,000 Shares and Carla Santilli was issued 36,000 Shares. The Shares were all issued at the price of $0.10 per Share.

(3)	Dr. W. George Gaines submitted his resignation on February 24, 2016, effective as of that date.

(4)	Dr. Leong Ying submitted his resignation on April 12, 2017, effective as of that date.

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Director Compensation

(a)	(b)	(c)	(d)	(e)	(f)	(g)(2)	(h)
	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified deferred compensation earnings	All Other Compensation	Total
Name and principal position (1)	($)	($)	($)	($)	($)	($)	($)
Dr. Ruggero M. Santilli, President, CEO (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Mrs. Carla Santilli, Treasurer, Secretary (2)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

________________

(1)

The Company has entered into employment contract with Dr. Santilli. The employment contract for Dr. Santilli provides for an annual base salary of $180,000 payable in weekly installments and annual stock option compensation equal to .01% of the issued and outstanding number of shares on July 25 each year at the average trading price of the company common stock on such date. On June 7, 2017, our board of directors approved the offer from our directors, Dr. Ruggero M. Santilli and Mrs. Carla Santilli to convert the balances of their respective accrued salaries due to them by the Company into restricted shares of Company common stock. The salaries of Dr. Santilli ($708,461.54) and Carla Santilli ($283,384.62), as accrued through June 7, 2017, were converted into a total of 16,450,769 shares of restricted Company common stock (the “Shares”). Dr. Santilli was issued 11,727,692 Shares and Carla Santilli was issued 4,723,077 Shares. The Shares were all issued at the price of $0.060 per Share. On December 21, 2017, our board of directors approved the offer from our directors, Dr. Ruggero M. Santilli and Mrs. Carla Santilli to convert the balances of their respective accrued salaries due to them by the Company into restricted shares of Company common stock. The salaries of Dr. Santilli ($90,000) and Carla Santilli ($36,000), as accrued through December 31, 2017, were converted into a total of 1,260,000 shares of restricted Company common stock (the “Shares”). Dr. Santilli was issued 900,000 Shares and Carla Santilli was issued 36,000 Shares. The Shares were all issued at the price of $0.10 per Share.

(2)

The Company has entered into a consulting agreement with Mrs. Santilli, at an annual rate of $60,000. On June 7, 2017, our board of directors approved the offer from Mrs. Carla Santilli to convert the balance of her accrued salary due to her by the Company into restricted shares of Company common stock. The salary of Mrs. Carla Santilli ($283,384.62), as accrued through June 7, 2017, was converted into 4,723,077 Shares. The Shares were all issued at the price of $0.060 per Share. On December 21, 2017, our board of directors approved the offer from our directors, Dr. Ruggero M. Santilli and Mrs. Carla Santilli to convert the balances of their respective accrued salaries due to them by the Company into restricted shares of Company common stock. The salaries of Dr. Santilli ($90,000) and Carla Santilli ($36,000), as accrued through December 31, 2017, were converted into a total of 1,260,000 shares of restricted Company common stock (the “Shares”). Dr. Santilli was issued 900,000 Shares and Carla Santilli was issued 36,000 Shares. The Shares were all issued at the price of $0.10 per Share.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

Compensation Committee Interlocks and Insider Participation.

As of December 31, 2017, our Board of Directors consisted of Dr. Ruggero M. Santilli and Mrs. Carla Santilli. At present, the Board of Directors has not established any committees.

Director Compensation.

There are currently no compensation arrangements in place for members of the board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of December 31, 2017, and our officers and directors, individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

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Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees, if applicable. Subject to community property laws, where applicable, the persons or entities named below have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class (2)
Common Stock	Dr. Ruggero M. Santilli (1)(2)(3) 1444 Rainville Road Tarpon Springs, FL 34689	27,148,897	47.76%

Common Stock	Mrs. Carla Santilli (1)(2)(3) 1444 Rainville Road Tarpon Springs, FL 34689	27,148,897	47.76%

Common Stock	Officers and Directors as a group	27,384,897	48.17%

____________

(1) Dr. Ruggero M. Santilli and Mrs. Carla Santilli are married and each own fifty percent of the equity in Clean Energies Tech, Inc. which owns 4,232,273 shares of our common stock.

(2) Dr. Ruggero M. Santilli and Mrs. Carla Santilli each own fifty percent of the equity in Global Beta, LLC which owns 6,170,000 shares of our common stock.

(3) Mrs. Carla Santilli is a member of the board of directors of The R.M. Santilli Foundation, Inc., a non-profit Florida corporation. Dr. Santilli’s indirect beneficial interest is through his spouse, Mrs. Carla Santilli. Mrs. Carla Santilli owns 4,723,077 shares of our common stock.

Dr. Santilli is our Chief Executive Officer and a director for our Company. Mrs. Carla Santilli is our Treasurer and a director for our Company.

The following table sets forth, as of December 31, 2017, the number of shares of our Series “A” Convertible Preferred Stock owned of record and beneficially by our executive officers, directors and persons who beneficially own more than 5% of such outstanding shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Hadronic Technologies Press, Inc. (1) 35246 US Highway 19 North, Suite #215 Palm Harbor, FL 34684	50,000,000	100%

__________

(1) Dr. Ruggero M. Santilli and Mrs. Carla Santilli are married and each own fifty percent of the equity in Hadronic Technologies Press, Inc. which owns 50,000,000 shares of our Series “A” Convertible Preferred Stock. The Series “A” Convertible Preferred Stock has 15 votes per share and is convertible into 10 shares of our common stock at the election of the shareholder.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions with Related Persons, Promoters and Certain Control Persons.

ADVANCES, PAYABLES AND ACCRUALS

Amounts included in accruals represent amounts due to the officers and directors for corporate obligations under the employment agreements. Payments on behalf of the Company and accruals made under contractual obligation are accrued (see below). As of December 31, 2017, and 2016 accrued expenses were $0 and $865,846, respectively.

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NOTE PAYABLE

In support of the Company’s efforts and cash requirements, it has relied on advances from the majority shareholders until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders. All advances made in support of the Company are formalized by demand notes, at a 2.15% interest rate.

During the years ended December 31, 2017 and 2016, Dr. Santilli and Mrs. Santilli loaned the company $47,700 and $97,000 for operations. During the years ended December 31, 2017 and 2016 the Company paid $60,200 and $0 toward the principal of the outstanding loans.

At December 31, 2017 and 2016 the demand notes accumulative balances were $520,000 and $532,500, respectively. Accrued interest at December 31, 2017 and 2016 was $32,597 and $20,905, respectively.

EQUITY TRANSACTIONS

On July 25, 2013, Dr. Ruggero M. Santilli acquired from Company’s existing shareholders a control block of stock in the Company consisting of two million nine hundred forty thousand (2,940,000) shares of restricted common stock of the Company, in a private equity transaction. Dr. Santilli utilized his own funds to acquire the shares of common stock of the Company. As a result of this acquisition, Dr. Ruggero M. Santilli owns 98% of the issued and outstanding shares of common stock of the Company. On July 25, 2013, Dr. Ruggero M. Santilli and Ms. Carla Santilli were appointed to the Board of Directors of the Company. On July 25, 2013, Dr. Ruggero M. Santilli was appointed President, Chief Executive Officer, Principal Executive Officer and Principal Accounting Officer of the Company. Also on July 25, 2013, Carla Santilli was appointed Secretary and Treasurer for the Company.

On August 11, 2013 the Company issued 1,000,000 shares of common stock in exchange for assignment of non-monetary intangible assets. On October 10, 2013, the Company issued fifty million (50,000,000) shares of our Series “A” Convertible Preferred Stock (the “Preferred Stock”) to Hadronic Technologies Press, Inc. (“Hadronic”), a Florida corporation maintaining its principal place of business at 35246 US Highway 19 North, Suite #215, Palm Harbor, Florida 34684. Our Directors, Dr. Ruggero M. Santilli and Mrs. Carla Santilli each own fifty percent of the equity in Hadronic. The Series “A” Convertible Preferred Stock has 15 votes per share and is convertible into 10 shares of our common stock at the election of the shareholder. Preferred shares issued were valued at $500,000, based on the fair value of the common stock equivalents.

On June 8, 2017 the Company issued 16,530,769 shares to related parties for conversion of accrued compensation of $991,846, recorded at the fair market value of the share price.

On December 21, 2017 the Company issued 1,260,000 shares to related parties for conversion of accrued compensation of $126,000, recorded at the fair market value of the share price.

EMPLOYMENT CONTRACTS

The Company has employment contracts with its key employees, the controlling shareholders, who are officers and directors of the Company.

•

Dr. Santilli, 5 year contract, annual salary of $180,000 and annual common stock options for .01% of the outstanding stock per calendar year at the average trading price of the anniversary date, July 25th

•

Carla Santilli, 5 year consulting contract, annual salary of $72,000 and annual common stock options for .005% of the outstanding stock per calendar year at the average trading price of the anniversary date, July 25th.

OTHER

The Company does not own or lease property or lease office space. At the current time, the office space used by the Company was arranged by the majority shareholders of the Company to use at no charge. It is anticipated that the Company will enter into formal lease arrangements in the near future.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

44

We have not established our own definition for determining whether our director or nominees for directors are “independent” nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current directors would not be deemed to be “independent” under any applicable definition given that they are officers of the Company. We also have not established any committees of the Board of Directors.

Given the nature of our Company, its limited shareholder base and the current composition of management, the Board of Directors does not believe that we require any corporate governance committees at this time. As our operations generate revenue we intend to seek additional members for our board of directors and establish our own definition of “independent” as related to directors and nominees for directors. We further intend to establish committees that will be suitable for our operations as our business operations warrant.

Director Independence.

We have not:

•

Established our own definition for determining whether our director or nominees for directors are “independent” nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current directors would not be deemed to be “independent” under any applicable definition given that he is an officer of the Company; nor,

•	Established any committees of the Board of Directors.

Given the nature of our Company, its limited shareholder base and the current composition of management, the Board of Directors does not believe that we require any corporate governance committees at this time. The Board of Directors takes the position that management of a target business will establish:

•	Its own Board of Directors

•	Establish its own definition of “independent” as related to directors and nominees for directors,

•	Establish committees that will be suitable for its operations after the Company consummates a business combination

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Florida law and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

45

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the Common Stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

This registration statement on Form S-1, including exhibits, is available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F. Street, N.E., Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

46

THUNDER ENERGIES CORPORATION INDEX TO FINANCIAL STATEMENTS

F-1

THUNDER ENERGIES CORPORATION Condensed Balance Sheets (Unaudited)

	September 30,	December 31,
	2018	2017
ASSETS
Current Assets
Cash	$764	$1,883
Accounts receivable	---	24,469
Total Current Assets	764	26,352

Non-current assets
Intangible assets, net of accumulated amortization and impairment of $15,270 and $15,120, respectively	50	200
Total non-current assets	50	200

TOTAL ASSETS	$814	$26,552

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$25,780	$ ---
Accrued interest	44,747	33,262
Accrued compensation, related party	126,000	---
Derivative liability	131,968	116,654
Convertible note payable, net of discount of $367 and $49,134, respectively	71,633	16,866
Note payable, related parties	536,100	520,000
Total Current Liabilities	936,228	686,782

TOTAL LIABILITIES	936,228	686,782

COMMITMENTS AND CONTINGENCIES

Stockholders’ Deficit
Preferred stock: $0.001 par value, 750,000,000 authorized; 50,000,000 and 50,000,000 shares issued and outstanding, respectively	50,000	50,000
Common stock: $0.001 par value 900,000,000 authorized; 71,245,132 and 44,904,708 shares issued and outstanding, respectively	71,245	44,905
Additional paid in capital	2,597,875	2,236,440
Accumulated deficit	(3,654,535)	(2,991,576)
Total Stockholders’ Deficit	(935,414)	(660,230)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$814	$26,552

See notes to financial statements

F-2

THUNDER ENERGIES CORPORATION Condensed Statements of Operations (Unaudited)

	For the Three Months Ended				For the Nine months Ended
	September 30,				September 30,
	2018		2017		2018		2017

REVENUE	$	---	$	---	$	---	$	---

OPERATING EXPENSES
Research and development		1,943		45,229		39,536		70,810
Professional fees		111,716		55,775		400,318		238,172
Selling, general and administrative expenses		52,655		51,881		171,997		181,040
Total operating expenses		166,314		152,885		611,851		490,022

Net loss from operations		(166,314)		(152,885)		(611,851)		(490,022)

Other income (expense)
Interest expense		(3,534)		(24,654)		(14,125)		(31,848)
Interest expense related to derivative liability		(28,027)		31,800		(78,767)		---
Change in derivative		57,191		118,698		41,784		---
Net loss before income taxes		(140,684)		(27,041)		(662,959)		(521,870)

Income taxes		---		---		---		---

Net loss		$(140,684)		$(27,041)		$(662,959)		$(521,870)

Basic and diluted loss per share		$(0.00)		$(0.00)		$(0.01)		$(0.02)

Weighted average number of shares outstanding		65,547,172		36,487,737		53,897,733		25,218,938

See notes to financial statements

F-3

THUNDER ENERGIES CORPORATION Condensed Statements of Cash Flows (Unaudited)

	For the Nine months Ended
	September 30,
	2018		2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss		$(662,959)		$(521,870)
Adjustment to reconcile net loss to net cash used in in operations:
Amortization		150		150
Change in fair market value of derivatives		(41,784)		---
Amortization of debt discount		78,767		---
Stock issued for services provided		322,233		1,111,360
Changes in assets and liabilities:
Increase (decrease) in operating liabilities:
Accounts receivable		24,469		---
Accounts payable		25,780		450
Accrued expenses – related party		126,000		(802,846)
Deposits		---		170,012
Accrued interest		14,125		8,823
Net Cash used in operating activities		(113,219)		(33,921)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from shareholder loans		41,600		29,500
Principal payments on shareholder loans		(25,500)		(40,000)
Proceeds from convertible notes payable		96,000		---
Proceeds from the sale of stock		---		80,000
Net Cash provided by financing activates		112,100		69,500

Net increase in cash		(1,119)		35,579

Cash
Beginning of period		1,883		961
End of period		$764		$36,540

Supplemental cash flow information
Cash paid for interest	$	---	$	---
Cash paid for taxes	$	---	$	---

Non-cash transactions:
Original discount recorded on the recognition of notes with derivative liabilities		$96,000	$	---
Extinguishment of derivative liability related to debt conversions		$174,306	$	---
Debt/accrued interest converted into common stock		$68,641	$	---

See notes to financial statements.

F-4

THUNDER ENERGIES CORPORATION Notes to Condensed Financial Statements For the period ending September 30, 2018 (Unaudited)

NOTE 1 – NATURE OF BUSINESS

Thunder Energies Corporation (“we”, “us”, “our”, “TEC” or the “Company”) was incorporated in the State of Florida on April 21, 2011. On May 1, 2014, the Company filed with the Florida Secretary of State, Articles of Amendment to its Articles of Incorporation (the “Amendment”) which changed the name of the Company from Thunder Fusion Corporation to Thunder Energies Corporation. The Amendment also changed the principal office address of the Company to 1444 Rainville Road, Tarpon Springs, Florida 34689.

The business of Thunder Energies Corporation (“TEC”) is focused, depending on funding, on the manufacturing, sale and service of three new cutting-edge technologies (patents and trademarks pending): the new Santilli telescopes with concave lenses; the new hadronic reactors for the synthesis of the neutron from the hydrogen gas, and the new HyperFurnaces for the full combustion of fossil fuels.

NOTE 2 – GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating cost and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan to obtain such resources for the Company include, obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company. In addition, profitability will ultimately depend upon the level of revenues received from business operations. However, there is no assurance that the Company will attain profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

UNAUDITED INTERIM FINANICAL STATEMENTS

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information and with the instructions to Form 10-Q and Regulation S-X. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The interim financial statements should be read in conjunction with the annual financial statements included in the Form 10K/A as of December 31, 2017 and filed with the Securities and Exchange Commission on April 14, 2017.

In the opinion of management, all adjustments consisting of normal recurring entries necessary for a fair statement of the periods presented for: (a) the financial position; (b) the result of operations; and (c) cash flows, have been made in order to make the financial statements presented not misleading. The results of operations for such interim periods are not necessarily indicative of operations for a full year.

BASIS OF PRESENTATION AND USE OF ESTIMATES

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-5

THUNDER ENERGIES CORPORATION Notes to Condensed Financial Statements For the period ending September 30, 2018 (Unaudited)

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents. Cash and cash equivalents totaled $764 at September 30, 2018 and $1,883 at December 31, 2017.

ACCOUNTS RECEIVABLE

The Company’s accounts receivable result from revenues earned but not collected from customers. Credit is extended based on an evaluation of a customer’s financial condition and, generally, collateral is not required. Accounts receivable are due within 30 to 60 days and are stated at amounts due from customers. The Company evaluates if an allowance is necessary by considering several factors, including the length of time accounts receivable are past due, the Company’s previous loss history and the customer’s current ability to pay its obligation. If amounts become uncollectible, they are charged to operations when that determination is made. The allowance for doubtful accounts was $0 and $0 as of September 30, 2018 and December 31, 2017, respectively.

At September 30, 2018, the Company had no accounts receivable. At December 31, 2017 the Company had accounts receivable from one customer which individually represented 100% of total accounts receivable. The customer received shipment of a Neutron Source Directional Equipment shortly before December 31, 2017 and 100% of accounts receivable were collected in January of 2018. The balance of accounts receivable at September 30, 2018 and December 31, 2017 were $0 and $24,469, respectively.

CASH FLOWS REPORTING

The Company follows ASC 230, Statement of Cash Flows, for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by ASC 230, Statement of Cash Flows, to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period.

RELATED PARTIES

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

FINANCIAL INSTRUMENTS

The Company’s balance sheet includes financial instruments, including cash, accounts payable, accrued expenses and notes payable. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

F-6

THUNDER ENERGIES CORPORATION Notes to Condensed Financial Statements For the period ending September 30, 2018 (Unaudited)

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
Level 2

Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3	Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2018. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

INTANGIBLE ASSETS

The Company has applied the provisions of ASC topic 350 – Intangible – goodwill and other, in accounting for its intangible assets. Intangible assets are being amortized on a straight-line method on the basis of a useful life of 5 to 17 years. The balance at September 30, 2018 and December 31, 2017 was $50 and $200, respectively.

September 30, 2018	Gross Carrying Value	Accumulated Amortization
Intellectual property	$1,000	$950
Patents	14,320	14,320

December 31, 2017	Gross Carrying Value	Accumulated Amortization
Intellectual property	$1,000	$800
Patents	14,320	14,320

IMPAIRMENT OF LONG- LIVED ASSETS

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The assets are subject to impairment consideration under FASB ASC 360-10-35-17 if events or circumstances indicate that their carrying amount might not be recoverable. When the Company determines that an impairment analysis should be done, the analysis will be performed using the rules of FASB ASC 930-360-35, Asset Impairment, and 360-0 through 15-5, Impairment or Disposal of Long- Lived Assets.

DERIVATIVE LIABILITIES

Derivative liabilities include the fair value of instruments such as common stock warrants, preferred stock warrants and convertible features of notes, that are initially recorded at fair value and are required to be re-measured to fair value at each reporting period under provisions of ASC 480, Distinguishing Liabilities from Equity, or ASC 815, Derivatives and Hedging. The change in fair value of the instruments is recognized as a component of other income (expense) in the Company’s statements of operations until the instruments settle, expire or are no longer classified as derivative liabilities. The Company estimates the fair value of these instruments using the Black-Scholes pricing model. The significant assumptions used in estimating the fair value include the exercise price, volatility of the stock underlying the instrument, risk-free interest rate, estimated fair value of the stock underlying the instrument and the estimated life of the instrument.

F-7

THUNDER ENERGIES CORPORATION Notes to Condensed Financial Statements For the period ending September 30, 2018 (Unaudited)

NON-MONETARY TRANSACTION

According to ASC 845-10-S99, transfers of non-monetary assets to a company by its promoters or shareholders in exchange for stock prior to or at the time of the entity’s initial public offering should be recorded at the transferors’ historical cost basis determined under Generally Accepted Accounting Principles. As such, the cost basis carried on Hyfuel’s books and records was nominal. Therefore, the accounting principles in ASC 845-10-S99 were followed and the Company recorded the intellectual and physical properties at its historical cost basis, which was at the historical cost basis of a nominal amount. In the transfer agreement 1,000,000 shares of common stock was transferred in exchange for the properties.

CONCENTRATIONS OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, marketable securities, accounts receivable and restricted cash. The Company limits its exposure to credit loss by placing its cash and cash equivalents with high credit-quality financial institutions in bank deposits, money market funds, U.S. government securities and other investment grade debt securities that have strong credit ratings. The Company has established guidelines relative to diversification of its cash and marketable securities and their maturities that are intended to secure safety and liquidity. These guidelines are periodically reviewed and modified to take advantage of trends in yields and interest rates and changes in the Company’s operations and financial position. Although the Company may deposit its cash and cash equivalents with multiple financial institutions, its deposits, at times, may exceed federally insured limits.

EXPENSES

Operating expenses encompass research and development, professional fees and selling general and administrative expenses. Total operating expenses were $611,851 and $490,022 for the nine months ended September 30, 2018 and 2017, respectively. Total operating expenses consisted of the following.

RESEARCH AND DEVELOPMENT

The Company expenses research and development costs when incurred. Research and development costs include engineering and testing of product and outputs. Indirect costs related to research and developments are allocated based on percentage usage to the research and development. We spent $39,536 and $70,810 for the nine months ended September 30, 2018 and 2017, respectively.

PROFESSIONAL FEES

Professional services are principally comprised of outside legal, audit and consulting services as well as the costs related to being a publicly traded company. Total professional fees were $400,318 and $238,172 for the nine months ended September 30, 2018 and 2017, respectively.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

Selling, general and administrative expenses consist primarily of management fees, technology services, public relations and travel expenses. Total selling, general and administrative expenses were $171,997 and $181,040 for the nine months ended September 30, 2018 and 2017, respectively.

DEFERRED INCOME TAXES AND VALUATION ALLOWANCE

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized as of September 30, 2018 or December 31, 2017.

F-8

THUNDER ENERGIES CORPORATION Notes to Condensed Financial Statements For the period ending September 30, 2018 (Unaudited)

NET LOSS PER COMMON SHARE

Net loss per share is calculated in accordance with ASC 260, “Earnings Per Share.” The weighted-average number of common shares outstanding during each period is used to compute basic earning or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding at September 30, 2018. As of September 30, 2018, the common stock equivalents have not been included as they are anti-dilutive.

The following potentially dilutive securities were excluded from the calculation of diluted net loss per share because the effects were anti-dilutive based on the application of the treasury stock method and because the Company incurred net losses during the period:

	September 30,	December 31,
	2018	2017
Options to purchase shares of common stock	14,265	14,265
Series A convertible preferred stock	50,000,000	50,000,000
Total potentially dilutive shares	50,007,530	50,007,530

__________

*	Options to purchase shares are calculated in accordance with employment agreements.
**-	Total potentially dilutive shares reflect a 10 for 1 conversion into common shares per its designation.

SHARE-BASED EXPENSE

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:(a) the goods or services received; or (b) the equity instruments issued.

Share-based expense for the nine months ended September 30, 2018 and 2017 was $322,233 and $1,111,360 respectively.

COMMITMENTS AND CONTINGENCIES

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no known commitments or contingencies as of September 30, 2018 and December 31, 2017.

RECENT ACCOUNTING PRONOUNCEMENTS

From time to time, new accounting pronouncements are issued that we adopt as of the specified effective date. We believe that the impact of recently issued standards that are not yet effective may have an impact on our results of operations and financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases, which is intended to improve financial reporting on leasing transactions. This standard requires a lessee to record on the balance sheet the assets and liabilities for the rights and obligations created by lease terms of more than 12 months. This standard will be effective for the Company on September 1, 2019. The Company is currently evaluating the impact the adoption of this ASU will have on its consolidated financial statements.

F-9

THUNDER ENERGIES CORPORATION Notes to Condensed Financial Statements For the period ending September 30, 2018 (Unaudited)

NOTE 4 – INTANGIBLE PROPERTY

On August 10, 2013, the Company entered into an Asset Assignment Agreement (the “IBR Assignment Agreement”) with Institute For Basic Research, Inc., a Florida corporation (“IBR”) that also is beneficially controlled by our Chief Executive Officer, Dr. Ruggero M. Santilli. Pursuant to the IBR Assignment Agreement, IBR irrevocably assigned to the Company all rights, title, ownership and interests in all of IBR’s internet website domain name assets, owned and hereinafter acquired by IBR including, but not limited to, all physical and intangible assets and intellectual property related to the assets.

On August 11, 2013, Thunder Energies Corporation (f/k/a Thunder Fusion Corporation) entered into an Asset Assignment Agreement (the “Assignment Agreement”) with HyFuels, Inc., a Florida corporation (“HyFuels”) beneficially controlled by our Chief Executive Officer, Dr. Ruggero M. Santilli. Pursuant to the Assignment Agreement, HyFuels irrevocably assigned to the Company all physical assets, intangible assets, accounts receivable, intellectual property, accounting software, billing software, client lists, client prospects, trade secrets, proprietary property, the intellectual and physical property known as intermediate nuclear fusion without radiation, the physical property consisting of seven (7) Hadronic reactors, all copyrights, patents, patent applications, patent assignments, trademarks and anything having commercial or exchange value and the like.

Consideration for the assignment agreements consisted of one million (1,000,000) shares of our common stock that were issued to Dr. Ruggero M. Santilli, as designee for IBR and HyFuels. Company management determined the amount of consideration based upon ASC 845-10-S99 pertaining to transfer of non-monetary assets. According to ASC 845-10-S99, transfers of non-monetary assets to a company by its promoters or shareholders in exchange for stock prior to or at the time of the entity’s initial public offering should be recorded at the transferors’ historical cost basis determined under Generally Accepted Accounting Principles. As such, the cost basis carried on the books and records of HyFuels and IBR was minimal or essentially zero. Therefore, the accounting principles in ASC 845-10-S99 were followed and the Company recorded the intellectual and physical properties at its historical cost basis, which was at the historical cost basis of a nominal amount. In connection with the aforementioned assignment agreements, 1,000,000 shares of our common stock were transferred in exchange for the assets. The transfer was valued at one thousand dollars ($1,000.00), the value of the shares issued at par ($0.001) in exchange for the assets. This amount was determined by the Company to approximate the basis of those assets.

The Company recorded the property and intangibles (7 reactors, intellectual property rights to develop the technology, and website) as an intangible asset. The valuation of the properties was the par value of the stock received in exchange for the rights and assets.

The Company has capitalized the legal expenses associated with filing applications with the United States Patent and Trademark Office. At September 30, 2018, the Company has capitalized $14,320. The Company has recorded $14,320 of impairment loss for the patent application process as of December 31, 2017.

The Company recognized amortization expense of $150 for the nine months ended September 30, 2018 and 2017. The Company has accumulated amortization of $950 as of September 30, 2018.

NOTE 5 – CONVERTIBLE NOTE PAYABLE

POWER UP LENDING GROUP

On January 9, 2018; The Company executed a convertible promissory note with Power Up Lending Group, Ltd. The note carries a principal balance of $28,000 together with an interest rate of eight (8%) per annum and a maturity date of October 15, 2018. All payments due hereunder (to the extent not converted into common stock, $0.001 par value per share in accordance with the terms of the note agreement shall be made in lawful money of the United States of America. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same is paid.

On February 21, 2018; The Company executed a convertible promissory note with Power Up Lending Group, Ltd. The note carries a principal balance of $35,000 together with an interest rate of eight (8%) per annum and a maturity date of November 30, 2018. All payments due hereunder (to the extent not converted into common stock, $0.001 par value per share in accordance with the terms of the note agreement shall be made in lawful money of the United States of America. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same is paid.

On April 5, 2018; The Company executed a convertible promissory note with Power Up Lending Group, Ltd. The note carries a principal balance of $33,000 together with an interest rate of eight (8%) per annum and a maturity date of January 30, 2019. All payments due hereunder (to the extent not converted into common stock, $0.001 par value per share in accordance with the terms of the note agreement shall be made in lawful money of the United States of America. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same is paid.

The holder shall have the right from time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this note, to convert all or any part of the outstanding and unpaid principal amount into Common Stock. The conversion shall equal sixty-one percent (61%) of the average of the lowest two (2) trading prices for the Common Stock during the twelve (12) day trading period ending on the latest complete trading day prior to the conversion date, representing a discount rate of forty-five percent (39%).

The Company accounts for this embedded conversion feature as a derivative under ASC 815-10-15-83 and valued separately from the note at fair value. The embedded conversion feature of the note is revalued at each subsequent reporting date at fair value and any changes in fair value will result in a gain or loss in those periods. At September 30, 2018 and December 31, 2017, the derivative liability associated with Power up lending was $131,968 and $116,654, respectively.

Convertible Notes payable consisted of the following:

	September 30, 2018	December 31, 2017
Convertible notes payable:	$72,000	$66,000
Debt discount	(367)	(49,134)
Convertible notes payable net of debt discount	$71,633	$16,866

Accrued interest	4,266	665

Current portion of convertible note payable and interest	$75,899	$17,531

F-10

THUNDER ENERGIES CORPORATION Notes to Condensed Financial Statements For the period ending September 30, 2018 (Unaudited)

NOTE 6 – ACCRUED INTEREST

The Company’s accrued interest consisted of the following:

	September 30, 2018	December 31, 2017
Accrued Interest
Power Up Lending Group	$4,266	$665
Note payable related party	40,481	32,597
Total Accrued Interest	$44,747	$33,262

NOTE 7– SHAREHOLDERS’ EQUITY

COMMON STOCK

The Company has been authorized to issue 900,000,000 shares of common stock, $.001 par value. Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

On January 9, 2017 the Company issued 3,000 shares to non-related parties for services, recorded at the fair market value of the share price, in the amount of $690.

On January 10, 2017 the Company issued 5,000 shares to non-related parties for services, recorded at the fair market value of the share price, in the amount of $1,250.

On January 24 2017 the Company issued 8,000 shares to non-related parties for services, recorded at the fair market value of the share price, in the amount of $2,080.

On January 27, 2017 the Company issued 36,000 shares to non-related parties for services, recorded at the fair market value of the share price, in the amount of $10,800.

On February 13, 2017 the Company issued 10,000 shares to non-related parties for services, recorded at the fair market value of the share price, in the amount of $2,100.

On March 6, 2017 the Company issued 10,000 shares to non-related parties for services, recorded at the fair market value of the share price, in the amount of $3,000.

On April 12, 2017 the Company issued 150,000 shares to non-related parties for services, recorded at the fair market value of the share price, in the amount of $22,500.

On May 9, 2017 the Company issued 70,000 shares to non-related parties for services, recorded at the fair market value of the share price, in the amount of $5,600.

On June 5, 2017 the Company issued 120,000 shares to non-related parties for services, recorded at the fair market value of the share price, in the amount of $10,000.

On June 8, 2017 the Company issued 16,530,769 shares to related parties for conversion of accrued compensation of $991,846, recorded at the fair market value of the share price.

On July 7, 2017 the Company issued 120,196 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $8,413.

On July 14, 2017 the Company issued 150,000 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $13,350.

On September 7, 2017 the Company sold 8,000,000 restricted shares to non-related parties for cash proceeds in the amount of $80,000.

On October 2, 2017 the Company issued 50,000 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $15,000.

F-11

THUNDER ENERGIES CORPORATION Notes to Condensed Financial Statements For the period ending September 30, 2018 (Unaudited)

On October 9, 2017 the Company issued 150,000 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $5,495.

On October 16, 2017 the Company issued 100,000 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $9,180.

On October 24, 2017 the Company issued 100,000 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $8,010.

On November 6, 2017 the Company issued 50,000 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $4,050.

On December 11, 2017 the Company issued 600,000 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $72,000.

On December 21, 2017 the Company issued 1,260,000 shares to related parties for conversion of accrued compensation of $126,000, recorded at the fair market value of the share price.

On December 27, 2017 the Company issued 75,000 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $6,045.

On January 12, 2018 the Company issued 200,000 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $30,000.

On January 16, 2018 the Company issued 150,000 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $22,500.

On February 12, 2018 the Company issued 40,000 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $3,216.

On February 15, 2018 the Company issued 100,000 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $10,000.

On February 23, 2018 the Company issued 100,000 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $8,810.

On March 15, 2018 the Company issued 100,000 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $8,500.

On March 29, 2018 the Company issued 75,000 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $7,117.

On March 29, 2018 the Company issued 663,856 shares to related parties for conversion of accrued compensation of $63,000, recorded at the fair market value of the share price.

On April 5, 2018 the Company issued 250,000 shares to non-related parties for services, recorded at the fair market value of the share price, in the amount of $19,750.

On April 9, 2018 the Company issued 250,000 shares to non-related parties for services, recorded at the fair market value of the share price, in the amount of $17,500.

On April 27, 2018 the Company issued 300,000 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $10,050.

F-12

THUNDER ENERGIES CORPORATION Notes to Condensed Financial Statements For the period ending September 30, 2018 (Unaudited)

On May 2, 2018, the Company issued 840,336 shares, at $0.0119 per share, to Power Up Lending Group Ltd., an unrelated party, as reduction of $10,000 in principal toward its convertible note payable. The shares were issued at a discount to the market. Fair Market Value on May 2, 2018 was $0.035 per share.

On May 7, 2018 the Company issued 1,1000,000 shares to non-related parties for services, recorded at the fair market value of the share price, in the amount of $34,100.

On May 14, 2018, the Company issued 943,396 shares, at $0.0106 per share, to Power Up Lending Group Ltd., an unrelated party, as reduction of $10,000 in principal toward its convertible note payable. The shares were issued at a discount to the market. Fair Market Value on May 14, 2018 was $0.028 per share.

On May 24, 2018, the Company issued 1,041,667 shares, at $0.0096 per share, to Power Up Lending Group Ltd., an unrelated party, as reduction of $10,000 in principal toward its convertible note payable. The shares were issued at a discount to the market. Fair Market Value on May 24, 2018 was $0.0161 per share.

On June 4, 2018, the Company issued 2,341,176 shares, at $0.0068 per share, to Power Up Lending Group Ltd., an unrelated party, as reduction of $14,600 in principal and $1,320 in accrued interest toward its convertible note payable. The shares were issued at a discount to the market. Fair Market Value on June 4, 2018 was $0.03 per share.

On June 6, 2018, the Company issued 1,738,235 shares, at $0.0068 per share, to Power Up Lending Group Ltd., an unrelated party, as reduction of $11,820 in principal toward its convertible note payable. The shares were issued at a discount to the market. Fair Market Value on Jun 6, 2018 was $0.0127 per share.

On June 12, 2018, the Company issued 1,703,125 shares, at $0.0064 per share, to Power Up Lending Group Ltd., an unrelated party, as reduction of $9,580 in principal and $1,320 in accrued interest toward its convertible note payable. The shares were issued at a discount to the market. Fair Market Value on June 12, 2018 was $0.0113 per share.

On July 19, 2018, the Company issued 2,010,050 shares, at $0.00597 per share, to Power Up Lending Group Ltd., an unrelated party, as reduction of $12,000 in principal toward its convertible note payable. The shares were issued at a discount to the market. Fair Market Value on July 19, 2018 was $0.013 per share.

On July 25, 2018 the Company issued 5,800,000 shares to non-related parties for services, recorded at the fair market value of the share price, in the amount of $58,000.

On August 6, 2018, the Company issued 2,181,818 shares, at $0.0055 per share, to Power Up Lending Group Ltd., an unrelated party, as reduction of $12,000 in principal toward its convertible note payable. The shares were issued at a discount to the market. Fair Market Value on August 6, 2018 was $0.0124 per share.

On September 18, 2018 the Company issued 4,411,765 shares to non-related party for services, recorded at the fair market value of the share price, in the amount of $30,000.

PREFERRED STOCK

The Company has been authorized to issue 750,000,000 shares of $.001 par value Preferred Stock. The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, within certain guidelines established in the Articles of Incorporation.

Series A: The certificate of designation for the Preferred A Stock provides that as a class it possesses a number of votes equal to fifteen (15) votes per share and may be converted into ten (10) $0.001 par value common shares.

F-13

THUNDER ENERGIES CORPORATION Notes to Condensed Financial Statements For the period ending September 30, 2018 (Unaudited)

On October 10, 2013, the Company issued fifty million (50,000,000) shares of our Series “A” Convertible Preferred Stock (the “Preferred Stock”) to Hadronic Technologies Press, Inc. (“Hadronic”), a Florida corporation maintaining its principal place of business at 35246 US Highway 19 North, Suite #215, Palm Harbor, Florida 34684. Our Directors, Dr. Ruggero M. Santilli and Mrs. Carla Santilli each own fifty percent of the equity in Hadronic. The Series “A” Convertible Preferred Stock has 15 votes per share and is convertible into 10 shares of our common stock at the election of the shareholder. Shares were valued at the par value of the common stock equivalents, $500,000.

At September 30, 2018 and December 31, 2017, there were Fifty million (50,000,000) shares of Series A Convertible Preferred Stock issued and outstanding, respectively.

OPTIONS AND WARRANTS

In accordance with employment agreements, common stock options are issued annually to the officers of the Company. The number of shares is determined by the number of shares outstanding at the end of the year at a percentage per the employment agreements, as described below. The strike price is the fair value trading price as of the anniversary date of the employment agreements. The options are based on the number of shares outstanding of the Company at the year end, at an exercise price at market price at the employment agreements annual anniversary, July 25th. As of September 30, 2018, the officers are entitled to 14,265 options, at an average exercise price of $0.3498. There is no expiration date to these options and only vest upon a change in control. The options were valued at $4,540, however no expense has been recognized with the associated options, as no options have vested or are considered by management to probable vest. The options were valued using the Black Scholes Method, using the following assumptions:

Weighted Average:
Risk-free interest rate	1.24%
Expected lives (years)	10.0
Expected price volatility	161.40%
Dividend rate	0.0%
Forfeiture Rate	0.0%

There are no other warrants or options outstanding to acquire any additional shares of common stock of the Company as of September 30, 2018.

NOTE 8– RELATED PARTY TRANSACTIONS

ADVANCES, PAYABLES AND ACCRUALS

Amounts included in accruals represent amounts due to the officers and directors for corporate obligations under the employment agreements. Payments on behalf of the Company and accruals made under contractual obligation are accrued (see below). As of September 30, 2018 and December 31, 2017 accrued expenses were $126,000 and $0, respectively.

NOTE PAYABLE

In support of the Company’s efforts and cash requirements, it has relied on advances from the majority shareholders until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders. All advances made in support of the Company are formalized by demand notes, at a 2.15% interest rate.

F-14

THUNDER ENERGIES CORPORATION Notes to Condensed Financial Statements For the period ending September 30, 2018 (Unaudited)

For the nine months ended September 30, 2018 and 2017 our Chief Executive Officer, Dr. Ruggero M. Santilli and immediate family members have loaned the company $41,600 and $29,500, respectively for operations. For the nine months ended September 30, 2018 and 2017 the Company repaid the principal amounts by $25,500 and $40,000, respectively.

At September 30, 2018 and December 31, 2017 the demand notes accumulative balances were $536,100 and $520,000, respectively. Accrued interest at September 30, 2018 and December 31, 2017 was $40,481 and $32,597, respectively.

EQUITY TRANSACTIONS

On June 8, 2017 the Company issued 16,530,769 shares to related parties for conversion of accrued compensation of $991,846, recorded at the fair market value of the share price.

On December 21, 2017 the Company issued 1,260,000 shares to related parties for conversion of accrued compensation of $126,000, recorded at the fair market value of the share price.

On March 29, 2018 the Company issued 663,856 shares to related parties for conversion of accrued compensation of $63,000, recorded at the fair market value of the share price.

EMPLOYMENT CONTRACTS

The Company has employment contracts with its key employees, the controlling shareholders, who are its officers and directors of the Company.

•	Dr. Santilli, 5 year contract, annual salary of $180,000 and annual common stock options for .01% of the outstanding stock per calendar year at the average trading price of the anniversary date, July 25th
•	Carla Santilli, 5 year consulting contract, annual salary of $72,000 and annual common stock options for .005% of the outstanding stock per calendar year at the average trading price of the anniversary date, July 25th.

OTHER

The Company does not own or lease property or lease office space. At the current time, the office space used by the Company was arranged by the majority shareholders of the Company to use at no charge. It is anticipated that the Company will enter into formal lease arrangements in the near future.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

From time to time the Company may be a party to litigation matters involving claims against the Company. Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 10– SUBSEQUENT EVENTS

On October 5, 2018 the Company issued 1,000,000 shares to non-related party for services, recorded at the fair market value of the share price, in the amount of $7,400.

On October 8, 2018, the Company issued 2,348,571 shares, at $0.0035 per share, to Power Up Lending Group Ltd., an unrelated party, as reduction of $7,100 in principal and $1,120 in accrued interest toward its convertible note payable. The shares were issued at a discount to the market. Fair Market Value on October 8, 2018 was $0.0084 per share.

F-15

THUNDER ENERGIES CORPORATION Notes to Condensed Financial Statements For the period ending September 30, 2018 (Unaudited)

On October 11, 2018, the Company issued 3,428,571 shares, at $0.0035 per share, to Power Up Lending Group Ltd., an unrelated party, as reduction of $12,000 in principal toward its convertible note payable. The shares were issued at a discount to the market. Fair Market Value on October 11, 2018 was $0.012 per share.

On October 17, 2018, the Company issued 3,837,143 shares, at $0.0035 per share, to Power Up Lending Group Ltd., an unrelated party, as reduction of $13,430 in principal toward its convertible note payable. The shares were issued at a discount to the market. Fair Market Value on October 17, 2018 was $0.0083 per share.

On October 19, 2018, the Company issued 3,840,000 shares, at $0.0035 per share, to Power Up Lending Group Ltd., an unrelated party, as reduction of $12,040 in principal toward its convertible note payable. The shares were issued at a discount to the market. Fair Market Value on October 19, 2018 was $0.0075 per share.

Management has evaluated subsequent events through the date the financial statements were available to be issued, considered to be the date of filing with the Securities and Exchange Commission. Based on our evaluation no events have occurred requiring adjustment to or disclosure in the financial statements.

F-16

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Thunder Energies Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Thunder Energies Corporation (the “Company”) as of December 31, 2017 and 2016, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BF Borgers CPA PC
BF Borgers CPA PC

We have served as the Company’s auditor since 2017.

Lakewood, CO

April 2, 2018

F-17

THUNDER ENERGIES CORPORATION Balance Sheets

	December 31,	December 31,
	2017	2016
ASSETS
Current Assets
Cash	$1,883	$961
Accounts receivable	24,469	---
Total Current Assets	26,352	961

Non-current assets
Intangible assets, net of accumulated amortization and impairment of $15,120 and $14,920, respectively	200	400
Total non-current assets	200	400

TOTAL ASSETS	$26,552	$1,361

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accrued interest	$33,262	$20,905
Derivative liability	116,654	---
Convertible note payable, net of discount of ($49,134) and $0, respectively	16,866	---
Accrued compensation, related parties	---	865,846
Note payable, related parties	520,000	532,500
Total Current Liabilities	686,782	1,419,251

TOTAL LIABILITIES	686,782	1,419,251

COMMITMENTS AND CONTINGENCIES

Stockholders’ Deficit
Preferred stock: $0.001 par value, 750,000,000 authorized; 50,000,000 and 50,000,000 shares issued and outstanding, respectively	50,000	50,000
Common stock: $0.001 par value 900,000,000 authorized; 44,904,708 and 17,136,743 shares issued and outstanding, respectively	44,905	17,137
Additional paid in capital	2,236,440	877,908
Accumulated deficit	(2,991,576)	(2,362,935)
Total Stockholders’ Deficit	(660,230)	(1,417,890)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$26,552	$1,361

See notes to financial statements

F-18

THUNDER ENERGIES CORPORATION Statements of Operations

	Year Ended December 31,
	2017	2016
REVENUE
Product sales	$194,481	$13,511

OPERATING EXPENSES
Research and development	125,664	31,965
Professional fees	403,164	186,027
Selling, general and administrative expenses	242,231	231,214
Impairment expense	---	14,320
Total operating expenses	771,059	463,526

Net loss from operations	(576,578)	(450,015)

Other income (expense)
Interest expense	(35,383)	(10,646)
Interest expense related to derivative liability	(16,866)	---
Change in derivative	186	---
Net loss before income taxes	(628,641)	(460,661)

Income taxes	---	---

Net loss	$(628,641)	$(460,661)

Basic and diluted loss per share	$(0.02)	$(0.03)

Weighted average number of shares outstanding	29,743,242	16,950,902

See notes to financial statements

F-19

THUNDER ENERGIES CORPORATION Statement of Changes in Stockholders’ Deficit For the Years Ended December 31, 2017 and 2016

					Additional
	Preferred Stock		Common Stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2015	50,000,000	$50,000	16,694,017	$16,694	$797,615	$(1,902,274)	$(1,037,965)

Issued common stock for services	---	---	442,726	444	80,293	---	80,737

Net loss	---	---	---	---	---	(460,661)	(460,661)

Balance, December 31, 2016	50,000,000	$50,000	17,136,743	$17,137	$877,908	$(2,362,935)	$(1,417,890)

Issued common stock for services	---	---	1,977,196	1,977	237,317	---	239,294

Issued common stock to related parties for conversion of accrued compensation at fair market value	---	---	17,790,769	17,791	1,100,055	---	1,117,846

Sold shares of common stock for cash to non-related parties	---	---	8,000,000	8,000	72,000	---	80,000

Paid-in Capital – Derivative liability	---	---	---	---	(50,840)	---	(50,840)

Net loss	---	---	---	---	---	(628,641)	(628,641)

Balance, December 31, 2017	50,000,000	$50,000	44,904,708	$44,905	$2,236,440	$(2,991,576)	$(660,230)

See notes to financial statements

F-20

THUNDER ENERGIES CORPORATION Statements of Cash Flows

	December 31,
	2017		2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss		$(628,641)		$(460,661)
Adjustment to reconcile net loss to net cash used in in operations:
Amortization		200		200
Impairment expense		---		14,320
Derivative convertible note		16,680
Stock based compensation		1,357,141		80,736
Changes in assets and liabilities:
Increase (decrease) in operating liabilities:
Accounts receivable		(24,469)		---
Accounts payable		---		(2,437)
Accrued interest		12,357		10,646
Accrued expenses, related parties		(865,846)		252,000
Net Cash used in operating activities		(132,578)		(105,196)

CASH FLOWS FROM INVESTING ACTIVITIES:
Payment made for patent		---		(3,655)
Net Cash used in investing activities		---		(3,655)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from shareholder loans		47,700		97,000
Principal payments on shareholder loans		(60,200)		---
Proceeds from convertible notes payable		66,000		---
Issuance of common stock		80,000		---
Net Cash provided by financing activates		133,500		97,000

Net increase in cash		922		(11,861)

Cash
Beginning of period		961		12,822
End of period		$1,883		$961

Supplemental cash flow information
Cash paid for interest	$	---	$	---
Cash paid for taxes	$	---	$	---

Non-cash transactions:
Derivative convertible liability recorded		$116,654	$	---

See notes to financial statements.

F-21

THUNDER ENERGIES CORPORATION Notes to Financial Statements For the periods ending December 31, 2017 and 2016

NOTE 1 - NATURE OF BUSINESS

Thunder Energies Corporation (“we”, “us”, “our”, “TEC” or the “Company”) was incorporated in the State of Florida on April 21, 2011. Since inception, the Company has been engaged in organizational efforts and obtaining initial financing. The Company was formed as a vehicle to pursue a business combination and had made no efforts to identify a possible business combination. The business purpose of the Company has been to seek the acquisition of or merger with, an existing company. The Company year-end was changed to December 31 upon a change in control.

On July 29, 2013, the Company filed with the Florida Secretary of State, Articles of Amendment to its Articles of Incorporation (the “Amendment”) which changed the name of the Company from CCJ Acquisition Corp. to Thunder Fusion Corporation. The Amendment also changed the principal office address of the Company to 150 Rainville Road, Tarpon Springs, Florida 34689. On May 1, 2014, the Company filed with the Florida Secretary of State, Articles of Amendment to its Articles of Incorporation (the “Amendment”) which changed the name of the Company from Thunder Fusion Corporation to Thunder Energies Corporation. The Amendment also changed the principal office address of the Company to 1444 Rainville Road, Tarpon Springs, Florida 34689.

Description of Business, Principal Products, Services

The business of Thunder Energies Corporation (“TEC”) is focused on the development of a new clean combustion of fossil fuels (oil, diesel, coal, etc.) with controlled minimal contaminants in the exhaust. Our business objective is achieved via new forms of processing fossil fuels, new additives to the combustion and the assistance of a high voltage electric discharges (patents pending) that burn combustible contaminants in fossil fuel exhaust while providing added on clean energy. The expected principal product, depending on funding, is a new type of furnace for the clean combustion of fossil fuel available in any desired size for any type of energy application, from home heating to large plants for the clean production of electricity. The expected services are to be rendered by providing technical assistance to the market consisting of existing fossil fuel electric power plants for their decrease of pollutants in the exhaust and their verification of EPA regulations on the release of contaminants in the atmosphere. A prototype new furnace is expected to be available within one year following the availability of the necessary funds. As we are a development stage company, we have not yet generated any revenue from the assets that were recently assigned to and acquired by the Company, including the Hadronic reactors. The Hadronic reactors have been utilized to test and confirm the technology for ultimate inclusion in the new furnaces. Thunder Energies Corp. is a developer of new technologies that are being brought to market by three divisions: 1) Division of Optical Instruments (TEC-DOI); 2) Division of Nuclear Instruments (TEC-DNI); and 3) Division of Fuel Combustion (TEC--DFC). All intellectual properties, including patents, patent applications, domain names, copyrights, know how, etc., are exclusively and irrevocably owned by Thunder Energies Corp. without any royalty payments. Out of the three divisions, TEC-DOE has initiated production and sale of pairs of Galileo and Santilli telescopes with 70 mm, 100 mm, and 150 mm. The remaining two divisions are expecting funding for their commercialization.

NOTE 2 - GOING CONCERN

For the fiscal years ended December 31, 2017 and 2016, the Company had net losses of $628,641 and $460,661 and negative cash flows from operating activities of $132,578 and $105,196, respectively. As of December 31, 2017, the Company had a working capital deficit of $660,230. The Company has generated $194,481 and $13,511 in revenues for the years ended December 31, 2017 and 2016, respectively.

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating cost and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan to obtain such resources for the Company include, obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

F-22

THUNDER ENERGIES CORPORATION Notes to Financial Statements For the periods ending December 31, 2017 and 2016

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company. In addition, profitability will ultimately depend upon the level of revenues received from business operations. However, there is no assurance that the Company will attain profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION AND USE OF ESTIMATES

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents. Cash totaled 1,883 at December 31, 2017 and $961 at December 31, 2016. The Company had no cash equivalents as of December 31, 2017 and 2016.

ACCOUNTS RECEIVABLE

The Company’s accounts receivable result from revenues earned but not collected from customers. Credit is extended based on an evaluation of a customer’s financial condition and, generally, collateral is not required. Accounts receivable are due within 30 to 60 days and are stated at amounts due from customers. The Company evaluates if an allowance is necessary by considering several factors, including the length of time accounts receivable are past due, the Company’s previous loss history and the customer’s current ability to pay its obligation. If amounts become uncollectible, they are charged to operations when that determination is made. The allowance for doubtful accounts was $0 and $0 as of December 31, 2017 and 2016, respectively.

At December 31, 2017, the Company had accounts receivable from one customer which individually represented 100% of total accounts receivable. The customer received shipment of a Neutron Source Directional Equipment shortly before December 31, 2017 and 100% of accounts receivable were collected in January of 2018. The balance of accounts receivable at December 31, 2017 and 2016 were $24,469 and $0, respectively.

CASH FLOWS REPORTING

The Company follows ASC 230, Statement of Cash Flows, for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by ASC 230, Statement of Cash Flows, to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period.

F-23

THUNDER ENERGIES CORPORATION Notes to Financial Statements For the periods ending December 31, 2017 and 2016

RELATED PARTIES

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

REVENUE RECOGNITION

The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met:

o	persuasive evidence of an arrangement exists

o	the product has been shipped or the services have been rendered to the customer

o	the sales price is fixed or determinable

o	collectability is reasonably assured.

The Company’s revenue is primarily generated through the sale of the Neutron Source Directional Equipment, Galileo telescope and Santilli telescopes.

CONCENTRATIONS OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, marketable securities, accounts receivable and restricted cash. The Company limits its exposure to credit loss by placing its cash and cash equivalents with high credit-quality financial institutions in bank deposits, money market funds, U.S. government securities and other investment grade debt securities that have strong credit ratings. The Company has established guidelines relative to diversification of its cash and marketable securities and their maturities that are intended to secure safety and liquidity. These guidelines are periodically reviewed and modified to take advantage of trends in yields and interest rates and changes in the Company’s operations and financial position. Although the Company may deposit its cash and cash equivalents with multiple financial institutions, its deposits, at times, may exceed federally insured limits.

At December 31, 2017, one customer accounted for 100% of the Company’s total revenues of $194,481 for the year ended December 31, 2017. The revenue was from the shipment and delivery of one Neutron Source Directional Equipment shortly before December 31, 2017.

At December 31, 2016, one customer accounted for 88% of the Company’s total revenues of $13,511 for the year ended December 31, 2016.

FINANCIAL INSTRUMENTS

The Company’s balance sheet includes financial instruments, including cash, accounts payable, accrued expenses and notes payable. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

F-24

THUNDER ENERGIES CORPORATION Notes to Financial Statements For the periods ending December 31, 2017 and 2016

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2

Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3	Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2017. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

INTANGIBLE ASSETS

The Company has applied the provisions of ASC topic 350 – Intangible – goodwill and other, in accounting for its intangible assets. Intangible assets are being amortized on a straight-line method on the basis of a useful life of 5 to 17 years. The balance at December 31, 2017 and December 31, 2016 was $200 and $400, respectively.

December 31, 2017	Gross Carrying Value	Accumulated Amortization and Impairment
Intellectual property	$1,000	$800
Patents	14,320	14,320

December 31, 2016	Gross Carrying Value	Accumulated Amortization
Intellectual property	$1,000	$600
Patents	14,320	14,320

IMPAIRMENT OF LONG- LIVED ASSETS

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The assets are subject to impairment consideration under FASB ASC 360-10-35-17 if events or circumstances indicate that their carrying amount might not be recoverable. When the Company determines that an impairment analysis should be done, the analysis will be performed using the rules of FASB ASC 930-360-35, Asset Impairment, and 360-0 through 15-5, Impairment or Disposal of Long- Lived Assets. The Company recognized impairment loss for patents of $0 and $14,320 for the years ended December 31, 2017 and 2016, respectively.

DERIVATIVE LIABILITIES

Derivative liabilities include the fair value of instruments such as common stock warrants, preferred stock warrants and convertible features of notes, that are initially recorded at fair value and are required to be re-measured to fair value at each reporting period under provisions of ASC 480, Distinguishing Liabilities from Equity, or ASC 815, Derivatives and Hedging. The change in fair value of the instruments is recognized as a component of other income (expense) in the Company’s statements of operations until the instruments settle, expire or are no longer classified as derivative liabilities. The Company estimates the fair value of these instruments using the Black-Scholes pricing model. The significant assumptions used in estimating the fair value include the exercise price, volatility of the stock underlying the instrument, risk-free interest rate, estimated fair value of the stock underlying the instrument and the estimated life of the instrument.

F-25

THUNDER ENERGIES CORPORATION Notes to Financial Statements For the periods ending December 31, 2017 and 2016

NON-MONETARY TRANSACTION

According to ASC 845-10-S99, transfers of non-monetary assets to a company by its promoters or shareholders in exchange for stock prior to or at the time of the entity’s initial public offering should be recorded at the transferors’ historical cost basis determined under Generally Accepted Accounting Principles. As such, the cost basis carried on Hyfuel’s books and records was nominal. Therefore, the accounting principles in ASC 845-10-S99 were followed and the Company recorded the intellectual and physical properties at its historical cost basis, which was at the historical cost basis of a nominal amount. In the transfer agreement 1,000,000 shares of common stock was transferred in exchange for the properties. The transfer was valued at $1,000 (the par value of the shares issued in exchange for the intellectual property); this amount was determined by the Company to be the value received in the exchange and approximates the basis of those assets.

EXPENSES

Operating expenses encompass research and development, professional fees, selling general and administrative expenses and impairment expense. Total operating expenses were $771,059 and $463,526 for the year ended December 31, 2017 and 2016, respectively. Total operating expenses consisted of the following.

RESEARCH AND DEVELOPMENT

The Company expenses research and development costs when incurred. Research and development costs include engineering and testing of product and outputs. Indirect costs related to research and developments are allocated based on percentage usage to the research and development. We spent $125,664 and $31,965 for the years ended December 31, 2017 and 2016, respectively.

PROFESSIONAL FEES

Professional services are principally comprised of outside legal, audit and consulting services as well as the costs related to being a publicly traded company. Total professional fees were $403,164 and $186,027 for the years ended December 31, 2017 and 2016, respectively.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

Selling, general and administrative expenses consist primarily of management fees, technology services, public relations and travel expenses. Total selling, general and administrative expenses were $242,231 and $231,214 for the years ended December 31, 2017 and 2016, respectively.

DEFERRED INCOME TAXES AND VALUATION ALLOWANCE

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized as of December 31, 2017 or December 31, 2016.

F-26

THUNDER ENERGIES CORPORATION Notes to Financial Statements For the periods ending December 31, 2017 and 2016

NET INCOME (LOSS) PER COMMON SHARE

Net loss per share is calculated in accordance with ASC 260, “Earnings Per Share.” The weighted-average number of common shares outstanding during each period is used to compute basic earning or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding at December 31, 2017 and 2016. As of December 31, 2017 and 2016, the common stock equivalents have not been included as they are anti-dilutive.

The following potentially dilutive securities were excluded from the calculation of diluted net loss per share because the effects were anti-dilutive based on the application of the treasury stock method and because the Company incurred net losses during the period:

	Year Ended December 31,
	2017	2016
Options to purchase shares of common stock	14,265	7,530
Series A convertible preferred stock	50,000,000	50,000,000
Total potentially dilutive shares	50,007,530	50,004,959

SHARE-BASED EXPENSE

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued.

Share-based expense for the years ended December 31, 2017 and 2016 was $1,357,141 and $80,736, respectively.

COMMITMENTS AND CONTINGENCIES

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no known commitments or contingencies as of December 31, 2017 and 2016.

RECENT ACCOUNTING PRONOUNCEMENTS

From time to time, new accounting pronouncements are issued that we adopt as of the specified effective date. We believe that the impact of recently issued standards that are not yet effective may have an impact on our results of operations and financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases, which is intended to improve financial reporting on leasing transactions. This standard requires a lessee to record on the balance sheet the assets and liabilities for the rights and obligations created by lease terms of more than 12 months. This standard will be effective for the Company on September 1, 2019. The Company is currently evaluating the impact the adoption of this ASU will have on its consolidated financial statements.

F-27

THUNDER ENERGIES CORPORATION Notes to Financial Statements For the periods ending December 31, 2017 and 2016

ASU Update 2014-09 Revenue from Contracts with Customers (Topic 606) issued May 28, 2014 by FASB and IASB converged guidance on recognizing revenue in contracts with customers on an effective date after December 31, 2017 will be evaluated as to impact and implemented accordingly.

NOTE 4 - INTANGIBLE PROPERTY

On August 10, 2013, the Company entered into an Asset Assignment Agreement (the “IBR Assignment Agreement”) with Institute For Basic Research, Inc., a Florida corporation (“IBR”) that also is beneficially controlled by our Chief Executive Officer, Dr. Ruggero M. Santilli. Pursuant to the IBR Assignment Agreement, IBR irrevocably assigned to the Company all rights, title, ownership and interests in all of IBR’s internet website domain name assets, owned and hereinafter acquired by IBR including, but not limited to, all physical and intangible assets and intellectual property related to the assets.

On August 11, 2013, Thunder Energies Corporation (f/k/a Thunder Fusion Corporation) entered into an Asset Assignment Agreement (the “Assignment Agreement”) with HyFuels, Inc., a Florida corporation (“HyFuels”) beneficially controlled by our Chief Executive Officer, Dr. Ruggero M. Santilli. Pursuant to the Assignment Agreement, HyFuels irrevocably assigned to the Company all physical assets, intangible assets, accounts receivable, intellectual property, accounting software, billing software, client lists, client prospects, trade secrets, proprietary property, the intellectual and physical property known as intermediate nuclear fusion without radiation, the physical property consisting of seven (7) Hadronic reactors, all copyrights, patents, patent applications, patent assignments, trademarks and anything having commercial or exchange value and the like.

Consideration for the assignment agreements consisted of one million (1,000,000) shares of our common stock that were issued to Dr. Ruggero M. Santilli, as designee for IBR and HyFuels. Company management determined the amount of consideration based upon ASC 845-10-S99 pertaining to transfer of non-monetary assets. According to ASC 845-10-S99, transfers of non-monetary assets to a company by its promoters or shareholders in exchange for stock prior to or at the time of the entity’s initial public offering should be recorded at the transferors’ historical cost basis determined under Generally Accepted Accounting Principles. As such, the cost basis carried on the books and records of HyFuels and IBR was minimal or essentially zero. Therefore, the accounting principles in ASC 845-10-S99 were followed and the Company recorded the intellectual and physical properties at its historical cost basis, which was at the historical cost basis of a nominal amount. In connection with the aforementioned assignment agreements, 1,000,000 shares of our common stock were transferred in exchange for the assets. The transfer was valued at one thousand dollars ($1,000.00), the value of the shares issued at par ($0.001) in exchange for the assets. This amount was determined by the Company to approximate the basis of those assets.

The Company recorded the property and intangibles (7 reactors, intellectual property rights to develop the technology, and website) as an intangible asset. The valuation of the properties was the par value of the stock received in exchange for the rights and assets.

The Company has capitalized the legal expenses associated with filing applications with the United States Patent and Trademark Office. At December 31, 2017, the Company has capitalized $14,320. The Company has recorded $14,320 of impairment loss for the patent application process as of December 31, 2017.

The Company recognized amortization expense of $200 for the year ending December 31, 2017 and 2016. The Company has accumulated amortization of $800 as of December 31, 2017.

NOTE 5 - CONVERTIBLE NOTE PAYABLE

POWER UP LENDING GROUP

On October 31, The Company executed a convertible promissory note with Power Up Lending Group, Ltd. The note carries a principal balance of $33,000 together with an interest rate of eight (8%) per annum and a maturity date of August 15, 2018. All payments due hereunder (to the extent not converted into common stock, $0.001 par value per share in accordance with the terms of the note agreement shall be made in lawful money of the United States of America. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same is paid.

F-28

THUNDER ENERGIES CORPORATION Notes to Financial Statements For the periods ending December 31, 2017 and 2016

On November 30, The Company executed a convertible promissory note with Power Up Lending Group, Ltd. The note carries a principal balance of $33,000 together with an interest rate of eight (8%) per annum and a maturity date of September 10, 2018. All payments due hereunder (to the extent not converted into common stock, $0.001 par value per share in accordance with the terms of the note agreement shall be made in lawful money of the United States of America. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same is paid.

The holder shall have the right from time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this note, to convert all or any part of the outstanding and unpaid principal amount into Common Stock. The conversion shall equal sixty-one percent (61%) of the average of the lowest two (2) trading prices for the Common Stock during the twelve (12) day trading period ending on the latest complete trading day prior to the conversion date, representing a discount rate of forty-five percent (39%).

The Company accounts for this embedded conversion feature as a derivative under ASC 815-10-15-83 and valued separately from the note at fair value. The embedded conversion feature of the note is revalued at each subsequent reporting date at fair value and any changes in fair value will result in a gain or loss in those periods. At December 31, 2017, the derivative liability associated with Power up lending was $116,654

Convertible Notes payable consisted of the following:

	December 31, 2017	December 31, 2016
Convertible notes payable:	$66,000	$-0-
Debt discount	(49,134)
Convertible notes payable net of debt discount	$16,866	$-0-

Accrued interest	665	-0-

Current portion of convertible note payable and interest	$17,531	$-0-

NOTE 6 - ACCRUED INTEREST

The Company’s accrued interest consisted of the following:

	December 31, 2017	December 31, 2016
Accrued Interest
Power Up Lending Group	$665	$-0-
Note payable related party	32,597	20,905
Total Accrued Interest	$33,262	$20,905

NOTE 7 - INCOME TAXES

At December 31, 2017, the Company had a net operating loss carry–forward for Federal income tax purposes of approximately $2,991,576 that may be offset against future taxable income through 2034 No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets calculated at the effective rates note below, was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by the valuation allowance.

F-29

THUNDER ENERGIES CORPORATION Notes to Financial Statements For the periods ending December 31, 2017 and 2016

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.

The Company’s tax expense differs from the “expected” tax expense for Federal income tax purposes (computed by applying the United States Federal tax rate of 34% and State tax rate of 3.6% to income before taxes), as follows:

For the Year Ended December 31,	2017		2016
Tax expense (benefit) at the statutory rate		$(214,000)		$(157,000)
State income taxes, net of federal income tax benefit		(23,000)		(17,000)
Change in valuation allowance		237,000		174,000
Total	$	---	$	---

The tax effects of the temporary differences between reportable financial statement income and taxable income are recognized as deferred tax assets and liabilities.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

For the year ended December 31, 2017 and for the year ended December 31, 2016, the Company has net operating losses from operations. The carry forwards expire through the year 2034. The Company’s net operating loss carry forward may be subject to annual limitations, which could reduce or defer the utilization of the losses as a result of an ownership change as defined in Section 382 of the Internal Revenue Code. A valuation allowance has been applied due to the uncertainty of realization.

The Company’s net deferred tax asset as of December 31, 2017 and December 31, 2016 is as follows:

	December 31, 2017		December 31, 2016
Deferred tax assets		$1,125,000		$888,000
Valuation allowance		(1,125,000)		(888,000)
Net deferred tax asset	$	---	$	---

The Company is currently open to audit under the statute of limitations by the Internal Revenue Service for the period from inception ended December 31, 2014 through the year ended December 31, 2016. The Company recognizes interest and penalties related to income taxes in income tax expense. The Company had incurred no penalties and interest for the period from inception ended December 31, 2014 through the year ended December 31, 2016.

NOTE 8 - SHAREHOLDERS’ EQUITY

COMMON STOCK

The Company has been authorized to issue 900,000,000 shares of common stock, $.001 par value. Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

F-30

THUNDER ENERGIES CORPORATION Notes to Financial Statements For the periods ending December 31, 2017 and 2016

On March 18, 2016 the Company issued 18,000 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $2,880.

On April 1, 2016 the Company issued 250,000 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $37,500.

On April 6, 2016 the Company issued 22,000 shares to non-related parties for services, recorded at the fair market value of the share price, in the amount of $3,300.

On August 23, 2016 the Company issued 70,000 shares to non-related parties for services, recorded at the fair market value of the share price, in the amount of $14,000.

On August 30, 2016 the Company issued 18,000 shares to non-related parties for services, recorded at the fair market value of the share price, in the amount of $3,600.

On September 16, 2016 the Company issued 6,726 shares to non-related parties for services, recorded at the fair market value of the share price, in the amount of $1,076.

On October 19, 2016 the Company issued 28,000 shares to non-related parties for services, recorded at the fair market value of the share price, in the amount of $11,480.

On December 28, 2016 the Company issued 30,000 shares to non-related parties for services, recorded at the fair market value of the share price, in the amount of $6,900.

On January 9, 2017 the Company issued 3,000 shares to non-related parties for services, recorded at the fair market value of the share price, in the amount of $690.

On January 10, 2017 the Company issued 5,000 shares to non-related parties for services, recorded at the fair market value of the share price, in the amount of $1,250.

On January 24 2017 the Company issued 8,000 shares to non-related parties for services, recorded at the fair market value of the share price, in the amount of $2,080.

On January 27, 2017 the Company issued 36,000 shares to non-related parties for services, recorded at the fair market value of the share price, in the amount of $10,800.

On February 13, 2017 the Company issued 10,000 shares to non-related parties for services, recorded at the fair market value of the share price, in the amount of $2,100.

On March 6, 2017 the Company issued 10,000 shares to non-related parties for services, recorded at the fair market value of the share price, in the amount of $3,000.

On April 12, 2017 the Company issued 150,000 shares to non-related parties for services, recorded at the fair market value of the share price, in the amount of $22,500.

On May 9, 2017 the Company issued 70,000 shares to non-related parties for services, recorded at the fair market value of the share price, in the amount of $5,600.

On June 5, 2017 the Company issued 120,000 shares to non-related parties for services, recorded at the fair market value of the share price, in the amount of $10,000.

On June 8, 2017 the Company issued 16,530,769 shares to related parties for conversion of accrued compensation of $991,846, recorded at the fair market value of the share price.

F-31

THUNDER ENERGIES CORPORATION Notes to Financial Statements For the periods ending December 31, 2017 and 2016

On July 7, 2017 the Company issued 120,196 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $8,413.

On July 14, 2017 the Company issued 150,000 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $13,350.

On September 7, 2017 the Company sold 8,000,000 restricted shares to non-related parties for cash proceeds in the amount of $80,000.

On October 2, 2017 the Company issued 50,000 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $15,000.

On October 9, 2017 the Company issued 150,000 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $5,495.

On October 16, 2017 the Company issued 100,000 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $9,180.

On October 24, 2017 the Company issued 100,000 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $8,010.

On November 6, 2017 the Company issued 50,000 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $4,050.

On December 11, 2017 the Company issued 600,000 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $72,000.

On December 21, 2017 the Company issued 1,260,000 shares to related parties for conversion of accrued compensation of $126,000, recorded at the fair market value of the share price.

On December 27, 2017 the Company issued 75,000 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $6,045.

PREFERRED STOCK

The Company has been authorized to issue 750,000,000 shares of $.001 par value Preferred Stock. The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, within certain guidelines established in the Articles of Incorporation.

Series A: The certificate of designation for the Preferred A Stock provides that as a class it possesses a number of votes equal to fifteen (15) votes per share and may be converted into ten (10) $0.001 par value common shares.

On October 10, 2013, the Company issued fifty million (50,000,000) shares of our Series “A” Convertible Preferred Stock (the “Preferred Stock”) to Hadronic Technologies Press, Inc. (“Hadronic”), a Florida corporation maintaining its principal place of business at 35246 US Highway 19 North, Suite #215, Palm Harbor, Florida 34684. Our Directors, Dr. Ruggero M. Santilli and Mrs. Carla Santilli each own fifty percent of the equity in Hadronic. The Series “A” Convertible Preferred Stock has 15 votes per share and is convertible into 10 shares of our common stock at the election of the shareholder. Shares were valued at the par value of the common stock equivalents, $500,000.

At December 31, 2017 and 2016 there were Fifty million (50,000,000) shares of Series A Convertible Preferred Stock issued and outstanding, respectively.

F-32

THUNDER ENERGIES CORPORATION Notes to Financial Statements For the periods ending December 31, 2017 and 2016

OPTIONS AND WARRANTS

In accordance with employment agreements, common stock options are issued annually to the officers of the Company. The number of shares is determined by the number of shares outstanding at the end of the year at a percentage per the employment agreements, as described below. The strike price is the fair value trading price as of the anniversary date of the employment agreements. The options are based on the number of shares outstanding of the Company at the year end, at an exercise price at market price at the employment agreements annual anniversary, July 25th. As of December 31, 2017 the officers are entitled to 14,265 options, at an average exercise price of $0.3498. There is no expiration date to these options and only vest upon a change in control. The options were valued at $4,540, however no expense has been recognized with the associated options, as no options have vested or are considered by management to probable vest. The options were valued using the Black Scholes Method, using the following assumptions:

Weighted Average:	2017	2016
Risk-free interest rate	1.24%	1.58%
Expected lives (years)	10.0	10.0
Expected price volatility	161.40%	293.78%
Dividend rate	0.0%	0.0%
Forfeiture Rate	0.0%	0.0%

There are no other warrants or options outstanding to acquire any additional shares of common stock of the Company as of December 31, 2017.

NOTE 9 - RELATED PARTY TRANSACTIONS

ADVANCES, PAYABLES AND ACCRUALS

Amounts included in accruals represent amounts due to the officers and directors for corporate obligations under the employment agreements. Payments on behalf of the Company and accruals made under contractual obligation are accrued (see below). As of December 31, 2017 and 2016 accrued expenses were $0 and $865,846, respectively.

NOTE PAYABLE

In support of the Company’s efforts and cash requirements, it has relied on advances from the majority shareholders until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders. All advances made in support of the Company are formalized by demand notes, at a 2.15% interest rate.

During the years ended December 31, 2017 and 2016 our Chief Executive Officer, Dr. Ruggero M. Santilli and immediate family members have loaned the company $47,700 and $97,000 for operations. During the years ended December 31, 2017 and 2016 the Company repaid the principal amounts by $60,200 and $0, respectively.

At December 31, 2017 and 2016 the demand notes accumulative balances were $520,000 and $532,500, respectively. Accrued interest at December 31, 2017 and 2016 was $32,597 and $20,905, respectively.

EQUITY TRANSACTIONS

On July 25, 2013, Dr. Ruggero M. Santilli acquired from Company’s existing shareholders a control block of stock in the Company consisting of two million nine hundred forty thousand (2,940,000) shares of restricted common stock of the Company, in a private equity transaction. Dr. Santilli utilized his own funds to acquire the shares of common stock of the Company. As a result of this acquisition, Dr. Ruggero M. Santilli owns 98% of the issued and outstanding shares of common stock of the Company. On July 25, 2013, Dr. Ruggero M. Santilli and Ms. Carla Santilli were appointed to the Board of Directors of the Company. On July 25, 2013, Dr. Ruggero M. Santilli was appointed President, Chief Executive Officer, Principal Executive Officer and Principal Accounting Officer of the Company. Also on July 25, 2013, Carla Santilli was appointed Secretary and Treasurer for the Company.

F-33

THUNDER ENERGIES CORPORATION Notes to Financial Statements For the periods ending December 31, 2017 and 2016

On August 11, 2013 the Company issued 1,000,000 shares of common stock in exchange for assignment of non-monetary intangible assets (See Intangible Assets, Note 4).

On October 10, 2013, the Company issued fifty million (50,000,000) shares of our Series “A” Convertible Preferred Stock (the “Preferred Stock”) to Hadronic Technologies Press, Inc. (“Hadronic”), a Florida corporation maintaining its principal place of business at 35246 US Highway 19 North, Suite #215, Palm Harbor, Florida 34684. Our Directors, Dr. Ruggero M. Santilli and Mrs. Carla Santilli each own fifty percent of the equity in Hadronic. The Series “A” Convertible Preferred Stock has 15 votes per share and is convertible into 10 shares of our common stock at the election of the shareholder. Preferred shares issued were valued at $500,000, based on the fair value of the common stock equivalents.

On June 8, 2017 the Company issued 16,530,769 shares to related parties for conversion of accrued compensation of $991,846, recorded at the fair market value of the share price.

On December 21, 2017 the Company issued 1,260,000 shares to related parties for conversion of accrued compensation of $126,000, recorded at the fair market value of the share price.

EMPLOYMENT CONTRACTS

The Company has employment contracts with its key employees, the controlling shareholders, who are its officers and directors of the Company.

•

Dr. Santilli, 5 year contract, annual salary of $180,000 and annual common stock options for .01% of the outstanding stock per calendar year at the average trading price of the anniversary date, July 25th

•

Carla Santilli, 5 year consulting contract, annual salary of $72,000 and annual common stock options for .005% of the outstanding stock per calendar year at the average trading price of the anniversary date, July 25th.

OTHER

The Company does not own or lease property or lease office space. At the current time, the office space used by the Company was arranged by the majority shareholders of the Company to use at no charge. It is anticipated that the Company will enter into formal lease arrangements in the near future.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

From time to time the Company may be a party to litigation matters involving claims against the Company. Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 11 - SUBSEQUENT EVENTS

On January 12, 2018 the Company issued 200,000 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $30,000.

On January 16, 2018 the Company issued 150,000 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $22,500.

On February 12, 2018 the Company issued 40,000 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $3,216.

F-34

THUNDER ENERGIES CORPORATION Notes to Financial Statements For the periods ending December 31, 2017 and 2016

On February 15, 2018 the Company issued 100,000 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $10,000.

On February 23, 2018 the Company issued 100,000 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $8,810.

On March 15, 2018 the Company issued 100,000 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $8,500.

On March 29, 2018 the Company issued 75,000 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $7,117.

On March 29, 2018 the Company issued 663,856 shares to related parties for conversion of accrued compensation of $63,000, recorded at the fair market value of the share price.

On April 5, 2018 the Company issued 250,000 shares to non-related parties for services, recorded at the fair market value of the share price, in the amount of $19,750.

On April 9, 2018 the Company issued 250,000 shares to non-related parties for services, recorded at the fair market value of the share price, in the amount of $17,500.

On April 27, 2018 the Company issued 300,000 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $10,050.

On May 2, 2018, the Company issued 840,336 shares, at $0.0119 per share, to Power Up Lending Group Ltd., an unrelated party, as reduction of $10,000 in principal toward its convertible note payable. The shares were issued at a discount to the market. Fair Market Value on May 2, 2018 was $0.035 per share.

On May 7, 2018 the Company issued 1,1000,000 shares to non-related parties for services, recorded at the fair market value of the share price, in the amount of $34,100.

On May 14, 2018, the Company issued 943,396 shares, at $0.0106 per share, to Power Up Lending Group Ltd., an unrelated party, as reduction of $10,000 in principal toward its convertible note payable. The shares were issued at a discount to the market. Fair Market Value on May 14, 2018 was $0.028 per share.

On May 24, 2018, the Company issued 1,041,667 shares, at $0.0096 per share, to Power Up Lending Group Ltd., an unrelated party, as reduction of $10,000 in principal toward its convertible note payable. The shares were issued at a discount to the market. Fair Market Value on May 24, 2018 was $0.0161 per share.

On June 4, 2018, the Company issued 2,341,176 shares, at $0.0068 per share, to Power Up Lending Group Ltd., an unrelated party, as reduction of $14,600 in principal and $1,320 in accrued interest toward its convertible note payable. The shares were issued at a discount to the market. Fair Market Value on June 4, 2018 was $0.03 per share.

On June 6, 2018, the Company issued 1,738,235 shares, at $0.0068 per share, to Power Up Lending Group Ltd., an unrelated party, as reduction of $11,820 in principal toward its convertible note payable. The shares were issued at a discount to the market. Fair Market Value on Jun 6, 2018 was $0.0127 per share.

On June 12, 2018, the Company issued 1,703,125 shares, at $0.0064 per share, to Power Up Lending Group Ltd., an unrelated party, as reduction of $9,580 in principal and $1,320 in accrued interest toward its convertible note payable. The shares were issued at a discount to the market. Fair Market Value on June 12, 2018 was $0.0113 per share.

F-35

THUNDER ENERGIES CORPORATION Notes to Financial Statements For the periods ending December 31, 2017 and 2016

On August 6, 2018, the Company issued 2,181,818 shares, at $0.0055 per share, to Power Up Lending Group Ltd., an unrelated party, as reduction of $12,000 in principal toward its convertible note payable. The shares were issued at a discount to the market. Fair Market Value on August 6, 2018 was $0.0124 per share.

On October 5, 2018 the Company issued 1,000,000 shares to non-related party for services, recorded at the fair market value of the share price, in the amount of $7,400.

On October 8, 2018, the Company issued 2,348,571 shares, at $0.0035 per share, to Power Up Lending Group Ltd., an unrelated party, as reduction of $7,100 in principal and $1,120 in accrued interest toward its convertible note payable. The shares were issued at a discount to the market. Fair Market Value on October 8, 2018 was $0.0084 per share.

On October 11, 2018, the Company issued 3,428,571 shares, at $0.0035 per share, to Power Up Lending Group Ltd., an unrelated party, as reduction of $12,000 in principal toward its convertible note payable. The shares were issued at a discount to the market. Fair Market Value on October 11, 2018 was $0.012 per share.

On October 17, 2018, the Company issued 3,837,143 shares, at $0.0035 per share, to Power Up Lending Group Ltd., an unrelated party, as reduction of $13,430 in principal toward its convertible note payable. The shares were issued at a discount to the market. Fair Market Value on October 17, 2018 was $0.0083 per share.

On October 19, 2018, the Company issued 3,840,000 shares, at $0.0035 per share, to Power Up Lending Group Ltd., an unrelated party, as reduction of $12,040 in principal toward its convertible note payable. The shares were issued at a discount to the market. Fair Market Value on October 19, 2018 was $0.0075 per share.

On March 2, 2018, the Company filed with the Securities and Exchange Commission (“SEC”), a registration statement on Form S-1 (the “Registration Statement”). Pursuant to the Registration Statement, the Company seeks to register up to 14,000,000 shares of its common stock. These shares of common stock would be registered in connection with the Stock Financing Agreement dated January 22, 2018 between the Company and GHSI Financial, Inc., a Delaware corporation. The Company has received a comment letter from the SEC staff in response to the Registration Statement filing and Company principals expect to file an amendment to the Registration Statement upon completion of audited financial statements for the period ended December 31, 2017.

Management has evaluated subsequent events through the date the financial statements were available to be issued, considered to be the date of filing with the Securities and Exchange Commission. Based on our evaluation no events have occurred requiring adjustment to or disclosure in the financial statements.

F-36

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

THUNDER ENERGIES CORPORATION

15,898285 SHARES OF COMMON STOCK

PROSPECTUS

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

November ___, 2018

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Company, are as follows:

Various Filing Fees	$22.54
Legal Fees and Expenses	$15,000.00
Accounting Fees and Expenses	$3,000.00
Miscellaneous Expenses	$0.00
Total	$18,022.54

__________

*	Estimate

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Florida Business Corporation Act permits, but does not require, corporations to indemnify a director, officer or control person of the corporation for any liability asserted against him/her and liability and expenses incurred by him/her in her capacity as a director, officer, employee or agent, or arising out of her status as such, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, unless the articles of incorporation provide otherwise, whether or not the corporation has provided for indemnification in its articles of incorporation. Our articles of incorporation have no separate provision for indemnification of directors, officers, or control persons.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

COMMON STOCK

During the periods ending December 31, 2015, December 31, 2016 and December 31, 2017, the Company engaged in the sale of its unregistered securities as described below. The shares of our common stock were issued pursuant to an exemption from registration in Section 4(a)(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(a)(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(a)(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had necessary investment intent as required by Section 4(a)(2) since they agreed to receive share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” All shareholders are “sophisticated investors” and are family members, friends or business acquaintances of our officers and directors. Based on an analysis of the above factors, we believe we have met the requirements to qualify for exemption under section 4(a)(2) of the Securities Act of 1933 for this transaction.

II-1

On January 26, 2015, the Company issued 50,000 shares to consultants for research services, recorded at the fair market value of the share price, in the amount of $50,000.

On August 10, 2015, the Company issued 5,000 shares to our Chief Financial Officer, Ms. Margaret Haberlin-Currey for services, recorded at the fair market value of the share price, in the amount of $5,500.

On August 10, 2015, the Company issued 30,000 shares to various non-related parties for services, recorded at the fair market value of the share price, in the amount of $33,000.

On September 12, 2015, the Company issued 7,500 shares to our President and Chief Operating Officer, Dr. W. George Gaines for services, recorded at the fair market value of the share price, in the amount of $5,625.

On September 14, 2015, the Company issued 5,000 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $3,750.

On September 17, 2015, the Company issued 108,000 shares to various non-related parties for services, recorded at the fair market value of the share price, in the amount of $81,000.

On October 22, 2015, the Company issued 11,000 shares to various non-related parties for services, recorded at the fair market value of the share price, in the amount of $3,410.

On November 30, 2015, the Company issued 54,667 shares to non-related parties for services, recorded at the fair market value of the share price, in the amount of $16,400.

On December 22, 2015, the Company issued 56,000 shares to various non-related parties for services, recorded at the fair market value of the share price, in the amount of $15,680.

Shares of our common stock were issued at fair market value of the share price as set forth in the table below.

Date	Name	Shares	Fair Market Value	Dollar Amount
01/26/2015	Anil Bhalekar	10,000	1.00	10,000
01/26/2015	Askar Aryngazin	10,000	1.00	10,000
01/26/2015	Bonphysics Research	10,000	1.00	10,000
01/26/2015	Christian Corda	10,000	1.00	10,000
01/26/2015	Yun Yan	10,000	1.00	10,000
08/10/2015	Michael L. Harden	5,000	1.10	5,500
08/10/2015	Margaret M. Haberlin	5,000	1.10	5,500
08/10/2015	William G. Gaines	5,000	1.10	5,500
08/10/2015	Everett F. Jolly	20,000	1.10	22,000
09/12/2015	William George Gaines	7,500	0.75	5,625
09/14/2015	Scott Randall	5,000	0.75	3,750
09/17/2015	Shannon Wayne Hall	3,000	0.75	2,250
09/17/2015	M6 Limited	105,000	0.75	78,750
10/22/2015	Kyle Brinkman	10,000	0.31	3,100
10/22/2015	Brian Keith Buckley	1,000	0.31	3,100
11/30/2015	William George Gains	54,667	0.30	16,400
12/22/2015	Henry Weingarten	50,000	0.28	13,950
12/22/2015	Laura Gaines	6,000	0.28	1,680

II-2

During the twelve months ended December 31, 2016 the Company issued 442,726 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $80,736. Additional shares of our common stock were issued at fair market value of the share price as set forth in the table below.

Date	Name	Shares	Fair Market Value	Dollar Amount
3/18/16	Margaret M. Haberlin	18,000	0.16	2,880
4/1/16	William George Gains	250,000	0.15	37,500
4/6/16	Brian Keith Buckley	16,000	0.15	2,400
4/6/16	Laura Gains	6,000	0.15	900
8/23/16	Brian Keith Buckley	20,000	0.20	4,000
8/23/16	Simone Beghella-Bartoli	50,000	0.20	10,000
8/30/16	Margaret Haberlin	18,000	0.20	3,600
9/16/16	Laura Gaines	6,726	0.16	1,076
10/19/16	Sherri C. Stone	3,000	0.41	1,230
10/19/16	Brian K. Buckley	25,000	0.41	10,250
12/28/16	Brian K. Buckley	30,000	0.23	6,900

PREFERRED STOCK

The Company has been authorized to issue 750,000,000 shares of $.001 par value Preferred Stock. The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, within certain guidelines established in the Articles of Incorporation.

Series A: The certificate of designation for the Preferred A Stock provides that as a class it possesses a number of votes equal to fifteen (15) votes per share and may be converted into ten (10) $0.001 par value common shares.

On October 10, 2013, the Company issued fifty million (50,000,000) shares of our Series “A” Convertible Preferred Stock (the “Preferred Stock”) to Hadronic Technologies Press, Inc. (“Hadronic”), a Florida corporation maintaining its principal place of business at 35246 US Highway 19 North, Suite #215, Palm Harbor, Florida 34684. Our Directors, Dr. Ruggero M. Santilli and Mrs. Carla Santilli each own fifty percent of the equity in Hadronic. The Series “A” Convertible Preferred Stock has 15 votes per share and is convertible into 10 shares of our common stock at the election of the shareholder. Shares were valued at the par value of the common stock equivalents, $500,000.

At December 31, 2015 there were Fifty million (50,000,000) shares of Series A Convertible Preferred Stock issued and outstanding.

OPTIONS AND WARRANTS

In accordance with employment agreements, common stock options are issued annually to the officers of the Company. The number of shares is determined by the number of shares outstanding at the end of the year at a percentage per the employment agreements, as described below. The strike price is the fair value trading price as of the anniversary date of the employment agreements. The options are based on the number of shares outstanding of the Company at the year end, at an exercise price at market price at the employment agreements annual anniversary, July 25th. As of December 31, 2016, the officers are entitled to 7,530 options, at an average exercise price of $0.4875. There is no expiration date to these options and only vest upon a change in control. The options were valued at $3,747, however no expense has been recognized with the associated options, as no options have vested or are considered by management to probable vest. The options were valued using the Black Scholes Method, using the following assumptions:

II-3

Weighted Average:	2016	2015
Risk-free interest rate	1.58%	2.33%
Expected lives (years)	10.0	10.0
Expected price volatility	293.78%	172.85%
Dividend rate	0.0%	0.0%
Forfeiture Rate	0.0%	0.0%

There are no other warrants or options outstanding to acquire any additional shares of common stock of the Company as of December 31, 2016.

During the period ended December 31, 2017, the Company issued 8,852,196 shares to a non-related party for cash and services, recorded at the fair market value of the share price, in the amount of $199,514. During the nine months ended September 30, 2017 the Company issued 16,530,769 shares to related parties for accrued compensation, recorded at a fair market value of $991,846. Additional shares of our common stock were issued at fair market value of the share price as set forth in the table below.

Date	Name	Shares	Fair Market Value	Amount
01/10/17	L. Quick	5,000	0.25	1,250
01/24/17	Dawn Hickman	3,000	0.26	780
01/24/17	Donald James	5,000	0.26	1,300
01/27/17	M Haberlin	36,000	0.28	10,080
02/13/17	Bhalekar A. Achyut	10,000	0.21	2,100
03/06/17	JGR Capital	10,000	0.30	3,000
4/12/17	Simone Beghella	50,000	0.15	7,500
4/12/17	Brian Keith Buckley	100,000	0.15	15,000
5/9/17	Simone Beghella	50,000	0.08	4,000
5/9/17	Errol Rosario	20,000	0.08	1,600
6/5/17	Timothy Scott	100,000	0.10	10,000
6/8/17	Ruggero Santilli	11,807,692	0.06	708,461
6/8/17	Carla Santilli	4,723,077	0.06	283,385
07/07/17	Fenomen 21	120,196	0.07	8,413.72
07/14/17	Brian Buckley	150,000	0.09	13,500.00
09/07/17	La Dolce Vita Trust	800,000	0.01	8,000.00
09/07/17	Jerry Grissaffi	800,000	0.01	8,000.00
09/07/17	Kenneth Radcliffe	1,600,000	0.01	16,000.00
09/07/17	Dennis Radcliffe	1,600,000	0.01	16,000.00
09/07/17	Anna Galo	600,000	0.01	6,000.00
09/07/17	John Garrison	1,000,000	0.01	10,000.00
09/07/17	Phil Uhrik	1,600,000	0.01	16,000.00
10/02/17	Robert Iannini	50,000	0.30	15,000
10/09/17	Brian Buckley	150,000	0.03	5,495
10/16/17	Gene West	100,000	0.09	9,180
10/24/17	Simone Beghella	100,000	0.08	8,010
11/06/17	Valerie Eagle	50,000	0.08	4,050
12/11/17	Michael Rodriguez	50,000	0.12	6,000
12/11/17	Valerie Eagle	100,000	0.12	12,000
12/11/17	M. Haberlin-Currey	100,000	0.12	12,000
12/11/17	Gene Leonard	50,000	0.12	6,000
12/11/17	Brian Buckley	200,000	0.12	24,000
12/11/17	Simone Beghella	100,000	0.12	12,000
12/21/17	Dr. Ruggero M. Santilli	900,000	0.10	90,000
12/21/17	Carla Santilli	360,000	0.10	36,000
12/27/17	Valerie Eagle	75,000	0.08	6,045

II-4

During the period ending September 30, 2018, the Company engaged in the sale of its unregistered securities as described below. The shares of our common stock were issued pursuant to an exemption from registration in Section 4(a)(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(a)(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(a)(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had necessary investment intent as required by Section 4(a)(2) since they agreed to receive shares certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” All shareholders are “sophisticated investors” and are family members, friends or business acquaintances of our officers and directors. Based on an analysis of the above factors, we believe we have met the requirements to qualify for exemption under section 4(a)(2) of the Securities Act of 1933 for this transaction.

During the nine months ended September 30, 2018, the Company issued 765,000 shares to a non-related party for services, recorded at the fair market value of the share price, in the amount of $89,834. During the nine months ended September 30, 2018 the Company issued 663,856 shares to related parties for accrued compensation, recorded at a fair market value of $63,000. Additional shares of our common stock were issued at fair market value of the share price as set forth in the table below.

Date	0Name	Shares	Fair Market Value	Amount
1/12/18	Brian Buckley	100,000	0.1500	15,000
1/12/18	Robert W Debries	100,000	0.1500	15,000
1/16/18	Valerie Eagle	150,000	0.1500	22,500
2/12/18	Jeremy James Bonczkiewics	40,000	0.0804	3,216
2/15/18	Brian Buckley	100,000	0.1000	10,000
2/23/18	Max and Veronica Fomitchev	100,000	0.0850	8,500
3/15/18	Brian Buckley	100,000	0.0850	8,500
3/29/18	Ruggero Santilli	474,183	0.0949	45,000
3/29/18	Carla Santilli	189,673	0.0949	18,000
3/29/18	Valerie Eagle	75,000	0.0949	7,118
04/05/2018	Margaret M. Haberlin Currey	100,000	0.0790	7,900
04/05/2018	Geraldo Deippa Jr.	100,000	0.0790	7,900
04/05/2018	James Bonczkiewics	50,000	0.0790	3,950
04/09/2018	Simone Beghella-Bertoli	100,000	0.0700	7,000
04/09/2018	Robert W deVries	150,000	0.0700	10,500
04/27/2018	Timothy Scott Wainwright	300,000	0.0335	10,050
05/02/2018	Power Up Lending Group	840,336	0.0119	10,000
05/07/2018	Keith Buckley	600,000	0.0310	18,600
05/07/2018	Simone Beghella-Bertoli	500,000	0.0310	15,500
05/14/2018	Power Up Lending Group	943,396	0.0106	10,000
05/24/2018	Power Up Lending Group	1,041,667	0.0096	10,000
06/04/2018	Power Up Lending Group	635,294	0.0068	4,320
06/04/2018	Power Up Lending Group	1,705,882	0.0068	11,600
06/06/2018	Power Up Lending Group	1,738,235	0.0068	11,820
06/12/2018	Power Up Lending Group	1,703,125	0.0064	10,900
04/05/2018	Power Up Lending Group	100,000	0.0790	7,900
07/19/2018	Power Up Lending Group	2,010,050	0.0060	12,000
07/25/2018	Simone Beghella-Bartoli	500,000	0.0100	5,000
07/25/2018	Geraldo Dieppa, Jr.	500,000	0.0100	5,000
07/25/2018	Brian Buckley	2,800,000	0.0100	28,000
07/25/2018	Margaret M Haberlin Currey	1,000,000	0.0100	10,000
07/25/2018	Robert W DeVries	1,000,000	0.0100	10,000
08/06/2018	Power UP Lending Group	2,181,818	0.0055	12,000
08/28/2018	Brian Buckley	4,411,756	0.0068	30,000

II-5

EXHIBITS

Exhibit Number and Description			Location Reference

(a)	Financial Statements		Filed herewith

(b)	Exhibits required by Item 601, Regulation S-K;

(3.0)	Articles of Incorporation

	(3.1)	Initial Articles of Incorporation filed with Form 10 Registration Statement on July 21, 2011	See Exhibit Key

	(3.2)	Amendment to Articles of Incorporation dated July 29, 2013	See Exhibit Key

	(3.3)	Amendment to Articles of Incorporation dated October 7, 2013	See Exhibit Key

	(3.4)	Amendment to Articles of Incorporation dated April 25, 2014	See Exhibit Key

	(3.5)	Bylaws filed with Form 10 Registration Statement on July 21, 2011.	See Exhibit Key

(5.1)	Opinion of Law Office of Clifford J. Hunt, P.A. re legality		Filed herewith

(10.1)	Equity Financing Agreement wit GHS Investments, LLC		Filed herewith

(11.1)	Statement re: computation of per share Earnings.		Note 3 to Financial Stmts.

(14.1)	Code of Ethics		See Exhibit Key

(23.1)	Consent of BF Borgers CPA PC		Filed herewith

(23.2)	Consent of Law Office of Clifford J. Hunt, P.A. included within Exhibit 5.0		Filed herewith

(101.INS)	XBRL Instance Document		Filed herewith
(101.SCH)	XBRL Taxonomy Ext. Schema Document		Filed herewith
(101.CAL)	XBRL Taxonomy Ext. Calculation Linkbase Document		Filed herewith
(101.DEF)	XBRL Taxonomy Ext. Definition Linkbase Document		Filed herewith
(101.LAB)	XBRL Taxonomy Ext. Label Linkbase Document		Filed herewith
(101.PRE)	XBRL Taxonomy Ext. Presentation Linkbase Document		Filed herewith

Exhibit Key

3.1	Incorporated by reference herein to the Company’s Form 10 Registration Statement filed with the Securities and Exchange Commission on July 21, 2011.

3.2	Incorporated by reference herein to the Company’s Form 10-Q Quarterly Report filed with the Securities and Exchange Commission on November 15, 2013.

3.3	Incorporated by reference herein to the Company’s Form 10-Q Quarterly Report filed with the Securities and Exchange Commission on November 15, 2013.

3.4	Incorporated by reference herein to the Company’s Form 8-K Current Report filed with the Securities and Exchange Commission on May 5, 2014.

3.5	Incorporated by reference herein to the Company’s Form 10 Registration Statement filed with the Securities and Exchange Commission on July 21, 2011.

14.1	Incorporated by reference herein to the Company’s Form 10-Q Quarterly Report filed with the Securities and Exchange Commission on January 17, 2012.

II-6

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B (§ 230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) or under the securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

II-7

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tarpon Springs, State of Florida on November 26, 2018.

THUNDER ENERGIES CORPORATION

By:	/s/ Dr. Ruggero M. Santilli
Name:	Dr. Ruggero M. Santilli
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Dr. Ruggero M. Santilli, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Ruggero M. Santilli	Director,	November 26, 2018
Dr. Ruggero M. Santilli,	Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer

/s/ Carla Santilli	Director	November 26, 2018
Carla Santilli

II-8